Prospectus Supplement                                                 [LOGO]
(to Prospectus dated July 11, 2003)


                          $1,382,380,000 (Approximate)
                                 Chase Funding
             Mortgage Loan Asset-Backed Certificates, Series 2003-6
                       Chase Funding Trust, Series 2003-6
                                     Issuer
                              Chase Funding, Inc.
                                   Depositor
                      Chase Manhattan Mortgage Corporation
                              Seller and Servicer
                         Chase Manhattan Bank USA, N.A.
                                     Seller
                              JPMorgan Chase Bank
                                     Seller

------------------------------------------       Chase Funding Trust, Series 2003-6 will issue twenty-one classes of
Investing in these certificates involves         certificates, fifteen of which are offered by this prospectus supplement and
risks. You should not purchase these             the attached prospectus. The table on page S-3 identifies the various classes
certificates unless you fully understand         of offered certificates and specifies certain characteristics of each such
their risks and structure. See "Risk             class, including the class's initial certificate principal balance, interest
Factors" beginning on page S-17 of this          rate and rating.
prospectus supplement and page 4 of the
attached prospectus.                             The trust fund will consist primarily of sub-prime mortgage loans secured by first liens on real properties which were originated or acquired by Chase
                                                 Manhattan Mortgage Corporation, Chase Manhattan Bank USA, N.A. and
These certificates will be beneficial            JPMorgan Chase Bank.
interests in a trust fund, and will be
backed only by the assets of the trust.                                      Underwriting                    Proceeds to
Neither these certificates nor the                Price to Public              Discount                       Depositor
assets of the trust will be obligations           ---------------              --------                       ---------
of Chase Funding, Inc., Chase Manhattan           $1,380,061,227              $3,455,437                    $1,376,605,790
Mortgage Corporation, Chase Manhattan               99.8322623%                  0.25%
Bank USA, N.A., JPMorgan Chase Bank or
any of their affiliates. These                   The price to public and underwriting discount shown are for all classes of
certificates will not be insured or              offered certificates in the aggregate. This information is shown for each
guaranteed by any governmental agency or         individual class on page S-84. See "Method of Distribution."
any other entity.
------------------------------------------       The proceeds to depositor will be $1,376,605,790 plus accrued interest, before deducting expenses, which are estimated at $797,000. See "Method of
                                                 Distribution."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement and the attached prospectus. Any representation to the contrary is a criminal offense.

JPMorgan
                           Lehman Brothers

                                                           Goldman, Sachs & Co.


          The date of this prospectus supplement is December 4, 2003.

            Where to Find Information in this Prospectus Supplement
                          and the Attached Prospectus



   Information about the offered certificates is contained in (a) the attached prospectus, which provides general information, some of which may not apply to the certificates; and (b) this prospectus supplement, which describes the specific terms of the certificates.


   This prospectus supplement and the attached prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the attached prospectus identify the pages where those sections are located.


   In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Chase Funding, Inc.


--------------------------------------------------------------------------------
 To understand the structure of these certificates, you must read carefully both the attached prospectus and this prospectus supplement in their entirety.
--------------------------------------------------------------------------------

                               Table of Contents

The Series 2003-6 Certificates ..........................................    S-3
Summary Information .....................................................    S-4
 Principal Parties ......................................................    S-4
 Cut-off Date ...........................................................    S-4
 Closing Date ...........................................................    S-4
 Distribution Date ......................................................    S-4
 The Trust Fund .........................................................    S-4
 The Series 2003-6 Certificates .........................................    S-4
 Interest Distributions .................................................    S-5
 Principal Distributions ................................................    S-5
 Denominations ..........................................................    S-5
 Book-Entry Registration ................................................    S-5
 Credit Enhancement .....................................................    S-5
 Optional Termination ...................................................    S-6
 Legal Investment .......................................................    S-7
 Federal Income Tax Consequences ........................................    S-7
 ERISA Considerations ...................................................    S-7
 Ratings ................................................................    S-7
 The Mortgage Loans .....................................................    S-7
Risk Factors ............................................................   S-17
Forward-Looking Statements ..............................................   S-25
Glossary ................................................................   S-25
The Mortgage Pool .......................................................   S-26
 General ................................................................   S-26
 Mortgage Loans .........................................................   S-28
 Assignment of the Mortgage Loans .......................................   S-41
 Representations and Warranties .........................................   S-42
Chase Manhattan Mortgage Corporation ....................................   S-43
 Underwriting Standards .................................................   S-43
 CMMC Call Center Underwriting
   Guidelines ...........................................................   S-43
 CMMC Wholesale/Retail Underwriting
   Guidelines ...........................................................   S-45
Servicing of the Mortgage Loans .........................................   S-49
 General ................................................................   S-49
 Chase Manhattan Mortgage Corporation ...................................   S-49
 Servicing Compensation and Payment
   of Expenses ..........................................................   S-50
 Servicer ...............................................................   S-51
 Adjustment to Servicing Fee in
   Connection with Certain Prepaid
   Mortgage Loans .......................................................   S-51

 Advances ...............................................................   S-51
Description of the Certificates .........................................   S-52
 General ................................................................   S-52
 Book-Entry Certificates ................................................   S-52
 Payments on Mortgage Loans; Collection
   Account; Distribution Account ........................................   S-55
 Distributions ..........................................................   S-56
 Overcollateralization and
   Crosscollateralization Provisions ....................................   S-58
 Calculation of One-Month LIBOR .........................................   S-59
 Reports to Certificateholders ..........................................   S-60
 Amendment ..............................................................   S-61
 Optional Termination ...................................................   S-61
 Events of Default ......................................................   S-61
 Rights upon Event of Default ...........................................   S-62
 The Trustee ............................................................   S-62
Yield, Prepayment and Maturity
   Considerations .......................................................   S-63
 General ................................................................   S-63
 Prepayments and Yields for Offered
   Certificates .........................................................   S-64
 Group II Certificates: Hypothetical
   Available Funds Cap Table ............................................   S-77
 Additional Information .................................................   S-77
Federal Income Tax Consequences .........................................   S-78
 Taxation of the Basis Risk Arrangements ................................   S-78
 Original Issue Discount ................................................   S-79
 Special Tax Attributes of the Offered
   Certificates .........................................................   S-80
 Prohibited Transactions Tax and Other
   Taxes ................................................................   S-80
 Tax Return Disclosure Requirements .....................................   S-81
State Taxes .............................................................   S-81
ERISA Considerations ....................................................   S-81
Legal Investment Matters ................................................   S-83
Use of Proceeds .........................................................   S-83
Method of Distribution ..................................................   S-84
Legal Matters ...........................................................   S-85
Ratings .................................................................   S-85
Glossary of Defined Terms ...............................................   S-87
Annex 1 .................................................................    A-1

                         The Series 2003-6 Certificates

                             Class IA-1   Class IA-2   Class IA-3     Class IA-4   Class IA-5    Class IA-6   Class IA-7  Class IM-1
Loan Group:                    Fixed        Fixed        Fixed          Fixed         Fixed        Fixed        Fixed       Fixed
Initial Certificate
Principal
 Balance:                  $224,800,000  $79,200,000  $138,900,000  $107,900,000  $102,600,000  $72,600,000 $150,000,000 $11,000,000
Pass-Through Rate:          LIBOR plus
                              0.180%        2.727%       3.340%         4.499%       5.350%        4.585%       4.277%      5.082%
ERISA Eligible:                 Yes           Yes          Yes           Yes           Yes          Yes          Yes         Yes
First Principal Payment
Date:                         01/04         08/05        03/06         10/07         05/10        01/07        01/04       02/07
Weighted Avg. Life at
Issuance:
 to call (yrs.):               0.95          2.00         3.00           5.00          8.95         6.73         3.77        6.42
 to maturity (yrs.):           0.95          2.00         3.00           5.00         11.04         6.73         4.06        6.91
Expected Maturity (to
call):                        08/05         03/06        10/07         05/10         07/13        06/13        07/13       07/13
Expected Maturity (to
maturity):                    08/05         03/06        10/07          05/10        11/23        06/13        11/23       03/10
Last Scheduled Distribution
Date:                          10/18         03/20        05/26          08/30        09/33        05/15        09/33
Interest Accrual Method:    actual/360      30/360       30/360         30/360       30/360        30/360       30/360      30/360
Payment Delay:                0 days        24 days      24 days       24 days       24 days      24 days      24 days     24 days
Anticipated Ratings          Aaa/AAA/      Aaa/AAA/      Aaa/AAA/      Aaa/AAA/     Aaa/AAA/      Aaa/AAA/     Aaa/AAA/   Baa2/BBB/
 (Moody's/S&P/Fitch):          AAA           AAA          AAA            AAA          AAA          AAA          AAA          BBB


                               Class IM-2      Class IB     Class IIA-1     Class IIA-2    Class IIM-1    Class IIM-2    Class IIB
Loan Group:                       Fixed         Fixed        Adjustable     Adjustable      Adjustable    Adjustable     Adjustable
Initial Certificate
Principal
 Balance:                      $21,600,000   $20,160,000    $146,400,000   $238,600,000    $23,320,000    $16,500,000   $11,000,000
Pass-Through Rate:                                           LIBOR plus     LIBOR plus      LIBOR plus    LIBOR plus     LIBOR plus
                                 5.430%         5.750%         0.170%         0.290%          0.500%         1.100         2.250%
ERISA Eligible:                    Yes           Yes            Yes             Yes            Yes            Yes           Yes
First Principal Payment
Date:                             02/07         02/07          01/04           07/05          04/07          02/07         01/07
Weighted Avg. Life at
Issuance:
 to call (yrs.):                  6.42           6.29           0.95           3.11            4.17          4.07           3.87
 to maturity (yrs.):              6.76           6.35           0.95           3.39            4.51          4.31           3.90
Expected Maturity (to
call):                            07/13         07/13          07/05           06/09          06/09          06/09         06/09
Expected Maturity (to
maturity):                        09/16         11/14          07/05           02/16          02/13          11/11         03/10
Last Scheduled Distribution
Date:                             12/32         05/32          05/21           09/33          07/33          04/33         10/32
Interest Accrual Method:         30/360         30/360       actual/360     actual/360      actual/360    actual/360     actual/360
Payment Delay:                   24 days       24 days         0 days         0 days          0 days        0 days         0 days
Anticipated Ratings              A2/A+/       Baa2/BBB+/      Aaa/AAA/       Aaa/AAA/        Aa2/AA/         A2/A/       Baa2/BBB/
 (Moody's/S&P/Fitch):              A+            BBB            AAA             AAA             AA             A            BBB

Other information:

The initial certificate principal balances shown above are subject to a permitted variance of plus or minus 10%.
After the optional termination date described herein, the pass-through rates for the class IA-5, class IA-7, class IIA-2, class IIM-1, class IIM-2 and class IIB certificates will increase as follows: class IA-5, 5.850%;
class IA-7, 5.277%; class IIA-2, LIBOR plus 0.580%; class IIM-1, LIBOR plus 0.750%; class IIM-2, LIBOR plus 1.650%; and class IIB, LIBOR plus 3.375%.
The pass-through rates for the class IA-1, class IA-5, class IA-7, class IM-1, class IM-2 and class IB certificates are subject to adjustment. Your pass-through rate may be lower. See "Description of the Certificates--Distributions--Distributions of Interest."
The pass-through rates for the class IA-1, class IIA-1, class IIA-2, class IIM-1, class IIM-2 and class IIB certificates are one-month LIBOR plus the applicable pass-through margin. These pass-through rates are subject to adjustment and your pass-through rate may be lower. See "Description of the Certificates--Distributions--Distributions of Interest."
The information set forth above regarding first principal payment date, weighted average life at issuance and expected maturity is based on the modeling assumptions beginning on page S-96 and 20% HEP for the group I mortgage loans or 100% PPC for the group II mortgage loans, as applicable.
The interest rate index reset date for the class IA-1, class IIA-1, class IIA-2, class IIM-1, class IIM-2 and class IIB certificates is two business days prior to the start of each interest accrual period.

Credit Enhancement:
Group I                                                          Group II

Excess Interest                                                  Excess Interest
Overcollateralization                                            Overcollateralization
Crosscollateralization                                           Crosscollateralization
Subordination                                                    Subordination

Overcollateralization Requirements:

Group I                                                          Group II

Initial Percentage: 1.40%                                        Initial Percentage: 0.95%
Stepdown Percentage: 2.80% of current balance                    Stepdown Percentage: 1.90% of current balance
Targeted Percentage: 1.40% of original balance                   Targeted Percentage: 0.95% of original balance
Minimum Required Percentage: 0.50% of original balance           Minimum Required Percentage: 0.50% of original balance
Earliest Possible Stepdown Date: January 2007                    Earliest Possible Stepdown Date: January 2007

                              Summary Information

   This section briefly summarizes major characteristics of the certificates and the mortgage loans. It does not contain all of the information that you need to consider in making your investment decision. To fully understand the terms of the certificates, you should read both this prospectus supplement and the attached prospectus in their entirety.

Principal Parties

   Issuer: Chase Funding Trust, Series 2003-6.

   Depositor: Chase Funding, Inc., a New York corporation whose address is 343 Thornall Street, Edison, New Jersey 08837 and whose telephone number is (732) 205-0600. See "Chase Funding, Inc." in the prospectus.

   Seller and Servicer: Chase Manhattan Mortgage Corporation, a New Jersey corporation whose address is 343 Thornall Street, Edison, New Jersey 08837 and whose telephone number is (732) 205-0600. See "Chase Manhattan Mortgage Corporation."

   Seller: Chase Manhattan Bank USA, N.A., a national banking association whose address is 270 Park Avenue, New York, New York 10017 and whose telephone number is (212) 270-6000.

   Seller: JPMorgan Chase Bank, a New York banking corporation whose address is 270 Park Avenue, New York, New York 10017 and whose telephone number is (212) 270-6000.

   Trustee: Wachovia Bank, N.A., a national banking association whose Agency and Trust Office is located at 401 South Tryon Street, 12th Floor, Charlotte, North Carolina 28288-1179 and whose telephone number is (800) 665-9359.

Cut-off Date

The cut-off date will be December 1, 2003.

Closing Date

The closing date will be on or about December 9, 2003.

Distribution Date

The distribution date will be the 25th day of each month, beginning in January 2004. If the 25th day is not a business day, then the distribution date will be the next business day.

The Trust Fund

The name of the trust fund is Chase Funding Trust, Series 2003-6. We are forming the trust to own a pool of sub-prime mortgage loans secured by first liens on real properties. The mortgage pool is divided into two loan groups: a group of fixed rate mortgage loans (group I) and a group of adjustable rate mortgage loans (group II). Each class of certificates represents an interest in one of these loan groups. However, due to the crosscollateralization features of the trust fund, certificates of one group may receive credit support payments from mortgage loans in the other group.

The Series 2003-6 Certificates

The certificates represent beneficial ownership interests in the underlying trust fund assets. The offered certificates will have the original certificate principal balance, pass-through rate and other features set forth in the table on page S-3. The trust fund will issue the certificates under a pooling and servicing agreement dated as of December 1, 2003, among Chase Funding, Inc., as depositor, Chase Manhattan Mortgage Corporation, as servicer, and Wachovia Bank, N.A., as trustee. When we refer to the group I certificates or the group II certificates, we mean the certificates representing interests in the group I mortgage loans or the group II mortgage loans, respectively. Any collections on the mortgage loans will be used to pay fees to the servicer (which include fees paid to the trustee) and to make interest or principal payments on the certificates. All principal collections will be paid to one or more classes of the certificates offered through this prospectus supplement or to the residual certificates or other certificates which we are not offering by this prospectus supplement, based on the outstanding certificate balances and the remaining principal amount in each loan group. Any interest collections in excess of the amount paid to holders of the offered certificates--either as interest or principal--or the servicer will be paid to the owner of the residual certificates or other certificates which we are not offering by this prospectus supplement, which are entitled to receive those excess amounts. See "Description of the Certificates--Distributions."

Interest Distributions

Interest will accrue on each class of certificates at the pass-through rate for that class. Interest will accrue on each class of certificates (other than the class IA-1, class IIA-1, class IIA-2, class IIM-1, class IIM-2 and class IIB certificates) during the calendar month preceding each distribution date. Interest will accrue on the class IA-1, class IIA-1, class IIA-2, class IIM-1, class IIM-2 and class IIB certificates from the prior distribution date (or the closing date, in the case of the first distribution date) to the day prior to the current distribution date.

The pass-through rates on the class IA-1, class IA-5, class IA-7, class IM-1, class IM-2 and class IB certificates will be subject to a cap based on the weighted average net mortgage rate of the group I mortgage loans and these certificates will not carry over or be reimbursed for interest shortfalls resulting from the imposition of that interest rate cap. The pass-through rates on the class IIA-1, class IIA-2, class IIM-1, class IIM-2 and class IIB certificates will be subject to an available amount interest rate cap based upon the rate obtained by dividing the total scheduled interest on the group II mortgage loans, less certain amounts, by the aggregate principal balance of the group II certificates and multiplying the result by 30 and dividing by the actual number of days in the related accrual period. In the case of the group II certificates, interest shortfall will be carried over on a subordinated basis with accrued interest at the then applicable pass-through rate and paid from excess cashflow in a later distribution, if available. The pass-through rates on the class IIA-1, class IIA-2, class IIM-1, class IIM-2 and class IIB certificates will also be subject to a maximum interest rate cap based on the weighted average of the net maximum lifetime rates on the group II mortgage loans. Any interest shortfall due to the maximum amount cap will not be reimbursed. See "Description of the Certificates-- Distributions--Distributions of Interest."

Principal Distributions

Principal payments to the group I certificates and the group II certificates will generally reflect principal collections on the loans in the related loan group. Principal payments will also include a portion of interest collections to the extent necessary to restore overcollateralization to the required level, as described below.

Denominations

The trust fund will issue the offered certificates in minimum denominations of $25,000 in original principal amount and integral multiples of $1 in excess of $25,000.

Book-Entry Registration

The trust fund will initially issue the certificates in book-entry form. You may elect to hold your interest in the certificates through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems.

You will not be entitled to receive a definitive certificate representing your interest except under limited circumstances. See "Description of the Certificates--Book-Entry Certificates" in this prospectus supplement and "Description of the Certificates" in the prospectus.

Credit Enhancement

Credit enhancement is intended to reduce the harm caused to holders of the offered certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the group I certificates and the group II certificates will consist of the excess interest, overcollateralization, crosscollateralization and subordination features described in this prospectus supplement.

   Overcollateralization. The overcollateralization amount for a loan group is the excess of the aggregate outstanding principal balance of the mortgage loans in that loan group over the aggregate principal balance of the related certificates. On the closing date, the overcollateralization amount will equal approximately 1.40% of the aggregate outstanding principal balance of the group I mortgage loans and approximately 0.95% of the aggregate principal balance of the group II mortgage loans. Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the offered certificates and the expenses of the trust fund, there is expected to be excess interest each month. If the overcollateralization amount for a loan group is reduced below the overcollateralization target amount for such loan group as a result of losses on the mortgage loans, the trust fund will apply some or all of this excess interest as principal payments on the senior certificates in the related loan group until overcollateralization targets are reached, resulting in a limited acceleration of principal of the certificates relative to the mortgage loans in the related loan group. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to maintain the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time based upon whether the stepdown criteria of the trust have been met. This could result in a temporarily faster or slower amortization of one or both groups of the certificates. See "Description of the Certificates--Overcollateralization and Crosscollateralization Provisions."

   Crosscollateralization. The trust fund generally provides for crosscollateralization through the application of excess interest generated by one loan group to fund shortfalls in available funds and the required level of overcollateralization in the other loan group. See "Description of the Certificates-- Overcollateralization and Crosscollateralization Provisions."

   Subordination. The rights of the holders of the more junior classes of certificates relating to each loan group to receive distributions will be subordinated to the rights of the holders of the more senior classes of certificates relating to each loan group to receive distributions. See "Description of the Certificates--Distributions."

In general, the protection afforded the holders of more senior classes of certificates by means of this subordination will be effected in two ways:

   Priority of Distributions. By the preferential right of the holders of the more senior classes to receive, prior to any distribution being made on any distribution date to the holders of the more junior classes of certificates, the amount of interest and principal due on the more senior classes of certificates and, if necessary, by the right of the more senior holders to receive future distributions on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of certificates; and

   Allocation of Losses. By the allocation to the more junior classes of certificates (in inverse order of seniority) of losses resulting from the liquidation of defaulted mortgage loans or the bankruptcy of mortgagors prior to the allocation of these losses to the more senior classes of certificates until their respective certificate principal balances have been reduced to zero.

The chart below summarizes the relative seniority of the various classes of certificates and indicates the initial level of credit support provided to the various classes of certificates. The initial level of credit support includes the overcollateralization level of 1.40% with respect to group I and 0.95% with respect to group II.

Group I                                                           Initial Credit
Class(es)                         Credit Support                      Support
---------                      ---------------------              --------------
IA                             Class IM-1,                             8.75%
                                Class IM-2
                                and Class IB
IM-1                           Class IM-2                              5.75%
                                and Class IB
IM-2                           Class IB                                3.50%
IB                             Overcollateralization                   1.40%


Group II                                                          Initial Credit
Class(es)                         Credit Support                      Support
---------                      ---------------------              --------------
IIA                            Class IIM-1,                           12.50%
                                Class IIM-2
                                and Class IIB
IIM-1                          Class IIM-2                             7.20%
                                and Class IIB
IIM-2                          Class IIB                               3.45%
IIB                            Overcollateralization                   0.95%

Optional Termination

Subject to restrictions described in this prospectus supplement, the servicer will have the option (but not the obligation) to purchase all of the mortgage loans in a loan group after the aggregate unpaid principal balance of these mortgage loans is reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date. See "Description of the Certificates--Optional Termination."

Legal Investment

As of the closing date, the class IA, class IIA, class IM-1 and class IIM-1 certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. The class IM-2, class IB, class IIM-2 and class IIB certificates will not constitute "mortgage related securities." You should consult your own counsel as to whether you have the legal authority to invest in these securities. See "Risk Factors--The certificates may lack liquidity or SMMEA eligibility which may limit your ability to sell" and "Legal Investment Matters" in this prospectus supplement and the prospectus.

Federal Income Tax Consequences

For federal income tax purposes, the trust fund will elect, with respect to certain of its assets, to be treated as three REMICs. For federal income tax purposes, (i) the class IA, class IM-1, class IM-2 and class IB certificates will represent ownership of regular interests in a REMIC, and (ii) the class IIA, class IIM-1, class IIM-2 and class IIB certificates will represent ownership of both a regular interest in a REMIC and the right to receive payments under an interest rate cap agreement. To the extent that the offered certificates represent regular interests in a REMIC, they will generally be treated as debt instruments for federal income tax purposes. Holders of offered certificates will be required to include in income all interest and original issue discount on the portion of their offered certificates that represents a regular interest in a REMIC in accordance with the accrual method of accounting. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for a discussion of the federal income tax treatment of a holder of a regular interest in a REMIC and for a discussion of the federal income tax consequences associated with the deemed rights to receive payments under an interest rate cap agreement. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations

Under current law, in general, the offered certificates will be eligible for purchase by retirement or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended. You should consult with your counsel with respect to the legal consequences of an ERISA plan's acquisition and ownership of the certificates. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Ratings

The offered certificates are required to receive the ratings indicated under the heading "Anticipated Ratings" in the chart shown on page S-3 of this prospectus supplement.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by any rating agency. The ratings on the certificates address the likelihood of the receipt by holders of the certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any interest carry forward amount will be paid. See "Ratings."

The Mortgage Loans

The mortgage loans are divided into two loan groups. The first group (group I) consists of fixed rate mortgage loans and the second group (group II) consists of adjustable rate mortgage loans. The following tables summarize approximate characteristics of each mortgage group as of December 1, 2003. When we refer to the principal balances of the mortgage loans in the following tables, we are referring to the scheduled principal balances of the mortgage loans as of December 1, 2003, after giving effect to scheduled payments due on that date, whether or not received. When we refer to percentages of mortgage loans in the following tables, we are describing the percentage of the aggregate principal balance of the mortgage loans in the related loan group as of December 1, 2003, which we refer to as the statistical mortgage pool. The mortgage pool as of the closing date will include certain mortgage loans that are not included in the statistical mortgage pool in this prospectus supplement; furthermore, certain mortgage loans that are included in the statistical mortgage pool in this prospectus supplement will be deleted from the final mortgage pool. Other than increasing the aggregate principal balance of the initial mortgage loans to approximately $1,400,000,000, we do not expect the inclusion or deletion of these mortgage loans to change the material characteristics of either loan group. Within fifteen days of the closing date, we will file a Form 8-K with the Securities and Exchange Commission which will include the statistical characteristics of the mortgage pool. For additional information on the mortgage loans, see "The Mortgage Pool."

                             Mortgage Loan Group I
                          (Statistical Mortgage Pool)

Number of loans                                                            4,819
Aggregate outstanding principal balance                             $782,604,576
Number of loans with prepayment penalties                                  4,232
Average prepayment term for loans with
  prepayment penalties (in months)                                            45

                                             Average or
                                          Weighted Average          Range
                                          ----------------   -------------------
Outstanding principal balance                 $162,400       $10,397 to $598,964
Original principal balance                    $162,840       $10,400 to $600,000
Mortgage rate                                  6.478%         5.250% to 12.250%
Original loan-to-value ratio                   68.89%          7.50% to 95.00%
Stated remaining term to maturity
  (in months)                                   315               58 to 359
Credit score                                    672              500 to 814


                             Mortgage Rates for the
                             Group I Mortgage Loans



                                [graphic omitted]

   42.8%       30.8%      17.0%       7.2%       1.8%          0.4%          0%          0%
-------------------------------------------------------------------------------------------------
5.000% to   6.000% to  7.000% to   8.000% to   9.000% to    10.000% to   11.000% to  12.000% and
 5.999%       6.999%    7.999%      8.999%      9.999%       10.999%      11.999%      greater
                                      S-9

                          Original Principal Balances
                         for the Group I Mortgage Loans


                                [graphic omitted]

  11.8%       18.8%          20.3%        16.1%         14.7%          11.1%          3.3%        3.8%
----------------------------------------------------------------------------------------------------------
$100,000   $100,001 to   $150,001 to   $200,001 to   $250,001 to    $300,001 to   $350,001 to  $400,001 to
or less     $150,000      $200,000       $250,000     $300,000       $350,000       $400,000     greater






                             Product Types for the
                             Group I Mortgage Loans



                                [graphic omitted]






5 to 9 Year Fixed Rate Mortgage Loan       0.1%

10 to 14 Year Fixed Rate Mortgage Loan     0.6%

15 to 19 Year Fixed Rate Mortgage Loan     7.9%

20 to 24 Year Fixed Rate Mortgage Loan    10.9%

25 to 29 Year Fixed Rate Mortgage Loan     0.8%

30 Year Fixed Rate Mortgage Loan          72.1%

Baloon Loan                                7.7%

                             Credit Grades for the
                             Group I Mortgage Loans


                                [graphic omitted]

                      CMMC Wholesale/Retail Underwriting
                      ----------------------------------

                            AStar            58.0%

                            AO               13.9%

                            A-                2.0%

                            B                 1.2%

                            B-                0.2%

                            C                 0.1%



                        CMC Call Center Underwriting
                        ----------------------------

                            A1               10.4%

                            A2               10.0%

                            B1                4.0%

                            B2                0.2%







                              Loan-to-Value Ratios
                         for the Group I Mortgage Loans


                                [graphic omitted]




13.4%         13.3%         21.7%        32.0%       18.5%         1.1%
--------------------------------------------------------------------------------
50.00%      50.01% to    60.01% to    70.01% to    80.01% to    90.01% and
or less       60.00%      70.00%        80.00%       90.00%      greater

                            Credit Score Summary for
                           the Group I Mortgage Loans


                                [graphic omitted]

 0.0%        4.5%      12.4%     23.7%     21.5%     22.4%      15.1%     0.5%
--------------------------------------------------------------------------------
500 to     501 to     551 to     601 to    651 to    701 to    751 to    801 to
  500       550        600        650       700       750       800       814




                         Prepayment Penalty Summary for
                           the Group I Mortgage Loans

                                [graphic omitted]



11.1%             10.8%               0.4%              33.3%           44.4%
--------------------------------------------------------------------------------
None           12 Months            24 Months         36 Months       60 Months

                             Mortgage Loan Group II
                          (Statistical Mortgage Pool)

Number of loans                                                            2,247
Aggregate outstanding principal balance                             $359,611,892
Number of loans with prepayment penalties                                  1,349
Average prepayment term for loans with
  prepayment penalties (in months)                                            41

                                            Average or
                                         Weighted Average           Range
                                         ----------------    -------------------
Outstanding principal balance                $160,041        $15,112 to $499,652
Original principal balance                   $160,300        $15,120 to $500,000
Current mortgage rates                        7.203%          4.750% to 12.500%
Original loan-to-value ratio                  77.15%           5.20% to 95.00%
Stated remaining term to maturity
  (in months)                                   357              118 to 359
Credit score                                    614              500 to 800
Gross margin                                  4.711%          1.125% to 9.250%
Initial rate cap                              3.000%          3.000% to 3.000%
Periodic rate cap                             1.415%          1.000% to 1.500%
Minimum mortgage rates                        7.208%          4.750% to 12.500%
Maximum mortgage rates                        14.203%        11.750% to 19.500%



                             Mortgage Rates for the
                            Group II Mortgage Loans



                                [graphic omitted]



  0.7%       16.7%       29.0%       29.8%       18.1%        5.2%        0.5%         0.0%        0.0%
----------------------------------------------------------------------------------------------------------
 Up to    5.000% to   6.000% to   7.000% to   8.000% to    9.000% to   10.000% to   11.000% to  12.000% or
 4.999%     5.999%     6.999%       7.999%      8.999%       9.999%      10.999%      11.999%    greater

                          Original Principal Balances
                        for the Group II Mortgage LDoans



                                [graphic omitted]

  11.5%       21.7%          21.2%        18.1%         10.7%          10.1%          3.6%        3.1%
----------------------------------------------------------------------------------------------------------
$100,000   $100,001 to   $150,001 to   $200,001 to   $250,001 to    $300,001 to   $350,001 to  $400,001 to
or less     $150,000      $200,000       $250,000     $300,000       $350,000       $400,000     greater



                             Product Types for the
                            Group II Mortgage Loans


                                [graphic omitted]

                            2/28 LIBOR Loan     38.1%

                            3/27 LIBOR Loan     25.1%

                            5/25 LIBOR Loan     36.7%

                             Credit Grades for the
                            Group II Mortgage Loans

                                [graphic omitted]

                      CMMC Wholesale/Retail Underwriting
                      ----------------------------------

                            AStar            29.8%

                            AO               34.8%

                            A-                7.1%

                            B                 6.8%

                            B-                1.8%

                            C                 2.8%



                        CMMC Call Center Underwriting
                        -----------------------------

                            A1                4.3%

                            A2                6.9%

                            B1                4.5%

                            B2                1.2%

                            C1                0.0%




                              Loan-to-Value Ratios
                        for the Group II Mortgage Loans

                                [graphic omitted]


 4.0%          4.4%        15.1%        41.7%        31.9%         2.9%
--------------------------------------------------------------------------------
50.00%      50.01% to    60.01% to    70.01% to    80.01% to    90.01% and
or less       60.00%      70.00%        80.00%       90.00%      greater

                            Credit Score Summary for
                          the Group II Mortgage Loans


                                [graphic omitted]


 0.3%        0.2%      20.6%      23.4%      26.1%     18.2%     7.5%      3.5%
--------------------------------------------------------------------------------
 Not       500 to     501 to     551 to     601 to    651 to    701 to    751 to
Scored       500        550        600        650       700       750       800




                         Prepayment Penalty Summary for
                          the Group II Mortgage Loans


                                [graphic omitted]


42.0%          0.4%            6.1%            35.1%            16.4%
--------------------------------------------------------------------------------
None       12 Months         24 Months       36 Months        60 Months

                                  Risk Factors

The overcollateralization provisions on your certificates will affect the yield to maturity of the certificates

   The overcollateralization provisions of the trust will affect the weighted average life of the certificates of each certificate group and consequently the yield to maturity of these certificates. To the extent necessary to maintain the required amount of overcollateralization, net excess cashflow for the related loan group and, due to the crosscollateralization feature, in some cases the other mortgage loan group, will be applied as distributions of principal of the class A certificates of the related certificate group, thereby reducing the weighted average lives of the certificates in the related certificate group. The actual required amount of overcollateralization for a certificate group may change from distribution date to distribution date, producing uneven distributions of accelerated payments in respect of principal for the certificate group. We cannot predict whether, or to what degree, it will be necessary to apply net excess cashflow as distributions of principal in order to maintain the required amount of overcollateralization.

   Net excess cashflow for a particular loan group generally is the excess of interest collected or advanced on the mortgage loans in that loan group over the interest required to pay interest on the certificates in the related certificate group and the trust fund expenses allocable to that certificate group. Mortgage loans with higher interest rates will contribute more interest to the net excess cashflow. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans in a loan group that have higher interest rates may adversely affect the amount of net excess cashflow for that loan group.

   As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average life of the offered certificates may vary significantly over time. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield, Maturity and Weighted Average Life Considerations" in the prospectus.

Prepayments of the mortgage loans will affect the yield on your certificates

   The yield to maturity and weighted average life of your certificates will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans in the related loan group. Each loan group's prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of mortgagors to refinance their mortgage loans. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicer intends to enforce these provisions unless:

     (1)  enforcement is not permitted by applicable law; or

     (2) the servicer, in a manner consistent with accepted servicing practices, permits the purchaser of the related mortgaged property to assume the mortgage loan.

To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Legal Aspects of the Mortgage Loans--Enforceability of Due-on-Sale Clauses" in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

   The yield on the class IA-1, class IIA-1, class IIA-2, class IIM-1, class IIM-2 and class IIB certificates will also be sensitive to the level of one-month LIBOR and the level of the mortgage index. In addition, the yield to maturity of any offered certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because approximately 88.9% of the group I mortgage loans in the statistical mortgage pool and approximately 58.0% of the group II mortgage loans in the statistical mortgage pool contain prepayment penalties, the rate of principal prepayments may be less than the rate of principal prepayments for mortgage loans which do not contain prepayment penalties. See "Material Legal Aspects of the Mortgage Loans--Late Charges, Default Interest and Limitations on Prepayment" in the prospectus. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the loans, the level of one-month LIBOR or the mortgage index or the resulting yield to maturity of any offered certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the offered certificateholders as described in this prospectus supplement. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield, Maturity and Weighted Average Life Considerations" in the prospectus.

Mortgage loans originated under the B&C underwriting guidelines carry a risk of higher delinquencies

   The underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund consider the credit quality of a mortgagor and the value of the mortgaged property. The originators provide loans primarily to mortgagors who do not qualify for loans conforming to Federal National Mortgage Association or Federal Home Loan Mortgage Corporation guidelines. Furthermore, the underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund do not prohibit a borrower from obtaining secondary financing on the mortgaged property. Secondary financing would reduce the borrower's equity in the related mortgaged property.

   As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Federal National Mortgage Association and Federal Home Loan Mortgage Corporation conforming guidelines. Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the trust fund. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

The interest rate on the group II offered certificates may be capped

   The pass-through rates on the group II offered certificates are calculated based upon the value of an index (one-month LIBOR) which is different from the value of the index applicable to substantially all of the group II mortgage loans (six-month LIBOR) as described under "The Mortgage Pool--General" and are subject to an available amount interest rate cap and a maximum rate cap.

   The available amount interest rate cap effectively limits the amount of interest accrued on each class of group II offered certificates to the amount of interest accruing on the group II mortgage loans. Various factors may cause the available amount interest rate cap described above to limit the amount of interest that would otherwise accrue on the group II offered certificates. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR. In addition, the pass-through rates on the group II offered certificates adjust monthly, while the interest rates of the group II mortgage loans adjust less frequently, with the result that the operation of the available amount interest rate cap described above may cause the pass-through rates for the group II offered certificates to be reduced for extended periods in a rising interest rate environment. The group II mortgage loans are also subject to periodic (i.e., semi-annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the available amount interest rate cap described above limiting increases in the pass-through rates for the group II offered certificates. Finally, the group II mortgage loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the group II offered certificates will be made on the basis of the actual number of days elapsed and a year of 360 days. This may result in the available amount interest rate cap described above limiting the pass-through rates for the group II offered certificates in some periods. Consequently, the interest that becomes due on the group II mortgage loans (net of the servicing fee) with respect to any distribution date may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the group II offered certificates during the related period. If the available amount interest rate cap described above determines the pass-through rates for any of the group II certificates for a distribution date, the market value of those classes of certificates may be temporarily or permanently reduced.

   In addition, the pass-through rates on the group II offered certificates are subject to a maximum rate cap, which limits the pass-through rates on the group II offered certificates based on the maximum lifetime interest rates on the group II mortgage loans, less the servicing fee rate. This maximum rate cap may limit increases in the pass-through rates on the group II offered certificates. This can occur even if there is sufficient interest collected on the group II mortgage loans, net of trust fund expenses, to pay interest on the group II offered certificates without giving effect to the maximum rate cap.

Changes to the weighted average net mortgage rate of the group I mortgage loans may reduce the pass-through rates with respect to the class IA-1, class IA-5, class IA-7, class IM-1, class IM-2 and class IB certificates

   On any distribution date, the pass-through rates for the class IA-1, class IA-5, class IA-7, class IM-1, class IM-2 and class IB certificates will equal the lesser of (A) the rate set forth for such class in the table on page S-3 and (B) the weighted average net mortgage rate on the group I mortgage loans, as adjusted to reflect the length of the relevant accrual period. Therefore, to the extent that such weighted average net mortgage rate on the group I mortgage loans is ever reduced to less than the applicable rates described in clause (A), investors in the class IA-1, class IA-5, class IA-7, class IM-1, class IM-2 and class IB certificates may experience a lower than anticipated yield. The pass-through rate on the class IA-1 certificates is calculated based upon the value of an index (one-month LIBOR). Because the interest rates on the group I mortgage loans are fixed, the weighted average net mortgage rate of the group I mortgage loans will not increase based upon increases in LIBOR. Any increases in the pass-through rate of the class IA-1 certificates will be limited by the weighted average net mortgage rate on the group I mortgage loans, as adjusted to reflect the length of the accrual period.

   This limitation on the payment of interest on those group I certificates can occur even if there is sufficient interest collected on the group I mortgage loans, net of trust fund expenses, to pay interest on the class IA-1, class IA-5, class IA-7, class IM-1, class IM-2 and class IB certificates without giving effect to these weighted average net interest rate caps.

The protection afforded to your certificates by subordination is limited

   The rights of the class M-1 certificates of each certificate group to receive distributions with respect to the mortgage loans of the related loan group will be subordinate to the rights of the class A certificates of the related certificate group to receive those distributions; the rights of the class M-2 certificates of each certificate group to receive distributions with respect to the mortgage loans of the related loan group will be subordinate to the rights of the class A and the class M-1 certificates of the related certificate group to receive those distributions; and the rights of the class B certificates of each certificate group to receive distributions with respect to the mortgage loans of the related loan group will be subordinate to the rights of the class A, class M-1 and class M-2 certificates of the related certificate group to receive those distributions. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of certificates of the full amount of the monthly distributions allocable to them, and to afford protection against losses.

Allocation of losses to the class M and class B certificates makes the yield to maturity on those classes of certificates sensitive to defaults on the mortgage loans

   If realized losses are incurred with respect to the mortgage loans in a loan group to the extent that the aggregate principal balance of the certificates of the related certificate group exceeds the stated principal balances of the mortgage loans in the related loan group, the principal balances of the class
M and class B certificates of the related certificate group will be reduced in reverse order of seniority (first to class B, second to class M-2 and third to class M-1) by the amount of the excess. Consequently, the yields to maturity on the class M certificates and class B certificates of each certificate group will be sensitive, in varying degrees, to defaults on the mortgage loans in the related loan group and the timing of these defaults. Investors should fully consider the risks associated with an investment in the class M or class B certificates, including the possibility that these investors may not fully recover their initial investment as a result of realized losses.

Delays and expenses connected with the liquidation of mortgaged properties may result in losses to you

   Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes of certificates.

Ratings on the certificates do not address all of the factors you should consider when purchasing certificates

   The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any interest carry forward amounts will be paid. See "Ratings."

Collections on the mortgage loans may be delayed or reduced if Chase Manhattan Mortgage Corporation, Chase Manhattan Bank USA, N.A. or JPMorgan Chase Bank becomes insolvent

   The sale of the mortgage loans from Chase Manhattan Mortgage Corporation, Chase Manhattan Bank USA, N.A. and JPMorgan Chase Bank to Chase Funding, Inc. will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Chase Manhattan Bank USA, N.A., JPMorgan Chase Bank or Chase Manhattan Mortgage Corporation, the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing by the relevant entity, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

   In the event of a bankruptcy or insolvency of Chase Manhattan Mortgage Corporation, as servicer, the bankruptcy trustee or receiver may have the power to prevent Wachovia Bank, N.A., as trustee, or the certificateholders from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Chase Manhattan Mortgage Corporation as servicer (whether due to bankruptcy or insolvency or otherwise) could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The certificates may be inappropriate for individual investors

   The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

          (1) The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

          (2) The rate of principal distributions on, and the weighted average life of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

          (3) You may not be able to reinvest amounts distributed in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rates on the certificates; or

          (4) It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

   You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and in the prospectus under the heading "Risk Factors."

Failure of the servicer to perform or the insolvency of the servicer may adversely affect distributions on the certificates

   The amount and timing of distributions on the certificates generally will be dependent on the servicer performing its servicing obligations in an adequate and timely manner. If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the mortgage loans. As a result, shortfalls in the distributions due on the certificates could occur.

   If the servicer becomes the subject of bankruptcy or similar proceedings, the trustee's claim to collections in the servicer's possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on the certificates may be delayed or reduced.

The geographic concentration of mortgage loans may increase the risk of loss on your investment

   As of December 1, 2003, which we refer to as the cut-off date, approximately 35.9% of the mortgaged properties relating to the group I mortgage loans in the statistical mortgage pool and approximately 16.3% of the mortgaged properties relating to the group II mortgage loans in the statistical mortgage pool were located in California. As of the cut-off date, approximately 10.0% of the mortgaged properties relating to the group I mortgage loans in the statistical mortgage pool and approximately 9.6% of the mortgaged properties relating to the group II mortgage loans in the statistical mortgage pool were located in Florida. As of the cut-off date, approximately 1.7% of the mortgaged properties relating to the group I mortgage loans in the statistical mortgage pool and approximately 6.5% of the mortgaged properties relating to the group II mortgage loans in the statistical mortgage pool were located in Illinois. As of the cut-off date, approximately 1.4% of the mortgaged properties relating to the group I mortgage loans in the statistical mortgage pool and approximately 7.4% of the mortgaged properties relating to the group II mortgage loans in the statistical mortgage pool were located in Michigan.
As of the cut-off date, approximately 5.7% of the mortgaged properties relating to the group I mortgage loans in the statistical mortgage pool and approximately 8.5% of the mortgaged properties relating to the group II mortgage loans in the statistical mortgage pool were located in New Jersey. As of the cut-off date, approximately 12.9% of the mortgaged properties relating to the group I mortgage loans in the statistical mortgage pool and approximately 8.4% of the mortgaged properties relating to the group II mortgage loans in the statistical mortgage pool were located in New York. An overall decline in the California, Florida, Illinois, Michigan, New Jersey or New York residential real estate market could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the California, Florida, Illinois, Michigan, New Jersey or New York residential real estate market will not weaken. If the California, Florida, Illinois, Michigan, New Jersey or New York residential real estate market should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially.

   In addition, large areas in southern California have experienced severe wildfires which have damaged or destroyed hundreds of residences in those areas. Certain of the mortgage loans in the mortgage pool are secured by properties located in four counties which have been declared federal disaster areas. Such properties may have been damaged or destroyed, or may be in danger of being damaged or destroyed, by these wildfires, which could result in increased losses or in insurance payments or repurchases which will constitute prepayments on any affected mortgage loan. In addition, properties located in these four counties which have not been damaged or destroyed may decrease in value as a result of the wildfires and any such decrease in value could result in increased losses or prepayments on the related mortgage loans.

Mortgage loans with balloon payments may experience higher default rates

   Approximately 7.7% of the aggregate principal balance of the group I mortgage loans in the statistical mortgage pool as of the cut-off date are "balloon loans" that provide for the payment of the unamortized principal balance of the initial mortgage loan in a single payment at maturity. The balloon loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the balloon loan generally up to 15 years after origination. Amortization of a balloon loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. We do not have any information regarding the default history or prepayment history of payments on balloon loans. Because borrowers of balloon loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the balloon loans is greater than that associated with fully amortizing loans.

The mortgage pool may contain delinquent mortgage loans, which may decrease the amount of principal distributed to you

   The trust fund may include delinquent mortgage loans that are 59 or fewer days delinquent as of the cut-off date. It is expected that not more than approximately 1.5% of the mortgage loans (by cut-off date principal balance) will be between 30 and 59 days delinquent. If there are not sufficient funds from amounts collected on the mortgage loans, the aggregate amount of principal returned to any class of offered certificateholders may be less than the certificate principal balance of a class on the day that class was issued.

Optional termination provisions could reduce benefits of crosscollateralization

   As described in this prospectus supplement under "Description of the Certificates--Optional Termination," the servicer will have the option to repurchase all of the remaining mortgage loans in a mortgage group when the aggregate principal balance of those mortgage loans is reduced to less than or equal to 10% of the aggregate stated principal balance of the mortgage loans of the related loan group as of the closing date. To the extent that those repurchased mortgage loans were providing credit enhancement in the form of crosscollateralization to the certificates related to the mortgage loans in the other mortgage group, the exercise by the servicer of its repurchase option will reduce the amount of credit enhancement then available to the remaining classes of certificates.

The certificates may lack liquidity or SMMEA eligibility which may limit your ability to sell

   The underwriters intend to make a secondary market in the offered certificates, but will have no obligation to do so. We cannot assure you that a secondary market for any class of offered certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of offered certificates. The class IM-2, class IB, class IIM-2 and class IIB certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in those non-SMMEA certificates, thereby limiting the market for those certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA securities such as the class IM-2, class IB, class IIM-2 and class IIB certificates. See "Legal Investment Matters" in this prospectus supplement and in the prospectus.

Violations of Federal and state laws

   Federal and state laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer and the originators. Actual or alleged violations of these Federal and state laws may, among other things:

     (1) limit the ability of the servicer to collect principal or interest on the loans,
     (2)  provide the borrowers with a right to rescind the loans,
     (3) entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,
     (4) result in a litigation proceeding being brought against the trust, and
     (5) subject the trust to liability for expenses, penalties and damages resulting from the violations.

   As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Material Legal Aspects of the Mortgage Loans" in the prospectus.

Recent developments may increase risk of loss on the mortgage loans

   On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City and Washington, D.C. Although the damaged and destroyed properties consisted primarily of commercial and government buildings, these tragic events may nevertheless have an adverse effect on the value of residential real estate in the United States, particularly in the New York and Washington, D.C. metropolitan areas. In addition, it is possible (although we cannot predict the likelihood) that these events, or any consequential or subsequent events involving the United States, may have a temporary or sustained adverse effect on the financial markets (including the market for mortgage-backed securities) or the U.S. economy generally or economic conditions in the New York or Washington, D.C. metropolitan areas or other areas of the United States.

   As a result of the terrorist attacks, President Bush has authorized the placement of more than 150,000 military reservists and members of the National Guard on active duty status. In addition, on March 19, 2003, the United States began military action against Iraq. In preparation for that action, President Bush ordered the activation of several thousand military reservists and members of the armed forces reserves. Although the military action has wound down, reservists could be called to active duty to secure Iraq so that reconstruction can take place. There is no way of knowing whether any additional reservists will be called up and if so, how many. To the extent that any such person on active duty status is a mortgagor under a mortgage loan, the interest rate limitations and other provisions of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would apply to the mortgage loan during the period of active duty. In addition, other mortgagors who enter military service after the origination of their mortgage loans (including mortgagors who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. The interest paid to the holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. See "Material Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the prospectus.

   The California Military and Veterans Code was amended on June 20, 2002, to provide protection equivalent to that provided by the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, to California National Guard members called up to active service by the Governor, California National Guard members called up to active service by the President and reservists called to active duty. Those eligible under the California Military and Veterans Code must obtain a certificate signed by an authorized officer of the military department, branch or unit in which the service member is serving to qualify for the relief afforded by the California Military and Veterans Code.

   The amendment of the California Military and Veterans Code could result in shortfalls in interest and could affect the ability of the servicer to foreclose on the affected mortgage loan in a timely fashion. In addition, the California Military and Veterans Code, like the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. The California Military and Veterans Code could have an effect on the timing of the payment on the mortgage loans and therefore on the cashflow available for distribution on the certificates. None of Chase Funding, Inc., Chase Manhattan Mortgage Corporation, Chase Manhattan Bank USA, N.A., JPMorgan Chase Bank, J.P. Morgan Securities Inc., Lehman Brothers Inc. or Goldman, Sachs & Co. has undertaken a determination as to which mortgage loans, if any, may be affected by the California Military and Veterans

Code or the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. See "Material Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the prospectus.

High Cost Loans

   None of the mortgage loans are "High Cost Loans" within the meaning of the Home Ownership and Equity Protection Act of 1994.

   In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory and abusive lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the trust fund, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust fund or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. In addition, none of the mortgage loans are "High Cost Home Loans" or "Covered Loans" within the meaning of the Georgia Fair Lending Act.

Rights of the NIMs Insurer, if any, may negatively impact the offered certificates

   Net interest margin securities may be issued by a separate trust and secured by all or a portion of the class R, class C, class P and class L certificates issued by the trust on the closing date. An insurer, if any, of such net interest margin securities (the "NIMs Insurer") will be a third-party beneficiary of the pooling and servicing agreement.

   Pursuant to the terms of the pooling and servicing agreement, unless there exists a continuance of any failure by the NIMs Insurer to make a required payment under the policy insuring the net interest margin securities or there exists a proceeding in bankruptcy by or against the NIMs Insurer (any such event, a "NIMs Insurer Default"), such NIMs Insurer will be entitled to exercise extensive rights under the pooling and servicing agreement. Unless there exists a NIMs Insurer Default, wherever in the pooling and servicing agreement there shall be a requirement that any person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other person (whether as a condition to the eligibility of such person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such person or matter be approved in writing by the NIMs Insurer, which approval shall not be unreasonably withheld or delayed. For example, unless a NIMs Insurer Default exists, the NIMs Insurer's consent will be required prior to any amendment to the pooling and servicing agreement. Without limiting the foregoing, the NIMs Insurer also has the right to provide notices of servicer defaults and the right to direct the trustee to terminate the rights and obligations of the servicer under the pooling and servicing agreement in the event of a default by the servicer.

   Investors in the offered certificates should note that:

     o any insurance policy issued by the NIMs Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the offered certificates;
     o  the rights granted to the NIMs Insurer, if any, are extensive;
     o the interests of the NIMs Insurer, if any, may be inconsistent with, and adverse to, the interests of the holders of the offered certificates, and the NIMs Insurer, if any, has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of the NIMs Insurer's rights; and
     o the NIMs Insurer's exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of the NIMs Insurer's rights, whether or not exercised, may adversely affect the liquidity of the offered certificates, relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings.

                           Forward-Looking Statements

   In this prospectus supplement and the prospectus, we use forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

     (1) economic conditions and industry competition; political, social and economic conditions;
     (2) the law and government regulatory initiatives; and
     (3) interest rate fluctuations.

   We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                    Glossary

   A glossary of defined terms used in this prospectus supplement begins on page S-87.

                               The Mortgage Pool

General

   The Statistical Mortgage Pool consisted as of the Cut-off Date of approximately 7,066 conventional mortgage loans evidenced by promissory notes having an aggregate principal balance of approximately $1,142,216,468. The mortgage loans are divided into two loan groups. The first group (Group I) consists of fixed rate mortgage loans, and the second group (Group II) consists of adjustable rate mortgage loans. The mortgage pool as of the Closing Date will include certain mortgage loans that were not included in the Statistical Mortgage Pool; furthermore, certain mortgage loans that were included in the Statistical Mortgage Pool as of the Cut-off Date will be deleted from the Statistical Mortgage Pool on or prior to the Closing Date. Other than increasing the aggregate principal balance of the Mortgage Loans to approximately $1,400,000,000, we do not expect the inclusion or deletion of these mortgage loans to change the material characteristics of either loan group. Updated statistical information on the final composition of the mortgage pool, after giving effect to any additions and deletions, will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the certificates at, and will be filed with, the Securities and Exchange Commission within fifteen days of the Closing Date.

   The mortgage pool ultimately will consist of the mortgage loans in the Statistical Mortgage Pool plus any mortgage loans added to the Statistical Mortgage Pool and minus any mortgage loans deleted from the Statistical Mortgage Pool, on or before the Closing Date. The statistical information presented in this prospectus supplement describes only the Statistical Mortgage Pool and does not include statistical information with respect to the final composition of the mortgage pool. References herein to percentages of mortgage loans refer in each case to the percentage of the aggregate principal balance of the mortgage loans in the Statistical Mortgage Pool or, as the case may be, the mortgage loans in the Statistical Mortgage Pool in the applicable loan group, as of the Cut-off Date, based on the outstanding principal balances of such mortgage loans as of the Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate principal balances of the related mortgage loans in the Statistical Mortgage Pool (determined as described in the preceding sentence).

   The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on real properties including single-family detached residences, two- to four-family dwelling units, cooperative apartment dwelling units, condominiums, planned unit developments, small mixed-use properties and manufactured housing. The trust fund includes, in addition to the mortgage pool:

     (1) certain amounts held from time to time in Accounts maintained in the name of the trustee under the pooling and servicing agreement to be dated as of December 1, 2003 by and among Chase Funding, Inc., as depositor, Chase Manhattan Mortgage Corporation, as servicer, and Wachovia Bank, N.A., as trustee;

     (2) any property which initially secured a mortgage loan and which is acquired by foreclosure or deed in lieu of foreclosure;

     (3) all insurance policies described below, along with the proceeds of those policies; and

     (4) rights to require repurchase of the mortgage loans by the Sellers for breach of representation or warranty.

   The mortgage loans to be included in the trust fund will have been originated or purchased by the Sellers and will have been originated substantially in accordance with the underwriting criteria for sub-prime or "B&C" quality mortgage loans described herein under "Chase Manhattan Mortgage Corporation--Underwriting Standards." Sub-prime mortgage loans are generally mortgage loans made to borrowers who do not qualify for financing under conventional underwriting criteria due to prior credit difficulties or the inability to satisfy conventional documentation standards and/or conventional debt-to-income ratios.

   Scheduled Payments either earlier or later than the scheduled due dates on the mortgage loans will not affect the amortization schedule or the relative application of these payments to principal and interest. Substantially all of the mortgage notes will provide for a 15 day grace period for monthly payments. Any mortgage loan may be prepaid in full or in part at any time; however, approximately 88.9% of the Group I Mortgage Loans in the Statistical Mortgage Pool and approximately 58.0% of the Group II Mortgage Loans in the Statistical Mortgage Pool provide for the payment by the borrower of a prepayment charge in limited circumstances on full or partial prepayments made during the prepayment penalty term. The weighted average prepayment penalty term is approximately 45 months with respect to the Group I Mortgage Loans in the Statistical Mortgage Pool that have prepayment penalties, and approximately 41 months with respect to the Group II Mortgage Loans in the Statistical Mortgage Pool that have prepayment penalties. In general, the related mortgage note will provide that a prepayment charge will apply if, during the prepayment penalty term, the borrower prepays the mortgage loan in full or in part (although in certain cases the prepayment charge does not apply if the borrower refinances the mortgage loan with the originator or an affiliate). The enforceability of prepayment penalties is unclear under the laws of many states. Prepayment penalties will not be available for distribution to holders of the offered certificates. See "Material Legal Aspects of the Mortgage Loans--Late Charges, Default Interest and Limitations on Prepayment" in the prospectus.

   Mortgage Loan Group I. As of the Cut-off Date, the aggregate outstanding principal balance of the Group I Mortgage Loans in the Statistical Mortgage Pool was approximately $782,604,576. As of the Cut-off Date, the average outstanding principal balance of the Group I Mortgage Loans in the Statistical Mortgage Pool was approximately $162,400, the minimum outstanding principal balance was approximately $10,397, the maximum outstanding principal balance was approximately $598,964, the lowest Mortgage Rate and the highest Mortgage Rate were 5.250% and 12.250% per annum, respectively, and the weighted average Mortgage Rate was approximately 6.478% per annum. Approximately 7.7% of the Group I Mortgage Loans in the Statistical Mortgage Pool are Balloon Loans.

   The weighted average Original Loan-to-Value Ratio as of the Cut-off Date for the Group I Mortgage Loans in the Statistical Mortgage Pool was approximately 68.89%.

   Mortgage Loan Group II. As of the Cut-off Date, the aggregate outstanding principal balance of the Group II Mortgage Loans in the Statistical Mortgage Pool was approximately $359,611,892. As of the Cut-off Date, the average outstanding principal balance of the Group II Mortgage Loans in the Statistical Mortgage Pool was approximately $160,041, the minimum outstanding principal balance was approximately $15,112, the maximum outstanding principal balance was approximately $499,652, the lowest current Mortgage Rate and the highest current Mortgage Rate were 4.750% and 12.500% per annum, respectively, and the weighted average Mortgage Rate was approximately 7.203% per annum.

   The weighted average Original Loan-to-Value Ratio as of the Cut-off Date for the Group II Mortgage Loans in the Statistical Mortgage Pool was approximately 77.15%.

   Approximately 38.1% of the Group II Mortgage Loans in the Statistical Mortgage Pool as of the Cut-off Date were 2/28 LIBOR Loans. The 2/28 LIBOR Loans are each subject to a 3.000% Periodic Rate Cap with respect to the first Adjustment Date and a 1.500% Periodic Rate Cap with respect to each Adjustment Date thereafter. In addition, the 2/28 LIBOR Loans each have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus 7.000% and have a Minimum Mortgage Rate equal to or greater than the initial Mortgage Rate.

   Approximately 25.1% of the Group II Mortgage Loans in the Statistical Mortgage Pool as of the Cut-off Date were 3/27 LIBOR Loans. The 3/27 LIBOR Loans are each subject to a 3.000% Periodic Rate Cap with respect to the first Adjustment Date and Periodic Rate Caps which range from 1.000% to 1.500% (with a weighted average of 1.428%) with respect to each Adjustment Date thereafter. In addition, the 3/27 LIBOR Loans each have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus 7.000% and have a Minimum Mortgage Rate equal to or greater than the initial Mortgage Rate.

   Approximately 36.7% of the Group II Mortgage Loans in the Statistical Mortgage Pool as of the Cut-off Date were 5/25 LIBOR Loans. The 5/25 LIBOR Loans are each subject to a 3.000% Periodic Rate Cap with respect to the first Adjustment Date and Periodic Rate Caps which range from 1.000% to 1.500% (with a weighted average of 1.319%) with respect to each Adjustment Date thereafter.
In addition, the 5/25 LIBOR Loans each have a Maximum Mortgage Rate equal to the initial Mortgage Rate plus 7.000% and have a Minimum Mortgage Rate equal to or greater than the initial Mortgage Rate.

   The weighted average Credit Score as of the Cut-off Date of the Group I Mortgage Loans in the Statistical Mortgage Pool that were scored was approximately 672 and the weighted average Credit Score as of the Cut-off Date of the Group II Mortgage Loans in the Statistical Mortgage Pool that were scored was approximately 614. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 300 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower. None of the Depositor, the Sellers or the Servicer makes any representations or warranties as to the actual performance of any mortgage loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the mortgage loan according to its terms.

Mortgage Loans

   The following tables describe the mortgage loans in the Statistical Mortgage Pool and the related mortgaged properties as of the close of business on the Cut-off Date. The sum of the columns below may not equal the total indicated due to rounding.

                             Mortgage Loan Group I
                          (Statistical Mortgage Pool)

                    Mortgage Rates for Mortgage Loan Group I

                                                                                    Number of      Aggregate Principal   Percent of
Range of Mortgage Rates                                                          Mortgage Loans    Balance Outstanding   Loan Group
-----------------------                                                          --------------    -------------------   ----------
5.000% to 5.499%.............................................................           649           $148,262,755           18.9%
5.500% to 5.999%.............................................................           925            186,993,749           23.9
6.000% to 6.499%.............................................................           677            116,361,979           14.9
6.500% to 6.999%.............................................................           799            124,331,897           15.9
7.000% to 7.499%.............................................................           420             58,168,041            7.4
7.500% to 7.999%.............................................................           572             74,699,639            9.5
8.000% to 8.499%.............................................................           274             30,338,634            3.9
8.500% to 8.999%.............................................................           259             25,630,730            3.3
9.000% to 9.499%.............................................................           106              8,818,148            1.1
9.500% to 9.999%.............................................................            74              5,575,573            0.7
10.000% to 10.499%...........................................................            28              1,774,387            0.2
10.500% to 10.999%...........................................................            28              1,388,404            0.2
11.000% to 11.499%...........................................................             6                232,659            0.0
12.000% to 12.499%...........................................................             2                 27,980            0.0
                                                                                      -----           ------------          -----
    Totals...................................................................         4,819           $782,604,576          100.0%
                                                                                      =====           ============          =====

   As of the Cut-off Date, Mortgage Rates borne by the Group I Mortgage Loans in the Statistical Mortgage Pool ranged from 5.250% per annum to 12.250% per annum and the weighted average Mortgage Rate of the Group I Mortgage Loans in the Statistical Mortgage Pool was approximately 6.478% per annum.

         Remaining Months to Stated Maturity for Mortgage Loan Group I

                                                                                    Number of      Aggregate Principal   Percent of
Range of Remaining Terms (months)                                                Mortgage Loans    Balance Outstanding   Loan Group
---------------------------------                                                --------------    -------------------   ----------
49 to 60.....................................................................             3           $    102,603            0.0%
73 to 84.....................................................................             7                326,481            0.0
85 to 96.....................................................................             1                 33,454            0.0
97 to 108....................................................................             1                 47,484            0.0
109 to 120...................................................................            67              3,997,723            0.5
133 to 144...................................................................             5                353,239            0.0
145 to 156...................................................................             4                445,946            0.1
169 to 180...................................................................           889            121,115,273           15.5
193 to 204...................................................................             3                338,785            0.0
205 to 216...................................................................             5                745,374            0.1
217 to 228...................................................................             1                107,913            0.0
229 to 240...................................................................           669             85,379,818           10.9
241 to 252...................................................................             1                174,293            0.0
289 to 300...................................................................            38              5,922,508            0.8
301 to 312...................................................................             2                165,189            0.0
325 to 336...................................................................             1                124,911            0.0
349 to 360...................................................................         3,122            563,223,583           72.0
                                                                                      -----           ------------          -----
    Totals...................................................................         4,819           $782,604,576          100.0%
                                                                                      =====           ============          =====

   As of the Cut-off Date, the remaining terms to stated maturity of the Group I Mortgage Loans in the Statistical Mortgage Pool ranged from 58 months to 359 months and the weighted average remaining term to stated maturity of the Group I Mortgage Loans in the Statistical Mortgage Pool was approximately 315 months.

      Original Mortgage Loan Principal Balances for Mortgage Loan Group I


Range of Original Mortgage                                                          Number of      Aggregate Principal   Percent of
Loan Principal Balances                                                          Mortgage Loans    Balance Outstanding   Loan Group
-----------------------                                                          --------------    -------------------   ----------
$100,000 or less.............................................................         1,365           $ 92,426,660           11.8%
$100,001 to $150,000.........................................................         1,161            146,996,159           18.8
$150,001 to $200,000.........................................................           915            159,133,246           20.3
$200,001 to $250,000.........................................................           562            126,302,251           16.1
$250,001 to $300,000.........................................................           419            115,117,215           14.7
$300,001 to $350,000.........................................................           265             87,064,756           11.1
$350,001 to $400,000.........................................................            68             25,905,960            3.3
$400,001 to $450,000.........................................................            29             12,361,490            1.6
$450,001 to $500,000.........................................................            30             14,433,478            1.8
$500,001 to $550,000.........................................................             1                522,549            0.1
$550,001 to $600,000.........................................................             4              2,340,811            0.3
                                                                                      -----           ------------          -----
    Totals...................................................................         4,819           $782,604,576          100.0%
                                                                                      =====           ============          =====

   As of the Cut-off Date, the outstanding principal balances of the Group I Mortgage Loans in the Statistical Mortgage Pool ranged from approximately $10,397 to approximately $598,964 and the average outstanding principal balance of the Group I Mortgage Loans in the Statistical Mortgage Pool was approximately $162,400.

                    Product Types for Mortgage Loan Group I


                                                                                    Number of      Aggregate Principal   Percent of
Product Type                                                                     Mortgage Loans    Balance Outstanding   Loan Group
------------                                                                     --------------    -------------------   ----------
5 to 9 Year Fixed Rate Mortgage Loan.........................................            12           $    510,022            0.1%
10 to 14 Year Fixed Rate Mortgage Loan.......................................            76              4,796,907            0.6
15 to 19 Year Fixed Rate Mortgage Loan.......................................           536             62,041,935            7.9
20 to 24 Year Fixed Rate Mortgage Loan.......................................           671             85,662,025           10.9
25 to 29 Year Fixed Rate Mortgage Loan.......................................            41              6,212,608            0.8
30 Year Fixed Rate Mortgage Loan.............................................         3,122            563,223,583           72.0
Balloon Loan.................................................................           361             60,157,496            7.7
                                                                                      -----           ------------          -----
    Totals...................................................................         4,819           $782,604,576          100.0%
                                                                                      =====           ============          =====

      State Distributions of Mortgaged Properties in Mortgage Loan Group I

                                                                                    Number of      Aggregate Principal   Percent of
State                                                                            Mortgage Loans    Balance Outstanding   Loan Group
-----                                                                            --------------    -------------------   ----------
Arizona......................................................................            59           $  7,515,358            1.0%
Arkansas.....................................................................            37              2,755,607            0.4
California...................................................................         1,270            280,657,887           35.9
Colorado.....................................................................            88             15,921,660            2.0
Connecticut..................................................................            64              9,748,047            1.2
Delaware.....................................................................            24              2,958,325            0.4
District of Columbia.........................................................            11              1,829,028            0.2
Florida......................................................................           643             78,166,591           10.0
Georgia......................................................................            73              7,890,600            1.0
Hawaii.......................................................................             4              1,128,816            0.1
Idaho........................................................................             2                298,645            0.0
Illinois.....................................................................            95             13,072,824            1.7
Indiana......................................................................            71              5,729,806            0.7
Iowa.........................................................................             1                 62,067            0.0
Kansas.......................................................................            14                950,260            0.1
Kentucky.....................................................................            99              8,871,061            1.1
Louisiana....................................................................            58              5,851,527            0.7
Maine........................................................................            18              2,039,179            0.3
Maryland.....................................................................           107             16,297,560            2.1
Massachusetts................................................................            75             15,423,359            2.0
Michigan.....................................................................           115             10,895,209            1.4
Minnesota....................................................................            36              5,046,312            0.6
Mississippi..................................................................            24              1,720,279            0.2
Missouri.....................................................................            63              6,588,707            0.8
Montana......................................................................             2                269,571            0.0
Nebraska.....................................................................             4                287,598            0.0
Nevada.......................................................................            30              4,830,429            0.6
New Hampshire................................................................            55              9,315,925            1.2
New Jersey...................................................................           249             44,810,622            5.7
New Mexico...................................................................            18              1,873,403            0.2
New York.....................................................................           491            100,997,601           12.9
North Carolina...............................................................            28              2,460,346            0.3
Ohio.........................................................................           103             12,016,157            1.5
Oklahoma.....................................................................            27              2,535,868            0.3
Oregon.......................................................................            41              5,623,154            0.7
Pennsylvania.................................................................           222             29,176,206            3.7
Rhode Island.................................................................            24              3,625,715            0.5
South Carolina...............................................................            39              4,527,587            0.6
South Dakota.................................................................             3                252,660            0.0
Tennessee....................................................................            85              6,492,383            0.8
Texas........................................................................             8                812,221            0.1
Utah.........................................................................             7                933,695            0.1
Vermont......................................................................             3                400,739            0.1
Virginia.....................................................................           120             17,722,531            2.3
Washington...................................................................           137             23,826,392            3.0
West Virginia................................................................            19              1,385,423            0.2
Wisconsin....................................................................            50              6,680,807            0.9
Wyoming......................................................................             3                328,826            0.0
                                                                                      -----           ------------          -----
    Totals...................................................................         4,819           $782,604,576          100.0%
                                                                                      =====           ============          =====

   As of the Cut-off Date, no more than approximately 0.4% of the Group I Mortgage Loans in the Statistical Mortgage Pool was secured by mortgaged properties located in any one zip code area.

            Original Loan-to-Value Ratios for Mortgage Loan Group I

                                                                                    Number of      Aggregate Principal   Percent of
Range of Original Loan-to-Value Ratios                                           Mortgage Loans    Balance Outstanding   Loan Group
--------------------------------------                                           --------------    -------------------   ----------
50.00% or less...............................................................           689           $104,861,730           13.4%
50.01% to 55.00%.............................................................           252             41,672,752            5.3
55.01% to 60.00%.............................................................           343             62,759,691            8.0
60.01% to 65.00%.............................................................           421             75,699,708            9.7
65.01% to 70.00%.............................................................           561             93,888,805           12.0
70.01% to 75.00%.............................................................           538             88,797,684           11.3
75.01% to 80.00%.............................................................           980            161,320,975           20.6
80.01% to 85.00%.............................................................           532             82,888,201           10.6
85.01% to 90.00%.............................................................           431             62,023,970            7.9
90.01% to 95.00%.............................................................            72              8,691,059            1.1
                                                                                      -----           ------------          -----
    Totals...................................................................         4,819           $782,604,576          100.0%
                                                                                      =====           ============          =====

   As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group I Mortgage Loans in the Statistical Mortgage Pool ranged from 7.50% to 95.00% and the weighted average Original Loan-to-Value Ratio of the Group I Mortgage Loans in the Statistical Mortgage Pool was approximately 68.89%.

                     Loan Purpose for Mortgage Loan Group I

                                                                                    Number of      Aggregate Principal   Percent of
Loan Purpose                                                                     Mortgage Loans    Balance Outstanding   Loan Group
------------                                                                     --------------    -------------------   ----------
Purchase.....................................................................           341           $ 60,224,607            7.7%
Refinance--Rate/Term.........................................................           755            141,273,577           18.1
Refinance--Cashout...........................................................         3,723            581,106,393           74.3
                                                                                      -----           ------------          -----
    Totals...................................................................         4,819           $782,604,576          100.0%
                                                                                      =====           ============          =====

            Types of Mortgaged Properties for Mortgage Loan Group I

                                                                                    Number of      Aggregate Principal   Percent of
Property Type                                                                    Mortgage Loans    Balance Outstanding   Loan Group
-------------                                                                    --------------    -------------------   ----------
Single-Family Detached.......................................................         3,881           $640,574,253           81.9%
Two- to Four-Family Dwelling Unit............................................           301             58,413,797            7.5
Planned Unit Development.....................................................           237             32,179,344            4.1
Condominium..................................................................           266             39,069,596            5.0
Cooperative Unit.............................................................             1                199,571            0.0
Manufactured Housing.........................................................           123             10,401,341            1.3
Small Mixed-Use..............................................................            10              1,766,675            0.2
                                                                                      -----           ------------          -----
    Totals...................................................................         4,819           $782,604,576          100.0%
                                                                                      =====           ============          =====

                Documentation Summary for Mortgage Loan Group I

                                                                                    Number of      Aggregate Principal   Percent of
Documentation                                                                    Mortgage Loans    Balance Outstanding   Loan Group
-------------                                                                    --------------    -------------------   ----------
Full Documentation...........................................................         3,336           $510,764,036           65.3%
24 Month Bank Statement......................................................           203             37,539,091            4.8
Reduced Documentation........................................................            19              3,172,802            0.4
Stated Income................................................................         1,261            231,128,648           29.5
                                                                                      -----           ------------          -----
    Totals...................................................................         4,819           $782,604,576          100.0%
                                                                                      =====           ============          =====

                   Occupancy Types for Mortgage Loan Group I

                                                                                   Number of      Aggregate Principal   Percent of
Occupancy Type                                                                   Mortgage Loans    Balance Outstanding   Loan Group
--------------                                                                   --------------    -------------------   ----------
Owner-occupied...............................................................         4,450           $731,200,084           93.4%
Second Home..................................................................            31              5,101,059            0.7
Investment Property..........................................................           338             46,303,433            5.9
                                                                                      -----           ------------          -----
    Totals...................................................................         4,819           $782,604,576          100.0%
                                                                                      =====           ============          =====

   The information set forth above is based upon representations of the related mortgagors at the time of origination.

              Mortgage Loan Age Summary for Mortgage Loan Group I

                                                                                    Number of      Aggregate Principal   Percent of
Mortgage Loan Age (Months)                                                       Mortgage Loans    Balance Outstanding   Loan Group
--------------------------                                                       --------------    -------------------   ----------
0............................................................................             1           $     25,000            0.0%
1............................................................................         1,044            145,825,693           18.6
2............................................................................         2,925            495,061,683           63.3
3............................................................................           793            135,231,367           17.3
4............................................................................            39              3,800,815            0.5
5............................................................................             8              1,310,940            0.2
6............................................................................             4                775,158            0.1
7............................................................................             1                 66,635            0.0
8............................................................................             2                236,256            0.0
10...........................................................................             1                163,117            0.0
13...........................................................................             1                107,913            0.0
                                                                                      -----           ------------          -----
    Totals...................................................................         4,819           $782,604,576          100.0%
                                                                                      =====           ============          =====

   As of the Cut-off Date, the weighted average age of the Group I Mortgage Loans in the Statistical Mortgage Pool was approximately 2 months.

                 Credit Grade Summary for Mortgage Loan Group I

                                                                                    Number of      Aggregate Principal   Percent of
CMMC Wholesale/Retail Underwriting                                               Mortgage Loans    Balance Outstanding   Loan Group
----------------------------------                                               --------------    -------------------   ----------
AStar........................................................................         2,298           $454,172,621          58.0%
AO...........................................................................           742            108,525,587          13.9
A-...........................................................................           123             15,767,198           2.0
B............................................................................            74              9,033,513           1.2
B-...........................................................................             9              1,242,738           0.2
C............................................................................            19              1,132,394           0.1
                                                                                      -----           ------------          ----
    Sub-Total................................................................         3,265           $589,874,050          75.4%
                                                                                      =====           ============          ====

                                                                                    Number of      Aggregate Principal   Percent of
CMMC Call Center Underwriting                                                    Mortgage Loans    Balance Outstanding   Loan Group
-----------------------------                                                    --------------    -------------------   ----------
A1...........................................................................           637           $ 81,346,769           10.4%
A2...........................................................................           621             78,566,686           10.0
B1...........................................................................           279             31,600,927            4.0
B2...........................................................................            17              1,216,145            0.2
                                                                                      -----           ------------          -----
    Sub-Total................................................................         1,554           $192,730,526           24.6%
                                                                                      =====           ============          =====
    Totals...................................................................         4,819           $728,604,576          100.0%
                                                                                      =====           ============          =====

                 Year of Origination for Mortgage Loan Group I

                                                                                    Number of      Aggregate Principal   Percent of
Year of Origination                                                              Mortgage Loans    Balance Outstanding   Loan Group
-------------------                                                              --------------    -------------------   ----------
2002.........................................................................             1           $    107,913            0.0%
2003.........................................................................         4,818            782,496,663          100.0
                                                                                      -----           ------------          -----
    Totals...................................................................         4,819           $782,604,576          100.0%
                                                                                      =====           ============          =====

                 Prepayment Penalties for Mortgage Loan Group I

                                                                                    Number of      Aggregate Principal   Percent of
Prepayment Penalty Term                                                          Mortgage Loans    Balance Outstanding   Loan Group
-----------------------                                                          --------------    -------------------   ----------
None.........................................................................           587           $ 86,656,563           11.1%
12 months....................................................................           392             84,547,140           10.8
24 months....................................................................            18              3,163,240            0.4
36 months....................................................................         1,407            260,376,365           33.3
60 months....................................................................         2,415            347,861,267           44.4
                                                                                      -----           ------------          -----
    Totals...................................................................         4,819           $782,604,576          100.0%
                                                                                      =====           ============          =====

   The weighted average prepayment penalty term with respect to the Group I Mortgage Loans in the Statistical Mortgage Pool having prepayment penalties is approximately 45 months. With respect to those Group I Mortgage Loans in the Statistical Mortgage Pool which have prepayment penalties, approximately 73.5% of such mortgage loans are subject to a prepayment penalty during the first five years after the origination of such mortgage loans which will equal six months' interest and approximately 22.8% of such mortgage loans are subject to a prepayment penalty which will equal six months' interest during the first three years after origination of such mortgage loans and will equal three months' interest during the fourth and fifth years after the origination of such mortgage loans, in each case calculated on the basis of the rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan.

                    Credit Scores for Mortgage Loan Group I

                                                                                    Number of      Aggregate Principal   Percent of
Range of Credit Scores                                                           Mortgage Loans    Balance Outstanding   Loan Group
----------------------                                                           --------------    -------------------   ----------
500 to 500...................................................................             1           $    111,555            0.0%
501 to 550...................................................................           319             35,128,426            4.5
551 to 600...................................................................           767             96,952,346           12.4
601 to 650...................................................................         1,272            185,461,524           23.7
651 to 700...................................................................           960            167,870,804           21.5
701 to 750...................................................................           899            175,064,864           22.4
751 to 800...................................................................           578            118,157,886           15.1
801 to 814...................................................................            23              3,857,170            0.5
                                                                                      -----           ------------          -----
    Totals...................................................................         4,819           $782,604,576          100.0%
                                                                                      =====           ============          =====

   The Credit Scores of the Group I Mortgage Loans in the Statistical Mortgage Pool that were scored as of the Cut-off Date ranged from 500 to 814 and the weighted average Credit Score of the Group I Mortgage Loans in the Statistical Mortgage Pool that were scored as of the Cut-off Date was approximately 672.

                             Mortgage Loan Group II
                          (Statistical Mortgage Pool)

               Current Mortgage Rates for Mortgage Loan Group II

                                                                                    Number of      Aggregate Principal   Percent of
Range of Mortgage Rates                                                          Mortgage Loans    Balance Outstanding   Loan Group
-----------------------                                                          --------------    -------------------   ----------
4.500% to 4.999%.............................................................            11           $  2,501,236            0.7%
5.000% to 5.499%.............................................................            76             15,431,831            4.3
5.500% to 5.999%.............................................................           227             44,454,862           12.4
6.000% to 6.499%.............................................................           191             34,228,251            9.5
6.500% to 6.999%.............................................................           381             69,973,185           19.5
7.000% to 7.499%.............................................................           283             47,059,249           13.1
7.500% to 7.999%.............................................................           389             59,963,386           16.7
8.000% to 8.499%.............................................................           223             31,032,934            8.6
8.500% to 8.999%.............................................................           257             34,101,516            9.5
9.000% to 9.499%.............................................................           107             13,018,794            3.6
9.500% to 9.999%.............................................................            72              5,748,907            1.6
10.000% to 10.499%...........................................................            20              1,690,633            0.5
10.500% to 10.999%...........................................................             7                275,256            0.1
11.000% to 11.499%...........................................................             2                 86,176            0.0
12.500% to 12.999%...........................................................             1                 45,676            0.0
                                                                                      -----           ------------          -----
    Totals...................................................................         2,247           $359,611,892          100.0%
                                                                                      =====           ============          =====

   As of the Cut-off Date, the current Mortgage Rates borne by the Group II Mortgage Loans in the Statistical Mortgage Pool ranged from 4.750% per annum to 12.500% per annum and the weighted average Mortgage Rate borne by the Group II Mortgage Loans in the Statistical Mortgage Pool was approximately 7.203% per annum.

         Remaining Months to Stated Maturity for Mortgage Loan Group II

                                                                                    Number of      Aggregate Principal   Percent of
Range of Remaining Terms (months)                                                Mortgage Loans    Balance Outstanding   Loan Group
---------------------------------                                                --------------    -------------------   ----------
109 to 120...................................................................             1           $    120,082            0.0%
169 to 180...................................................................             7                747,071            0.2
229 to 240...................................................................            19              1,950,673            0.5
265 to 276...................................................................             2                219,701            0.1
289 to 300...................................................................             1                162,729            0.0
325 to 336...................................................................             1                 62,440            0.0
337 to 348...................................................................             1                200,268            0.1
349 to 360...................................................................         2,215            356,148,927           99.0
                                                                                      -----           ------------          -----
    Totals...................................................................         2,247           $359,611,892          100.0%
                                                                                      =====           ============          =====

   As of the Cut-off Date, the remaining terms to stated maturity of the Group II Mortgage Loans in the Statistical Mortgage Pool ranged from 118 months to 359 months and the weighted average remaining term to stated maturity of the Group II Mortgage Loans in the Statistical Mortgage Pool was approximately 357 months.

      Original Mortgage Loan Principal Balances for Mortgage Loan Group II


Range of Original Mortgage                                                          Number of      Aggregate Principal   Percent of
Loan Principal Balances                                                          Mortgage Loans    Balance Outstanding   Loan Group
-----------------------                                                          --------------    -------------------   ----------
$100,000 or less.............................................................           590           $ 41,416,600           11.5%
$100,001 to $150,000.........................................................           619             78,002,275           21.7
$150,001 to $200,000.........................................................           437             76,283,403           21.2
$200,001 to $250,000.........................................................           289             64,958,765           18.1
$250,001 to $300,000.........................................................           141             38,454,420           10.7
$300,001 to $350,000.........................................................           112             36,432,674           10.1
$350,001 to $400,000.........................................................            34             12,822,404            3.6
$400,001 to $450,000.........................................................            14              5,935,443            1.7
$450,001 to $500,000.........................................................            11              5,305,907            1.5
                                                                                      -----           ------------          -----
    Totals...................................................................         2,247           $359,611,892          100.0%
                                                                                      =====           ============          =====

   As of the Cut-off Date, the outstanding principal balances of the Group II Mortgage Loans in the Statistical Mortgage Pool ranged from approximately $15,112 to approximately $499,652 and the average outstanding principal balance of the Group II Mortgage Loans in the Statistical Mortgage Pool was approximately $160,041.

                    Product Types for Mortgage Loan Group II

                                                                                    Number of      Aggregate Principal   Percent of
Product Type                                                                     Mortgage Loans    Balance Outstanding   Loan Group
------------                                                                     --------------    -------------------   ----------
2/28 LIBOR Loan..............................................................           880           $137,165,847           38.1%
3/27 LIBOR Loan..............................................................           559             90,425,094           25.1
5/25 LIBOR Loan..............................................................           808            132,020,950           36.7
                                                                                      -----           ------------          -----
    Totals...................................................................         2,247           $359,611,892          100.0%
                                                                                      =====           ============          =====

     State Distributions of Mortgaged Properties in Mortgage Loan Group II

                                                                                    Number of      Aggregate Principal   Percent of
State                                                                            Mortgage Loans    Balance Outstanding   Loan Group
-----                                                                            --------------    -------------------   ----------
Arizona......................................................................            29           $  3,644,785            1.0%
Arkansas.....................................................................             7                628,811            0.2
California...................................................................           265             58,704,515           16.3
Colorado.....................................................................            62             11,185,016            3.1
Connecticut..................................................................            30              4,708,211            1.3
Delaware.....................................................................             9              1,236,408            0.3
District of Columbia.........................................................            18              3,109,550            0.9
Florida......................................................................           240             34,612,629            9.6
Georgia......................................................................            70              9,503,840            2.6
Hawaii.......................................................................             1                326,557            0.1
Idaho........................................................................             4                347,697            0.1
Illinois.....................................................................           144             23,471,078            6.5
Indiana......................................................................            35              3,001,488            0.8
Kansas.......................................................................             6                604,852            0.2
Kentucky.....................................................................            34              3,343,473            0.9
Louisiana....................................................................            21              2,212,586            0.6
Maine........................................................................             2                202,233            0.1
Maryland.....................................................................            77             13,872,841            3.9
Massachusetts................................................................            44              9,507,199            2.6
Michigan.....................................................................           195             26,515,119            7.4
Minnesota....................................................................            54              9,139,716            2.5
Mississippi..................................................................             9                865,358            0.2
Missouri.....................................................................           132             13,047,389            3.6
Montana......................................................................             3                300,026            0.1
Nebraska.....................................................................             2                220,519            0.1
Nevada.......................................................................            13              2,252,974            0.6
New Hampshire................................................................            19              2,941,185            0.8
New Jersey...................................................................           145             30,494,031            8.5
New Mexico...................................................................             6                646,143            0.2
New York.....................................................................           138             30,322,054            8.4
North Carolina...............................................................            17              2,582,027            0.7
Ohio.........................................................................            59              6,736,418            1.9
Oklahoma.....................................................................             4                307,871            0.1
Oregon.......................................................................            11              1,372,927            0.4
Pennsylvania.................................................................            42              6,019,363            1.7
Rhode Island.................................................................            10              1,760,088            0.5
South Carolina...............................................................            20              1,820,040            0.5
South Dakota.................................................................             2                118,582            0.0
Tennessee....................................................................            33              3,550,692            1.0
Texas........................................................................             7              1,401,455            0.4
Utah.........................................................................             3                346,801            0.1
Vermont......................................................................             7              1,043,254            0.3
Virginia.....................................................................            55              9,598,389            2.7
Washington...................................................................            39              7,089,204            2.0
West Virginia................................................................             4                309,992            0.1
Wisconsin....................................................................           117             14,044,201            3.9
Wyoming......................................................................             3                542,302            0.2
                                                                                      -----           ------------          -----
    Totals...................................................................         2,247           $359,611,892          100.0%
                                                                                      =====           ============          =====

   As of the Cut-off Date, no more than approximately 0.3% of the Group II Mortgage Loans in the Statistical Mortgage Pool was secured by mortgaged properties located in any one zip code area.

            Original Loan-to-Value Ratios for Mortgage Loan Group II

                                                                                    Number of      Aggregate Principal   Percent of
Range of Original Loan-to-Value Ratios                                           Mortgage Loans    Balance Outstanding   Loan Group
--------------------------------------                                           --------------    -------------------   ----------
50.00% or less...............................................................           104           $ 14,369,064            4.0%
50.01% to 55.00%.............................................................            28              4,232,618            1.2
55.01% to 60.00%.............................................................            70             11,534,422            3.2
60.01% to 65.00%.............................................................           117             19,486,824            5.4
65.01% to 70.00%.............................................................           217             34,994,146            9.7
70.01% to 75.00%.............................................................           283             43,055,873           12.0
75.01% to 80.00%.............................................................           640            106,755,995           29.7
80.01% to 85.00%.............................................................           375             59,547,154           16.6
85.01% to 90.00%.............................................................           348             55,048,815           15.3
90.01% to 95.00%.............................................................            65             10,586,981            2.9
                                                                                      -----           ------------          -----
    Totals...................................................................         2,247           $359,611,892          100.0%
                                                                                      =====           ============          =====

   As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group II Mortgage Loans in the Statistical Mortgage Pool ranged from 5.20% to 95.00% and the weighted average Original Loan-to-Value Ratio of the Group II Mortgage Loans in the Statistical Mortgage Pool was approximately 77.15%.

                    Loan Purpose for Mortgage Loan Group II

                                                                                    Number of      Aggregate Principal   Percent of
Loan Purpose                                                                     Mortgage Loans    Balance Outstanding   Loan Group
------------                                                                     --------------    -------------------   ----------
Purchase.....................................................................           404           $ 65,854,622           18.3%
Refinance--Rate/Term.........................................................           225             35,289,909            9.8
Refinance--Cashout...........................................................         1,618            258,467,360           71.9
                                                                                      -----           ------------          -----
    Totals...................................................................         2,247           $359,611,892          100.0%
                                                                                      =====           ============          =====

            Types of Mortgaged Properties for Mortgage Loan Group II

                                                                                    Number of      Aggregate Principal   Percent of
Property Type                                                                    Mortgage Loans    Balance Outstanding   Loan Group
-------------                                                                    --------------    -------------------   ----------
Single-Family Detached.......................................................         1,809           $290,578,680           80.8%
Two- to Four-Family Dwelling Unit............................................           154             28,911,740            8.0
Planned Unit Development ....................................................           108             16,476,628            4.6
Condominium..................................................................           131             19,561,537            5.4
Cooperative Unit.............................................................             1                107,931            0.0
Manufactured Housing.........................................................            44              3,975,375            1.1
                                                                                      -----           ------------          -----
    Totals...................................................................         2,247           $359,611,892          100.0%
                                                                                      =====           ============          =====

                Documentation Summary for Mortgage Loan Group II

                                                                                    Number of      Aggregate Principal   Percent of
Documentation                                                                    Mortgage Loans    Balance Outstanding   Loan Group
-------------                                                                    --------------    -------------------   ----------
Full Documentation...........................................................         1,536           $225,341,420           62.7%
24 Month Bank Statement......................................................           115             20,453,882            5.7
Reduced Documentation........................................................            15              2,886,162            0.8
Stated Income................................................................           581            110,930,427           30.8
                                                                                      -----           ------------          -----
    Totals...................................................................         2,247           $359,611,892          100.0%
                                                                                      =====           ============          =====

                   Occupancy Types for Mortgage Loan Group II

                                                                                    Number of      Aggregate Principal   Percent of
Occupancy Type                                                                   Mortgage Loans    Balance Outstanding   Loan Group
--------------                                                                   --------------    -------------------   ----------
Owner-occupied...............................................................         2,059           $336,048,744           93.4%
Second Home..................................................................            18              2,501,722            0.7
Investment Property..........................................................           170             21,061,425            5.9
                                                                                      -----           ------------          -----
    Totals...................................................................         2,247           $359,611,892          100.0%
                                                                                      =====           ============          =====

   The information set forth above is based upon representations of the related mortgagor at the time of origination.

              Mortgage Loan Age Summary for Mortgage Loan Group II

                                                                                    Number of      Aggregate Principal   Percent of
Mortgage Loan Age (Months)                                                       Mortgage Loans    Balance Outstanding   Loan Group
--------------------------                                                       --------------    -------------------   ----------
1............................................................................           787           $121,621,066           33.8%
2............................................................................         1,186            194,875,180           54.2
3............................................................................           238             37,933,916           10.5
4............................................................................            21              2,993,758            0.8
5............................................................................             6              1,047,282            0.3
6............................................................................             5                642,122            0.2
7............................................................................             2                194,056            0.1
8............................................................................             1                104,244            0.0
16...........................................................................             1                200,268            0.1
                                                                                      -----           ------------          -----
    Totals...................................................................         2,247           $359,611,892          100.0%
                                                                                      =====           ============          =====

   As of the Cut-off Date, the weighted average age of the Group II Mortgage Loans in the Statistical Mortgage Pool was approximately 2 months.

                Credit Grade Summary for Mortgage Loan Group II

                                                                                    Number of      Aggregate Principal   Percent of
CMMC Wholesale/Retail Underwriting                                               Mortgage Loans    Balance Outstanding   Loan Group
----------------------------------                                               --------------    -------------------   ----------
AStar........................................................................           557           $107,138,027          29.8%
AO...........................................................................           803            124,971,331          34.8
A-...........................................................................           171             25,610,096           7.1
B............................................................................           175             24,615,765           6.8
B-...........................................................................            51              6,490,498           1.8
C............................................................................            85              9,959,887           2.8
                                                                                      -----           ------------          ----
    Sub-Total................................................................         1,842           $298,785,603          83.1%
                                                                                      =====           ============          ====

                                                                                    Number of      Aggregate Principal   Percent of
CMMC Call Center Underwriting                                                    Mortgage Loans    Balance Outstanding   Loan Group
-----------------------------                                                    --------------    -------------------   ----------
A1...........................................................................            91           $ 15,393,348            4.3%
A2...........................................................................           164             24,778,651            6.9
B1...........................................................................           117             16,337,757            4.5
B2...........................................................................            32              4,270,856            1.2
C1...........................................................................             1                 45,676            0.0
                                                                                      -----           ------------          -----
    Sub-Total................................................................           405           $ 60,826,289           16.9%
                                                                                      =====           ============          =====
    Totals...................................................................         2,247           $359,611,892          100.0%
                                                                                      =====           ============          =====

                 Year of Origination for Mortgage Loan Group II

                                                                                    Number of      Aggregate Principal   Percent of
Year of Origination                                                              Mortgage Loans    Balance Outstanding   Loan Group
-------------------                                                              --------------    -------------------   ----------
2002.........................................................................             1           $    200,268            0.1%
2003.........................................................................         2,246            359,411,624           99.9
                                                                                      -----           ------------          -----
    Totals...................................................................         2,247           $359,611,892          100.0%
                                                                                      =====           ============          =====

               Maximum Mortgage Rates for Mortgage Loan Group II

Range of Maximum                                                                    Number of      Aggregate Principal   Percent of
Mortgage Rates                                                                   Mortgage Loans    Balance Outstanding   Loan Group
--------------                                                                   --------------    -------------------   ----------
11.500% to 11.999%...........................................................            11           $  2,501,236            0.7%
12.000% to 12.499%...........................................................            76             15,431,831            4.3
12.500% to 12.999%...........................................................           227             44,454,862           12.4
13.000% to 13.499%...........................................................           191             34,228,251            9.5
13.500% to 13.999%...........................................................           381             69,973,185           19.5
14.000% to 14.499%...........................................................           283             47,059,249           13.1
14.500% to 14.999%...........................................................           389             59,963,386           16.7
15.000% to 15.499%...........................................................           223             31,032,934            8.6
15.500% to 15.999%...........................................................           257             34,101,516            9.5
16.000% to 16.499%...........................................................           107             13,018,794            3.6
16.500% to 16.999%...........................................................            72              5,748,907            1.6
17.000% to 17.499%...........................................................            20              1,690,633            0.5
17.500% to 17.999%...........................................................             7                275,256            0.1
18.000% to 18.499%...........................................................             2                 86,176            0.0
19.500% to 19.999%...........................................................             1                 45,676            0.0
                                                                                      -----           ------------          -----
    Totals...................................................................         2,247           $359,611,892          100.0%
                                                                                      =====           ============          =====

                Prepayment Penalties for Mortgage Loan Group II

                                                                                    Number of      Aggregate Principal   Percent of
Prepayment Penalty Term                                                          Mortgage Loans    Balance Outstanding   Loan Group
-----------------------                                                          --------------    -------------------   ----------
None.........................................................................           898           $151,154,783           42.0%
12 months....................................................................             8              1,420,717            0.4
24 months....................................................................           136             21,960,753            6.1
36 months....................................................................           804            126,121,206           35.1
60 months....................................................................           401             58,954,432           16.4
                                                                                      -----           ------------          -----
    Totals...................................................................         2,247           $359,611,892          100.0%
                                                                                      =====           ============          =====

   The weighted average prepayment penalty term with respect to the Group II Mortgage Loans in the Statistical Mortgage Pool having prepayment penalties is approximately 41 months. With respect to those Group II Mortgage Loans in the Statistical Mortgage Pool which have prepayment penalties, approximately 80.3% of such mortgage loans are subject to a prepayment penalty during the first five years after the origination of such mortgage loans which will equal six months' interest and approximately 0.2% of such mortgage loans are subject to a prepayment penalty which will equal six months' interest during the first three years after origination of such mortgage loans and will equal three months' interest during the fourth and fifth years after the origination of such mortgage loans, in each case calculated on the basis of the rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan.

                Next Adjustment Date for Mortgage Loan Group II

                                                                                    Number of      Aggregate Principal   Percent of
Next Adjustment Date                                                             Mortgage Loans    Balance Outstanding   Loan Group
--------------------                                                             --------------    -------------------   ----------
April 2005...................................................................             1           $    104,244            0.0%
June 2005....................................................................             2                319,723            0.1
July 2005....................................................................             1                 75,557            0.0
August 2005..................................................................             6                678,160            0.2
September 2005...............................................................            98             14,814,902            4.1
October 2005.................................................................           469             75,690,544           21.0
November 2005................................................................           304             45,682,985           12.7
May 2006.....................................................................             1                163,128            0.0
June 2006....................................................................             2                241,989            0.1
July 2006....................................................................             1                178,277            0.0
August 2006..................................................................             3                371,726            0.1
September 2006...............................................................            76             12,221,856            3.4
October 2006.................................................................           263             43,189,520           12.0
November 2006................................................................           212             33,858,331            9.4
May 2008.....................................................................             1                 30,929            0.0
June 2008....................................................................             1                 80,411            0.0
July 2008....................................................................             5                818,580            0.2
August 2008..................................................................            13              2,250,081            0.6
September 2008...............................................................           194             31,193,588            8.7
October 2008.................................................................           467             76,515,687           21.3
November 2008................................................................           127             21,131,676            5.9
                                                                                      -----           ------------          -----
    Totals...................................................................         2,247           $359,611,892          100.0%
                                                                                      =====           ============          =====

                    Credit Scores for Mortgage Loan Group II

Range of                                                                            Number of      Aggregate Principal   Percent of
Credit Scores                                                                    Mortgage Loans    Balance Outstanding   Loan Group
-------------                                                                    --------------    -------------------   ----------
Not Scored...................................................................            15           $  1,062,972            0.3%
500 to 500...................................................................             4                696,268            0.2
501 to 550...................................................................           521             74,233,199           20.6
551 to 600...................................................................           566             84,303,460           23.4
601 to 650...................................................................           570             94,018,861           26.1
651 to 700...................................................................           370             65,614,073           18.2
701 to 750...................................................................           137             27,133,904            7.5
751 to 800...................................................................            64             12,549,154            3.5
                                                                                      -----           ------------          -----
    Totals...................................................................         2,247           $359,611,892          100.0%
                                                                                      =====           ============          =====

   The Credit Scores of the Group II Mortgage Loans in the Statistical Mortgage Pool that were scored as of the Cut-off Date ranged from 500 to 800 and the weighted average Credit Score of the Group II Mortgage Loans in the Statistical Mortgage Pool that were scored as of the Cut-off Date was approximately 614.

Assignment of the Mortgage Loans

   On the Closing Date, the Depositor will cause the Mortgage Loans to be assigned to the trustee, together with the rights to all principal and interest due on or with respect to the related mortgage loans after the Cut-off Date (as applicable), other than interest accrued on such mortgage loans prior to the Cut-off Date. JPMorgan Chase Bank, as authenticating agent, will, concurrently with the assignment of the Mortgage Loans, authenticate and deliver the certificates. Each Mortgage Loan will be identified on the Mortgage Loan Schedule. The Mortgage Loan Schedule will specify, among other things, with respect to each Mortgage Loan as of the close of business on the Cut-off Date, the original principal balance and the unpaid principal balance, the monthly payment, the months remaining to stated maturity of the mortgage note, and the Mortgage Rate.

   In addition, the Depositor will, as to each Mortgage Loan, deliver to, or cause to be delivered to, the trustee the mortgage note, together with all amendments and modifications to the mortgage note, endorsed without recourse to the trustee or its designee, the original or a certified copy of the mortgage, together with all amendments and modifications to the mortgage, with evidence of recording indicated thereon and an original or certified copy of an assignment of the mortgage in recordable form. Alternatively, with respect to each Co-op Loan, the Depositor will deliver to, or cause to be delivered to, the trustee the mortgage note, together with all amendments and modifications to the mortgage note, endorsed without recourse to the trustee or its designee, the security agreement and the related financing statement creating a security interest in the stock pledged to secure such Co-op Loan, together with all amendments and modifications to the security agreement and financing statement, an assignment of the security agreement and financing statement, the related stock certificate and stock power in blank, the original proprietary lease and assignment of the lease, and the original stock recognition agreement executed by the related residential cooperative housing corporation. With the exception of assignments relating to mortgaged properties in certain states, the Depositor does not expect to cause the assignments to be recorded.

Representations and Warranties

   The Depositor will make representations and warranties for the benefit of the trustee with respect to the mortgage loans as described in the prospectus under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties" and will be obligated to repurchase any Mortgage Loan as to which there is a material breach of a representation or warranty. A repurchase by the Depositor will constitute the sole remedy available to Certificate Owners for a breach of the representations or warranties. The trustee will enforce the repurchase obligations of the Depositor. In lieu of this repurchase obligation, the Depositor may, within two years after the date of initial delivery of the certificates, substitute for the affected mortgage loans substitute mortgage loans, as described under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties" in the prospectus.

                      Chase Manhattan Mortgage Corporation

   Chase Manhattan Mortgage Corporation, a New Jersey corporation formed in 1920, is a wholly owned indirect subsidiary of J.P. Morgan Chase & Co. Chase Manhattan Mortgage Corporation is engaged in the mortgage origination and servicing businesses and is a HUD-approved mortgagee. Chase Manhattan Mortgage Corporation is subject to supervision, examination and regulation by the Board of Governors of the Federal Reserve System and various state regulatory bodies. The address of Chase Manhattan Mortgage Corporation is 343 Thornall Street, Edison, New Jersey 08837 and its telephone number is (732) 205-0600. Chase Manhattan Mortgage Corporation makes loans in all 50 states and the District of Columbia primarily for the purpose of enabling borrowers to purchase or refinance residential real property, secured by first and second liens on such property. Chase Manhattan Mortgage Corporation's real estate loans primarily are made to homeowners based on the security of one- to four-family residences.

Underwriting Standards

   The following is a description of the B&C Underwriting Guidelines. Prior to the funding or acquiring of any B&C quality mortgage loan, each Seller underwrites the related mortgage loan in accordance with the then current underwriting standards established by Chase Manhattan Mortgage Corporation. The Mortgage Loans were originated and underwritten in accordance with either the Chase Manhattan Mortgage Corporation Call Center Underwriting Guidelines described below (the "CMMC Call Center Underwriting Guidelines") or the Chase Manhattan Mortgage Corporation Wholesale/Retail Underwriting Guidelines described below (the "CMMC Wholesale/Retail Underwriting Guidelines"). Approximately 24.6% of the Group I Mortgage Loans in the Statistical Mortgage Pool and approximately 16.9% of the Group II Mortgage Loans in the Statistical Mortgage Pool were underwritten in accordance with the "CMMC Call Center Underwriting Guidelines." Approximately 75.4% of the Group I Mortgage Loans in the Statistical Mortgage Pool and approximately 83.1% of the Group II Mortgage Loans in the Statistical Mortgage Pool were underwritten in accordance with the "CMMC Wholesale/Retail Underwriting Guidelines."

CMMC Call Center Underwriting Guidelines

   The CMMC Call Center Underwriting Guidelines consider the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, but also take into consideration the credit standing and repayment ability of the prospective borrower. On a case by case basis, CMMC Call Center underwriters may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, relatively low loan-to-value ratio, relatively low debt-to-income ratio, stable employment and time in the same residence. We expect that a number of the mortgage loans underwritten in accordance with the CMMC Call Center Underwriting Guidelines will have been originated based on such underwriting exceptions.

   The CMMC Call Center Underwriting Guidelines permit loans with loan-to-value ratios at origination of up to 95%, depending on among other things, the program, the type and use of the property, the creditworthiness of the borrower and the debt-to-income ratio.

   CMMC Call Center Underwriting Guidelines generally require title insurance coverage issued by an approved ALTA or CLTA title insurance company on each mortgage loan. Where title insurance is not required, guidelines require a property report and title search to evidence that the title or lien position is as indicated on the mortgage loan application.

   CMMC Call Center Underwriting Guidelines also require that fire and hazard insurance coverage be maintained on the mortgaged property in an amount at least equal to the principal balance of the mortgage loan or the replacement cost of the mortgaged property, whichever is less. Flood insurance is also required for any mortgage loan if the related mortgaged property is located in either flood zone "A" or "V" as determined by the Federal Emergency Management Agency.

   CMMC Call Center Underwriting Guidelines are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under CMMC Call Center Underwriting Guidelines may not satisfy FNMA and FHLMC underwriting guidelines for any number of reasons, including, without limitation, unsatisfactory payment histories or debt-to-income ratios, or a record of derogatory credit items such as outstanding judgments or prior bankruptcies.

   There are three major steps in the underwriting process: (1) identify the eligibility and appropriate credit grade of the mortgagor, (2) evaluate the eligibility and lendable equity of the mortgaged property, and (3) ensure that the mortgage loan terms meet those acceptable for the applicable credit grade.

   The value of each property proposed as security for a mortgage loan is determined by a full appraisal, a limited appraisal conducted on a drive-by basis, or a statistical valuation. Two full appraisals are generally required if the mortgage loan exceeds $500,000.

   A credit report by an independent, nationally recognized credit reporting agency is required reflecting the applicant's complete credit history. The credit report should reflect delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. All taxes and assessments not included in the payment are required to be verified as current.

   CMMC Call Center Underwriting Guidelines provide for the origination of loans under four general loan programs:

     (1) A Full verification program for salaried or self-employed borrowers (the "CMMC Full Documentation Program");

     (2) A 24-Month Bank Statement Program for salaried or self-employed borrowers (the "CMMC
          24-Month Bank Statement Program");

     (3) A Reduced documentation program for borrowers who may have income which cannot be verified by traditional methods (the "CMMC Reduced Documentation Program"); and

     (4) A non-income verification program for salaried and self-employed borrowers (the "CMMC Stated Income Program").

   CMMC Call Center Underwriting Guidelines allow for some borrowers with existing loans to refinance loans with either limited, or no, verification of income.

   In connection with purchase-money loans, CMMC Call Center Underwriting Guidelines generally require an acceptable source of funds for downpayment, verification of the source of the downpayment and adequate cash reserves for owner occupied second homes and non-owner occupied homes. Adequate equity in the mortgaged property is used as a countervailing consideration to these requirements.

   In general, for mortgage loans underwritten under the CMMC Full Documentation Program, the Underwriters verify income and assets through alternate documentation or written third party verifications, except that no asset verification is required for a borrower in the A1 or A2 credit grade whose Credit Score is at least 640, so long as the combined loan-to-value ratio does not exceed 80%. The CMMC 24-Month Bank Statement Program is similar to the CMMC Full Documentation Program, except that the last 24 months of bank statements are utilized to support income. In general, the CMMC 24-Month Bank Statement Program is available to borrowers in all credit grades. In general, the CMMC Reduced Documentation Program is available for all credit grades. The CMMC Stated Income Program is a no income/no asset verification program available for all credit grades. The CMMC Call Center Underwriting Guidelines utilize various credit grade categories to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These credit grade categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the borrower's credit history considered in a manner generally consistent with sub-prime mortgage industry practice, the occupancy status of the mortgaged property, the type of mortgaged property and documentation type. A summary of the credit grade categories is set forth below.

Credit Grade Category: "A1"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: No more than two delinquencies of 30 days or more during the previous 12 months.

   Credit Score: Minimum of 620.

   Bankruptcy/Foreclosure: Must be discharged at least three years.

Credit Grade Category: "A2"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: No more than three delinquencies of 30 days or more in the previous 12 months.

   Credit Score: Minimum of 560.

   Bankruptcy/Foreclosure: Must be discharged at least two years.

Credit Grade Category: "B1"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: No more than three delinquencies of 30 days or more in the previous 12 months.

   Credit Score: Minimum of 520.

   Bankruptcy/Foreclosure: Must be discharged at least 18 months.

Credit Grade Category: "B2"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: No more than five delinquencies of 30 days or more in the previous 12 months, or no more than two delinquencies of 60 days or more in the previous 12 months, or no more than one delinquency of 90 days or more in the previous 12 months.

   Credit Score: Minimum of 500.

   Bankruptcy/Foreclosure: Must be discharged at least 18 months.

Credit Grade Category: "C1"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: No more than five delinquencies of 30 days or more in the previous 12 months, or no more than two delinquencies of 60 days or more in the previous 12 months, or no more than one delinquency of 90 days or more in the previous 12 months.

   Credit Score: Minimum of 500.

   Bankruptcy/Foreclosure: Must be discharged at least 12 months.

CMMC Wholesale/Retail Underwriting Guidelines

   The CMMC Wholesale/Retail Underwriting Guidelines consider the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, but also take into consideration the borrower's credit standing and repayment ability. On a case by case basis, Chase Manhattan Mortgage Corporation may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, without limitation, relatively low loan-to-value ratio, relatively low debt-to-income ratio, stable employment and time in the same residence. It is expected that a significant number of the mortgage loans underwritten in accordance with the CMMC Wholesale/Retail Underwriting Guidelines will have been originated with such underwriting exceptions based on compensating factors.

   The CMMC Wholesale/Retail Underwriting Guidelines permit loans with loan-to-value ratios at origination of up to 95%, depending on among other things, the program, the type and use of the property, the creditworthiness of the borrower and the debt-to-income ratio.

   Chase Manhattan Mortgage Corporation requires title insurance on all B&C quality mortgage loans secured by liens on real property. Chase Manhattan Mortgage Corporation also requires that fire and hazard insurance coverage be maintained on the mortgaged property in an amount at least equal to the principal balance of the mortgage loan or the replacement cost of the mortgaged property, whichever is less. Flood insurance is also required for any mortgage loan if the related mortgaged property is located in either flood zone "A" or "V" as determined by the Federal Emergency Management Agency.

   The CMMC Wholesale/Retail Underwriting Guidelines are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the borrower's credit standing and repayment ability. Borrowers under the CMMC Wholesale/Retail Underwriting Guidelines who qualify generally would not satisfy FNMA and FHLMC underwriting guidelines for any number of reasons, including, without limitation, original principal balance, unsatisfactory payment histories or debt-to-income ratios, or a record of major derogatory credit items such as outstanding judgments or prior bankruptcies.

   Chase Manhattan Mortgage Corporation offers four types of income documentation programs under the CMMC Wholesale/Retail Underwriting
Guidelines:

     o  Full Documentation;

     o  24-Month Bank Statement;

     o  Reduced Documentation; and

     o  Stated Income.

   In general, for mortgage loans underwritten under the Full Documentation program, Chase Manhattan Mortgage Corporation verifies income and assets through alternate documentation or written third party verifications, except that no asset verification is required for borrowers in the AStar, AO or A- credit grade whose Credit Score is at least 640, so long as the loan-to-value ratio does not exceed 80%. The 24-Month Bank Statement program is similar to the Full Documentation program, except that the last 24 months of bank statements are utilized to support income. In general, the 24-Month Bank Statement program is available to borrowers in the AStar through C credit grades. In general, the Reduced Documentation program is available for AStar through C credit grades in the case of self-employed borrowers and AStar, AO, A- and B credit grades for all other borrowers. Under the Reduced Documentation program the maximum loan-to-value ratio for non-self-employed borrowers is 70% (or 80% for borrowers in the AStar, AO or A- credit grade whose Credit Score is at least 640), and asset verification for the source of the borrower's downpayment is required if the loan-to-value ratio is greater than 80%, except that asset verification is not required if the loan-to-value ratio does not exceed 90%, for borrowers in the AStar, AO or A- credit grade whose Credit Score is at least 640. In general, the Stated Income program is a no income/no asset verification (except that asset verification is required if the loan-to-value ratio is greater than 80%, unless the borrower is in the AStar, AO or A- credit grade, his or her Credit Score is at least 640, and the loan-to-value ratio does not exceed 85%) program for credit grades AStar through B-, in the case of self-employed borrowers, and for credit grades AStar, AO, A- and B, for all others. The maximum loan-to-value ratio under this program for non-self-employed borrowers is 70% (or 80% for borrowers in the AStar, AO or A- credit grade whose Credit Score is at least
640). Income from the application as stated by the borrower is used to qualify.

   The CMMC Wholesale/Retail Underwriting Guidelines utilize various credit grade categories to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These credit grade categories establish the maximum permitted loan-to-value ratio, debt-to-income ratio and loan amount, given the borrower's credit history considered in a manner generally consistent with sub-prime mortgage industry practice, the occupancy status of the mortgaged property, the type of mortgaged property and documentation type. A summary of the credit grade categories is set forth below.

Credit Grade Category: "AStar"

   Debt-to-Income Ratio: Maximum of 45%.

   Mortgage History: No more than one delinquency of 30 days or more during the previous 12 months; no more than two such delinquencies during the previous 24 months; provided that no such delinquencies may have exceeded 59 days.

   Consumer/Revolving Credit History: No more than one delinquency (in the case of "major" credit) or two delinquencies (in the case of "minor" credit) during the previous 12 months; provided that no such delinquencies may have exceeded 59 days; no more than two ("major" credit) or three ("minor" credit) such delinquencies during the previous 24 months ("major" credit being defined as installment debt with monthly payments over $100 and revolving accounts with credit limits over $5,000 or credit balances over $2,500).

   Collections/Chargeoffs: All in the previous 24 months must be satisfied.

   Bankruptcy/Foreclosure: Must be discharged at least three years; substantial reestablishment of credit required.

Credit Grade Category: "AO"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: No more than one delinquency of 30 days or more during the previous 12 months; provided that no such delinquencies may have exceeded 59 days.

   Consumer/Revolving Credit History: No delinquency of 60 days or more during the previous 12 months (in the case of "major" credit) or no delinquencies of 90 days or more during the previous 12 months (in the case of "minor" credit).

   Collections/Chargeoffs: All except for up to $1,000 in the previous 24 months must be satisfied.

   Bankruptcy/Foreclosure: Must be discharged at least three years; substantial reestablishment of credit required.

Credit Grade Category: "A-"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: No more than two delinquencies of 30 days or more during the previous 12 months; provided that no such delinquencies may have exceeded 59 days.

   Consumer/Revolving Credit History: No delinquencies of 60 days or more during the previous 12 months (in the case of "major" credit) or no delinquencies of 90 days or more during the previous 12 months (in the case of "minor" credit).

   Collections/Chargeoffs: All except for up to $1,000 in the previous 24 months must be satisfied.

   Bankruptcy/Foreclosure: Must be discharged at least two years (or three years, if the loan-to-value ratio exceeds 85%); substantial reestablishment of credit required.

Credit Grade Category: "B"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: No more than three delinquencies of 30 days or more during the previous 12 months; provided that no such delinquencies may have exceeded 59 days.

   Consumer/Revolving Credit History: No delinquencies of 90 days or more during the previous 12 months (in the case of "major" credit) and no delinquencies of 120 days or more during the previous 12 months (in the case of "minor" credit).

   Collections/Chargeoffs: All except for up to $2,500 in the previous 24 months must be satisfied.

   Bankruptcy/Foreclosure: Must be discharged at least 18 months; substantial reestablishment of credit required.

Credit Grade Category: "B-"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: No more than four delinquencies of 30 days or more during the previous 12 months, provided that no such delinquency may have exceeded 59 days; or no more than one delinquency of 60 days or more during the previous 12 months, provided that no such delinquency may have exceeded 89 days.

   Consumer/Revolving Credit History: No delinquencies of 90 days or more during the previous 12 months (in the case of "major" credit) and no delinquencies of 120 days or more during the previous 12 months (in the case of "minor" credit).

   Collections/Chargeoffs: All except for up to $2,500 in the previous 24 months must be satisfied.

   Bankruptcy/Foreclosure: Must be discharged at least 18 months; substantial reestablishment of credit required.

Credit Grade Category: "C"

   Debt-to-Income Ratio: Maximum of 50%.

   Mortgage History: No more than five delinquencies of 30 days or more during the previous 12 months, provided that no such delinquency may have exceeded 59 days; or no more than two delinquencies of 60 days or more during the previous 12 months, provided that no such delinquency may have exceeded 89 days; or no more than one delinquency of 90 days or more during the previous 12 months, provided that such delinquency may not have exceeded 119 days.

   Consumer/Revolving Credit History: No delinquencies of 120 days or more on any "major" credit during the previous 12 months.

   Collections/Chargeoffs: All except for up to $5,000 in the previous 24 months must be satisfied.

   Bankruptcy/Foreclosure: Chapter 7/Foreclosure must be discharged at least one year prior to close. Chapter 13 must be discharged prior to close.

                        Servicing of the Mortgage Loans

General

   The Servicer will service the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement. The Servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers, which may be affiliates of the Servicer. Notwithstanding any subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the Servicer alone were servicing the mortgage loans.

Chase Manhattan Mortgage Corporation

   Chase Manhattan Mortgage Corporation will act as the Servicer of the mortgage loans under the pooling and servicing agreement. Set forth below is the historical delinquency, foreclosure and loan loss data for the Chase Subprime Securitized Servicing Portfolio, which consists of the fixed rate and adjustable rate sub-prime mortgage loans which were originated or purchased by the Servicer and subsequently securitized in asset-backed transactions. The Chase Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of the Servicer, and many of the mortgage loans in the Chase Subprime Securitized Servicing Portfolio have not been outstanding long enough to experience the level of delinquencies, foreclosures and loan losses which might be expected to occur on a larger, more seasoned portfolio of mortgage loans which were underwritten, originated and serviced in a manner similar to the mortgage loans in the Chase Subprime Securitized Servicing Portfolio. Because of the relatively small size and relative lack of seasoning of the Chase Subprime Securitized Servicing Portfolio, there can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans could be significantly worse.

   Chase Subprime Securitized Servicing Portfolio. The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the Chase Subprime Securitized Servicing Portfolio (the sum of the columns below may not equal the total indicated due to rounding).

                 Delinquency and Foreclosure Experience of the Chase Subprime Securitized Servicing Portfolio

                                                                               (Dollars in Thousands)
                                                 ----------------------------------------------------------------------------------
                                                    As of September 30,                        As of December 31,
                                                 -------------------------    -----------------------------------------------------
                                                           2003                         2002                        2001
                                                 -------------------------    ------------------------    -------------------------
                                                Number of                     Number                      Number of
                                                  Loans      Dollar Amount   of Loans    Dollar Amount      Loans     Dollar Amount
                                                ---------    -------------   --------    -------------    ---------   -------------
Portfolio ...................................     87,812      $10,588,679     73,597       $8,326,818      66,278       $7,274,554
Delinquency
 30-59 days .................................       2.44%            1.95%      2.69%            2.28%       2.27%            1.96%
 60-89 days .................................       0.83%            0.68%      0.86%            0.72%       0.71%            0.65%
 90 days or more ............................       1.47%            1.16%      1.41%            1.21%       0.89%            0.79%
                                                  ------      -----------     ------       ----------      ------       ----------
Total .......................................       4.74%            3.78%      4.96%            4.21%       3.88%            3.40%
Foreclosure rate ............................       2.32%            1.98%      2.65%            2.48%       1.78%            1.64%
REO properties ..............................        546                         480                          264

   The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics set forth above exclude loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

   The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by the Servicer pending disposition.

                              Loan Loss Experience
             of the Chase Subprime Securitized Servicing Portfolio

                                                                                 (Dollars in Thousands)
                                                                       -----------------------------------------
                                                                         Nine Month
                                                                       Period Ending
                                                                       September 30,    Year Ending December 31,
                                                                       -------------    ------------------------
                                                                            2003           2002         2001
                                                                       -------------    ----------   -----------
Average amount outstanding .........................................     $9,394,732     $7,902,732   $5,018,737
Net losses .........................................................     $   52,445     $   43,458   $   29,783
Net losses as a percentage of average amount outstanding ...........           0.56%          0.55%        0.59%

   The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by the Servicer to be uncollectible, less amounts received by the Servicer as recoveries from liquidation proceeds and deficiency judgments.

   There can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables above, in part because the portfolio of mortgage loans reflected in those tables is relatively small and unseasoned, which is likely to cause the delinquency, foreclosure and loan loss experience shown to understate, perhaps substantially, the actual delinquency, foreclosure and loan loss experience that might occur as the portfolio becomes more seasoned. Therefore, we cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the statistical information set forth above. Consequently, the delinquency, foreclosure and loan loss experience set forth in the tables above may not necessarily be material to your decision to invest.

   In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosures and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of Scheduled Payments and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool.

   Collection Procedures. Chase Manhattan Mortgage Corporation employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by Chase Manhattan Mortgage Corporation is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. Chase Manhattan Mortgage Corporation utilizes a predictive dialing system for the management of collection calling activity. Prior to initiating foreclosure proceedings, Chase Manhattan Mortgage Corporation makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. Chase Manhattan Mortgage Corporation will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

Servicing Compensation and Payment of Expenses

   The Servicer will be paid the Servicing Fee. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid mortgage loans, as described below under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Servicer is also entitled to receive, as additional servicing compensation, all assumption fees and other similar charges (other than prepayment penalties and late payment fees) and all investment income earned on amounts on deposit in the Collection Account. The Servicer is obligated to pay certain ongoing expenses associated with the mortgage loans in connection with its responsibilities under the pooling and servicing agreement.

Servicer

   The Servicer will, among other things:

     o provide administrative services and file reports with regard to the certificates;

     o provide reports to the trustee regarding the mortgage loans and the certificates; and

     o receive payments with respect to the mortgage loans and, in its capacity as paying agent for the certificates, remit the payments to the certificateholders as described herein.

   The Servicer will pay various administrative expenses of the trust, including the fees of the trustee.

Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans

   When a mortgagor prepays all or a portion of a mortgage loan between Due Dates, the mortgagor pays interest on the amount prepaid only to the date of the prepayment. Prepayments received during the prior Prepayment Period are included in the distribution to certificateholders on the related Distribution Date, thereby causing a shortfall in interest. In order to mitigate the effect of any such shortfall in interest distributions to certificateholders on any Distribution Date, the Servicer shall deposit Compensating Interest in the Collection Account for distribution to the certificateholders on such Distribution Date. However, any such reduction in the Servicing Fee otherwise payable with respect to such Distribution Date will be limited to the product of (1) one-twelfth of 0.35% and (2) the aggregate Stated Principal Balance of the mortgage loans with respect to the related Distribution Date. Any such deposit by the Servicer will be reflected in the distributions to the certificateholders made on the Distribution Date to which such Due Period relates. Any Prepayment Interest Shortfall will be allocated on such Distribution Date pro rata among the outstanding classes of certificates based upon the amount of interest each such class would otherwise be paid on such Distribution Date.

Advances

   Subject to the limitations described below, on each Servicer Remittance Date, the Servicer will be required to make Advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Offered Certificates rather than to guarantee or insure against losses. The Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each mortgage loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan; provided, however, that the Servicer need not make Advances with respect to the principal portion of any Balloon Amount, but the Servicer will be required to advance monthly interest on a Balloon Loan until the principal balance thereof is reduced to zero subject to the Servicer's determination of non-recoverability. In the event the Servicer previously made Advances which later are determined to be nonrecoverable, the Servicer will be entitled to reimbursement of such Advances prior to distributions to certificateholders. If the Servicer determines on any Servicer Remittance Date to make an Advance, such Advance will be included with the distribution to holders of the Offered Certificates on the related Distribution Date. Any failure by the Servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor servicer, or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the pooling and servicing agreement.

                        Description of the Certificates

General

   The certificates will represent the entire beneficial ownership interest in the trust fund to be created under the pooling and servicing agreement. A copy of the pooling and servicing agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the certificates at, and will be filed with, the Securities and Exchange Commission within 15 days of the Closing Date. Reference is made to the prospectus for additional information regarding the terms and conditions of the pooling and servicing agreement.

   The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

   The certificates will consist of:

     (1) Class A Group I Certificates, class IM-1 certificates, class IM-2 certificates, class IB certificates, Class A Group II Certificates, class IIM-1 certificates, class IIM-2 certificates and class IIB certificates (all of which are being offered hereby); and

     (2) Class C certificates, class IP certificates, class IIP certificates, class IL certificates, class IIL certificates and the Residual Certificate (none of which are being offered hereby).

   The Offered Certificates will be issued in book-entry form as described below. The Definitive Certificates will be transferable and exchangeable through the Servicer. The Offered Certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess of $25,000.

Book-Entry Certificates

   The Offered Certificates will be Book-Entry Certificates. Certificate Owners may elect to hold their Book-Entry Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositories, which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depository for Clearstream Luxembourg and JPMorgan Chase Bank will act as depository for Euroclear. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum Certificate Principal Balances of $25,000 and integral multiples of $1 in excess of $25,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

   A beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

   Certificate Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the trustee through DTC and DTC Participants. While the Book-Entry Certificates are
   outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Indirect Participants, with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

   Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

   Because of time zone differences, it is possible that credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but due to time zone differences, may be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see "Federal Income Tax Consequences--Taxation of Certain Foreign Investors" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex 1 hereto.

   Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream Luxembourg or Euroclear.

   DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

   Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled through Clearstream Luxembourg's many currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

   Euroclear was created to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./ N.V., a bank incorporated under the laws of the Kingdom of Belgium. The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the Book-Entry Certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Book-Entry Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions on the Book-Entry Certificates will be made on each Distribution Date by the paying agent to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

   Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the paying agent to Cede & Co. Distributions with respect to Book-Entry Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Taxation of Certain Foreign Investors" and "--Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of those Offered Certificates in the secondary market since some potential investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates.

   Monthly and annual reports on the trust fund provided by the Servicer or any paying agent on its behalf to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

   DTC has advised the Depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules, regulations and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

   Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if:

     (1) DTC or the Depositor advises the Servicer in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Servicer is unable to locate a qualified successor;

     (2) the Depositor, at its sole option, elects to terminate a book-entry system through DTC; or

     (3) after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the voting rights evidenced by any class of Book-Entry Certificates advise the Servicer and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class.

   Upon the occurrence of any of the events described in clauses (1), (2) and
(3) above, the Servicer or a paying agent on its behalf will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee and the Servicer and a paying agent on its behalf will recognize the holders of such Definitive Certificates as holders of the Offered Certificates under the pooling and servicing agreement.

   Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Collection Account; Distribution Account

   The pooling and servicing agreement provides that the Servicer for the benefit of the certificateholders shall establish and maintain one or more accounts, known collectively as the "Collection Account," into which the Servicer is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days, the payments and collections described in "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Collection Account" in the prospectus, except that the Servicer may deduct its Servicing Fee and any expenses of liquidating defaulted mortgage loans or property acquired in respect thereof. The pooling and servicing agreement permits the Servicer to direct any depository institution maintaining the Collection Account to invest the funds in the Collection Account in one or more investments acceptable to Moody's, S&P and Fitch, as provided in the pooling and servicing agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicer will be entitled to all income and gain realized from the Collection Account investments, and the income and gain will be subject to withdrawal by the Servicer from time to time. The Servicer will be required to deposit the amount of any losses incurred in respect of any Collection Account investments out of its own funds as the losses are realized.

   The Servicer is obligated to establish and maintain the "Distribution Account" and to deposit into the Distribution Account, not later than the Servicer Remittance Date preceding each Distribution Date, an amount equal to the Interest Funds and the Principal Funds for each loan group with respect to such Distribution Date. Subject to the restrictions set forth in the pooling and servicing agreement, the Servicer is permitted to direct that the funds in the Distribution Account be invested so long as the investments mature, unless maintained with the institution holding the account, no later than the related Distribution Date. All income and gain realized from any Distribution Account investment will belong to the Servicer and is subject to its withdrawal or order from the Distribution Account. The Servicer will be required to deposit in the Distribution Account out of its own funds the amount of any losses incurred in respect of any Distribution Account investment, as the losses are realized.

Distributions

   General. Distributions on the certificates will be made by JPMorgan Chase Bank, as paying agent, on the Distribution Date commencing in January 2004, to the persons in whose names the certificates are registered at the close of business on the Record Date.

   Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to distributions as it appears on the certificate register or, in the case of any certificateholder that holds 100% of a class of certificates or that holds a class of certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Servicer or any paying agent in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the office of the paying agent or such other address designated in writing by the Servicer. On each Distribution Date, a holder of a certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable class of certificates.

   Distributions of Interest. On each Distribution Date, the interest distributable with respect to each of the Group I Certificates (other than the class IA-1 certificates) is the interest which has accrued thereon at the related Pass-Through Rate during the calendar month immediately preceding the calendar month in which the Distribution Date occurs less Prepayment Interest Shortfalls, if any, and the interest distributable with respect to the class IA-1 certificates and each of the Group II Certificates is the interest which has accrued thereon at the then applicable related Pass-Through Rate from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date less Prepayment Interest Shortfalls, if any.

   All calculations of interest of the Group I Certificates (other than the class IA-1 certificates) will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. All calculations of interest on the class IA-1 certificates and the Group II Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

   On each Distribution Date, the Interest Funds for such Distribution Date with respect to each loan group are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

      (1) (A) to the Class P Certificates of the Certificate Group related to such loan group, an amount equal to any prepayment penalties, (B) to the Class L Certificates of the Certificate Group related to such loan group an amount equal to any late payment fees, in either case, received with respect to the related loan group during the related Prepayment Period and (C) to the Class R Certificate, (i) from the Interest Funds from the Group I Mortgage Loans, an amount equal to the accrual for the preceding period on an amount equal to 0.001% of the aggregate principal balance of the Class A Group I Certificates, class IM-1 certificates, class IM-2 certificates and class IB certificates at a rate equal to the excess of (x) the weighted average net mortgage rate on the Group I Mortgage Loans over (y) the weighted average of the interest rates on the Class A Group I Certificates, adjusting the rate on the class IA-1 certificates to convert it to an equivalent rate for a 30 day Accrual Period, class IM-1 certificates, class IM-2 certificates and class IB certificates (treating solely for purposes of this clause (i)(y) the Class A Group I Certificates as including a certificate bearing no interest and having a principal amount equal to the group I overcollateralization, if any), and (ii) from the Interest Funds from the Group II Mortgage Loans, an amount equal to the accrual for the preceding period on an amount equal to 0.001% of the aggregate principal balance of the Class A Group II Certificates, class IIM-1 certificates, class IIM-2 certificates and class IIB certificates at a rate equal to the excess of (x) the weighted average net mortgage rate on the Group II Mortgage Loans, adjusted to reflect the length of the relevant Accrual Period, over (y) the weighted average of the interest rates on the Class A Group II Certificates, class IIM-1 certificates, class IIM-2 certificates and class IIB certificates (treating, solely for purposes of this clause (ii)(y), (1) each such interest rate as subject to a cap equal to the rate described in clause (ii)(x) and
   (2) the Class A Group II Certificates as including a certificate bearing no interest and having a principal amount equal to the group II overcollateralization, if any);

      (2) to each class of the Class A Certificates of the Certificate Group related to such loan group, the Current Interest and any Interest Carry Forward Amount with respect to each such class; provided, however, that if the Interest Funds for the Group I Certificates are insufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Class A Group I Certificates, the Interest Funds for the Group I Certificates will be distributed pro rata among each class of the Class A Group I Certificates, based upon the ratio of (x) the Current Interest and Interest Carry Forward Amount for each class of the Class A Group I Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Group I Certificates; and provided, however, that if the Interest Funds for the Group II Certificates are insufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Class A Group II Certificates, the Interest Funds for the Group II Certificates will be distributed pro rata among each class of the Class A Group II Certificates, based upon the ratio of (x) the Current Interest and Interest Carry Forward Amount for each class of the Class A Group II Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Group II Certificates;

      (3) to the Class M-1 Certificates of such Certificate Group, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (4) to the Class M-2 Certificates of such Certificate Group, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (5) to the Class B Certificates of such Certificate Group, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class; and

      (6) any remainder to be distributed as described below under "--Overcollateralization and Crosscollateralization Provisions."

For purposes of calculating interest on the Group I Certificates, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

   Any Adjustable Rate Certificate Carryover will be paid on future Distribution Dates from and to the extent of funds available for that purpose as described in this prospectus supplement. The ratings of the Group II Certificates do not address the likelihood of the payment of any Adjustable Rate Certificate Carryover.

   Distributions of Principal. On each Distribution Date, the Principal Distribution Amount with respect to each Certificate Group for each Distribution Date is required to be distributed as follows until the Principal Distribution Amount has been fully distributed:

      (1) (A) with respect to the Class A Group I Certificates, the Class A Principal Distribution Amount for the Group I Certificates is required to be distributed as follows: (i) approximately 82.876712% sequentially, first, the Class IA-6 Principal Distribution Amount to the class IA-6 certificates, and second, the remaining portion of such amount shall be paid sequentially to the class IA-1, class IA-2, class IA-3, class IA-4, class IA-5 and class IA-6 certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero and (ii) approximately 17.123288% to the class IA-7 certificates; provided, however, that on any Distribution Date on which the aggregate Certificate Principal Balances of the Class A Group I Certificates are equal to or greater than the Stated Principal Balances of the Group I Mortgage Loans, the Class A Principal Distribution Amount for the Class A Group I Certificates will be distributed pro rata and not as described above; and (B) with respect to the Class A Group II Certificates, the Class A Principal Distribution Amount for the Group II Certificates is required to be distributed as follows: sequentially, to the class IIA-1 and class IIA-2 certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero; provided, however, that on any Distribution Date on which the aggregate Certificate Principal Balances of the Class A Group II Certificates are equal to or greater than the Stated Principal Balances of the Group II Mortgage Loans, the Class A Principal Distribution Amount for the Class A Group II Certificates will be distributed pro rata and not as described above;

      (2) to the Class M-1 Certificates of each Certificate Group, the Class M-1 Principal Distribution Amount for such Certificate Group;

      (3) to the Class M-2 Certificates of each Certificate Group, the Class M-2 Principal Distribution Amount for such Certificate Group;

      (4) to the Class B Certificates of each Certificate Group, the Class B Principal Distribution Amount for such Certificate Group; and

      (5) any remainder to be distributed as described under "--Overcollateralization and Crosscollateralization Provisions" below.

Overcollateralization and Crosscollateralization Provisions

   As set forth below, Net Excess Cashflow generally will be required to be applied as an Extra Principal Distribution Amount with respect to the other loan group whenever the Stated Principal Balances of the mortgage loans in such loan group do not exceed, by the required amount, the aggregate Certificate Principal Balances of the related certificates. If on any Distribution Date, after giving effect to any Extra Principal Distribution Amount, the aggregate Certificate Principal Balances of the Offered Certificates with respect to a loan group exceeds the Stated Principal Balances of the mortgage loans in the related loan group, the Certificate Principal Balances of the Subordinated Certificates of such Certificate Group will be reduced, in inverse order of seniority (beginning with the Class B Certificates), by an amount equal to such excess.

   If the Certificate Principal Balance of a class of Subordinated Certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the Certificate Principal Balance as so reduced. On subsequent Distribution Dates, however, as described below, Interest Funds and Principal Funds with respect to each Certificate Group not otherwise required to be distributed with respect to principal of and interest on the certificates of such Certificate Group will be applied to reduce Unpaid Realized Loss Amounts previously allocated to such certificates in order of seniority.

   On each Distribution Date, Interest Funds and Principal Funds with respect to each loan group not otherwise required to be distributed with respect to principal of and interest on the certificates in the related Certificate Group as described above will be required to be distributed in respect of the following amounts until fully distributed:

      (1) to the Extra Principal Distribution Amount for such loan group;

      (2) to the Class M-1 Certificates of such Certificate Group, any Unpaid Realized Loss Amount for such class;

      (3) to the Class M-2 Certificates of such Certificate Group, any Unpaid Realized Loss Amount for such class;

      (4) to the Class B Certificates of such Certificate Group, the Unpaid Realized Loss Amount for such class;

      (5) except in the case of Optional Termination Amounts, for distribution to the certificates in the other Certificate Group to the extent that any of the following amounts with respect to the other Certificate Group have not otherwise been funded in full for such Distribution Date in accordance with the priorities set forth herein:

         (A) to each class of the Class A Certificates of such other loan group, the Current Interest and any Interest Carry Forward Amount for such class;

         (B) the Extra Principal Distribution Amount for such other loan group; provided, however, that in no event may Interest Funds or Principal Funds with respect to one loan group be used to pay the Extra Principal Distribution Amount for the other loan group in an amount that exceeds the amount of interest that would have accrued on the certificates related to such other loan group during the related accrual period had such certificates had an aggregate principal amount equal to 99.999% of the Stated Principal Balance of the mortgage loans in such other loan group and provided for interest at a rate equal to the weighted average net mortgage rate for the mortgage loans in such other loan group, as adjusted to reflect the length of the relevant Accrual Period;

         (C) to the Class M-1 Certificates of such other Certificate Group, the Current Interest and any Interest Carry Forward Amount for such class;

         (D) to the Class M-1 Certificates of such other Certificate Group, any Unpaid Realized Loss Amount for such class;

         (E) to the Class M-2 Certificates of such other Certificate Group, the Current Interest and any Interest Carry Forward Amount for such class;

         (F) to the Class M-2 Certificates of such other Certificate Group, any Unpaid Realized Loss Amount for such class;

         (G) to the Class B Certificates of such other Certificate Group, the Current Interest and any Interest Carry Forward Amount for such class; and

         (H) to the Class B Certificates of such other Certificate Group, any Unpaid Realized Loss Amount for such class;

      (6) in the case of the Group II Mortgage Loans, to the Group II Certificates, on a pro rata basis, the Adjustable Rate Certificate Carryover; and

      (7) to the class C certificates or the Residual Certificate, the remaining amount.

Calculation of One-Month LIBOR

   On each Interest Determination Date, the Servicer will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rate for one-month United States dollar deposits, as such rate appears on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date, or
(2) if such rate does not appear on Telerate page 3750 as of 11:00 a.m. (London time), the Servicer will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

   If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the class IA-1 certificates and the Group II Certificates will be established by the Servicer or any paying agent on its behalf, as follows:

      (1) if on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the class IA-1 certificates and the Group II Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%), or

      (2) if on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

   The establishment of One-Month LIBOR on each Interest Determination Date by the Servicer or any paying agent on its behalf, and the Servicer's or such agent's calculation of the rate of interest applicable to the class IA-1 certificates and the Group II Certificates, for the related Accrual Period for the class IA-1 certificates and the Group II Certificates shall (in the absence of manifest error) be final and binding.

Reports to Certificateholders

   On each Distribution Date, the Servicer will cause to be forwarded or made available on its designee's website located at www.jpmorgan.com/sfr to each certificateholder, the trustee and the Depositor a statement generally setting forth with respect to each loan group or Certificate Group, where applicable, among other information:

      (1) the amount of the related distribution to holders of each class of certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate amount of all scheduled payments of principal included therein and
   (C) any Extra Principal Distribution Amount;

      (2) the amount of such distribution to holders of each class of certificates allocable to interest;

      (3) the Interest Carry Forward Amount for each class of certificates;

      (4) the Certificate Principal Balance of each class of certificates after giving effect to the distribution of principal on such Distribution Date;

      (5) the aggregate outstanding principal balance of each class of certificates for the following Distribution Date;

      (6) the amount of the Servicing Fee paid to or retained by the Servicer for the related Due Period;

      (7) the Pass-Through Rate for each class of certificates for such Distribution Date;

      (8) the amount of Advances included in the distribution on such Distribution Date;

      (9) the number and aggregate principal amounts of mortgage loans in each loan group (A) delinquent (exclusive of mortgage loans in foreclosure) (i) 31 to 60 days, (ii) 61 to 90 days and (iii) 91 or more days, and (B) in foreclosure and delinquent (i) 31 to 60 days, (ii) 61 to 90 days and (iii) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

      (10) with respect to any mortgage loan that became an REO Property in each loan group during the preceding calendar month, the loan number and Stated Principal Balance of such mortgage loan as of the close of business on the Determination Date and the date of acquisition thereof;

      (11) with respect to each loan group, whether a Trigger Event has occurred;

      (12) the total number and principal balance of any REO Properties in each loan group as of the close of business on the related Determination Date;

      (13) any Adjustable Rate Certificate Carryover paid and all Adjustable Rate Certificate Carryover remaining on each class of the Group II Certificates on such Distribution Date;

      (14) the number and amount of prepayment penalties and the amount of late payment fees received during the related Prepayment Period;

      (15) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay principal and interest on a monthly basis has been suspended or reduced pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or the California Military and Veterans Code, as amended; and the amount of interest and principal not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions; and

      (16) all amounts paid on each class of Group II Certificates on such Distribution Date that do not represent amounts paid in respect of a REMIC regular interest.

   In addition, within a reasonable period of time after the end of each calendar year, the Servicer or a paying agent on its behalf will prepare and deliver to each certificateholder of record during the previous calendar year, upon its written request, a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

   The pooling and servicing agreement may be amended by the Depositor, the Servicer and the trustee, without the consent of certificateholders, for any of the purposes set forth under "The Pooling and Servicing Agreement--Amendment" in the prospectus. In addition, the pooling and servicing agreement may be amended by the Depositor, the Servicer, the trustee and the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

      (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

      (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause
   (1) above, without the consent of the holders of certificates of such class evidencing, as to such class, Percentage Interests aggregating 66 2/3%; or

      (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

Optional Termination

   The Servicer will have the right (but not the obligation) to repurchase all remaining mortgage loans and REO Properties in either loan group and thereby effect the early retirement of all the certificates of the related Certificate Group on any Distribution Date on or after the Optional Termination Date. In the event this repurchase option is exercised by the Servicer, the repurchase will be made at the Repurchase Price. Proceeds from the repurchase will be distributed to the Servicer and to certificateholders in the related Certificate Group in the priority described above. The proceeds from this repurchase may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and the appraised value is less than the Stated Principal Balance of the related mortgage loan. Any repurchase of the mortgage loans and REO Properties will result in an early retirement of the certificates in the related Certificate Group.

Events of Default

   Events of default will consist of:

      (1) any failure by the Servicer to deposit in the Collection Account or the Distribution Account the required amounts or remit to the trustee any payment (including an Advance required to be made under the terms of the pooling and servicing agreement) which continues unremedied for five calendar days (or, in the case of an Advance, one calendar day) after written notice of the failure shall have been given to the Servicer and any paying agent by the trustee or the Depositor, or to the Servicer, the Depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

      (2) any failure by the Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Servicer in the pooling and servicing agreement, which continues unremedied for 60 days after the giving of written notice of the failure to the Servicer by the trustee, or the Depositor, or to the Servicer, the Depositor, and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

      (3) insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

   As of any date of determination, (1) holders of the Offered Certificates will be allocated 95% of all voting rights, allocated among the Offered Certificates in proportion to their respective outstanding Certificate Principal Balances and (2) holders of the Residual Certificate will be allocated all of the remaining voting rights. Voting rights will be allocated among the certificates of each class in accordance with their respective Percentage Interests.

Rights upon Event of Default

   So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee may, or upon the receipt of instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates, shall, terminate all of the rights and obligations of the Servicer under the pooling and servicing agreement and in and to the mortgage loans, whereupon the trustee will succeed to all of the responsibilities and duties of the Servicer under the pooling and servicing agreement, including the obligation to make Advances. No assurance can be given that termination of the rights and obligations of the Servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

   No certificateholder, solely by virtue of the holder's status as a certificateholder, will have any right under the pooling and servicing agreement to institute any proceeding regarding an event of default, unless the holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

   Wachovia Bank, N.A., a national banking association, will be the trustee under the pooling and servicing agreement. The Depositor and the Servicer may maintain other banking relationships in the ordinary course of business with the trustee. The Agency and Trust Office of the trustee is located at 401 South Tryon Street, 12th Floor, Charlotte, North Carolina 29288-1179, or at such other addresses as the trustee may designate from time to time.

                 Yield, Prepayment and Maturity Considerations

General

   The weighted average life of, and the yield to maturity on, each class of the Offered Certificates will be directly related to the rate of payment of principal (including prepayments) of the mortgage loans in the related loan group. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in the related properties, and changes in the mortgagors' housing needs, job transfers and employment status, as well as whether the related mortgage loan is subject to a prepayment penalty. In addition, the Sellers may solicit mortgagors to refinance their mortgage loans for a variety of reasons. Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

   The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

   The weighted average life and yield to maturity of each class of Offered Certificates will also be influenced by the amount of Net Excess Cashflow generated by the mortgage loans and applied in reduction of the Certificate Principal Balances of such certificates. The level of Net Excess Cashflow available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Class A Certificates will be influenced by, among other factors:

     (1) the overcollateralization level of the assets in the related loan group at such time (i.e., the extent to which interest on the related mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related Class A Certificates);

     (2) the delinquency and default experience of the related mortgage loans;

     (3)  the level of One-Month LIBOR;

     (4)  the Mortgage Index for the Group II Mortgage Loans; and

     (5) the provisions of the pooling and servicing agreement that permit Net Excess Cashflow to be distributed to the Residual Certificate when required overcollateralization levels have been met.

To the extent that greater (or lesser) amounts of Net Excess Cashflow are distributed in reduction of the Certificate Principal Balances of a class of Offered Certificates, the weighted average life thereof can be expected to shorten (or lengthen). No assurance, however, can be given as to the amount of Net Excess Cashflow distributed at any time or in the aggregate. See "Description of the Certificates--Overcollateralization and Crosscollateralization Provisions."

   The class IA-6 certificates are not expected to receive distributions of principal until the Distribution Date in January 2007 (except as otherwise described herein). Thereafter, the relative entitlement of the class IA-6 certificates to payments in respect of principal is subject to increase in accordance with the calculation of the Class IA-6 Principal Distribution Amount. See "Description of the Certificates--Distributions."

Prepayments and Yields for Offered Certificates

   Generally, if purchased at other than par, the yield to maturity on the Offered Certificates will be affected by the rate of payments of principal of the mortgage loans in the related loan group. If the actual rate of payments on the mortgage loans in a loan group is slower than the rate anticipated by an investor who purchases related Offered Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the mortgage loans in a loan group is faster than the rate anticipated by an investor who purchases related Offered Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

   All of the Group I Mortgage Loans are fixed rate mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, the fixed rate mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the fixed rate mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, the fixed rate mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on the fixed rate mortgage loans.

   All of the Group II Mortgage Loans are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. In addition, depending on prevailing interest rates, adjustable rate mortgage loans could experience higher prepayment rates at or near the time of any interest rate adjustment. Nevertheless, no assurance can be given as to the level of prepayment that the mortgage loans will experience.

   Although the Mortgage Rates on the Group II Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Pass-Through Rate on the Group II Certificates and adjust by reference to the Mortgage Index. Changes in One-Month LIBOR may not correlate with changes in the Mortgage Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Group II Certificates. The Mortgage Rate applicable to the Group II Mortgage Loans on any Adjustment Date will be based on the Mortgage Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value with respect to a Group II Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the Group II Available Funds Cap. See "The Mortgage Pool."

   The calculation of the Pass-Through Rate on each class of the Group II Certificates is based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to substantially all of the Group II Mortgage Loans (Six-Month LIBOR) as described under "The Mortgage Pool--General" and is subject to the Group II Available Funds Cap. The Group II Available Funds Cap effectively limits the amount of interest accrued on each class of the Group II Certificates to the amount of scheduled interest received or advanced on the Mortgage Loans in Group II. Furthermore, even if One-Month LIBOR and Six-Month LIBOR were at the same level, various factors may cause the Group II Available Funds Cap to limit the amount of interest that would otherwise accrue on each class of the Group II Certificates. In particular, the Pass-Through Rate on each class of the Group II Certificates adjusts monthly, while the interest rates of the Group II Mortgage Loans adjust less frequently, with the result that the operation of the Group II Available Funds Cap may cause the Pass-Through Rates to be reduced for extended periods in a rising interest rate environment. In addition, the Group II Mortgage Loans are subject to periodic (i.e., semi-annual) adjustment caps and maximum rate caps, and the applicable margin is subject to change based upon prepayment experience, which also may result in the Group II Available Funds Cap limiting increases in the Pass-Through Rate for such classes of the Group II Certificates. Finally, the Group II Mortgage Loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on each class of the Group II Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days. This may result in the Group II Available Funds Cap limiting the Pass-Through Rate for such classes of certificates in Accrual Periods that have more than 30 days. Consequently, the interest which becomes due on the Group II Mortgage Loans (net of the Servicing Fee) with respect to any Distribution Date may not equal the amount of interest that would accrue at One-Month LIBOR plus the margin on each class of the Group II Certificates. Furthermore, if the Group II Available Funds Cap determines the Pass-Through Rate for a class of the Group II Certificates for a Distribution Date, the market value of such class of certificates may be temporarily or permanently reduced. Although the pooling and servicing agreement provides a mechanism to pay, on a subordinated basis, any Adjustable Rate Certificate Carryover, there is no assurance that funds will be available to pay such amount. The ratings assigned to the Group II Certificates do not address the likelihood of the payment of any such amount.

   In addition, the Pass-Through Rate on each class of the Group II Certificates is subject to the Group II Maximum Rate Cap, which is defined as the weighted average of the maximum lifetime Mortgage Rates on the Group II Mortgage Loans, less the Servicing Fee Rate. The Group II Maximum Rate Cap may limit increases in the Pass-Through Rates on such class of the Group II Certificates and any shortfall of interest will not be recovered.

   On any Distribution Date, the Pass-Through Rates for the class IA-1, class IA-5, class IA-7, class IM-1, class IM-2 and class IB certificates will equal the lesser of (1) the rate set forth for such class in the table on page S-3 and (2) the weighted average Net Mortgage Rate on the Group I Mortgage Loans, as adjusted to reflect the length of the relevant Accrual Period. Therefore, to the extent that such weighted average Net Mortgage Rate on the Group I Mortgage Loans is ever reduced to less than the applicable rates described in clause (1), investors in the class IA-1, class IA-5, class 1A-7, class IM-1, class IM-2 and class IB certificates may experience a lower than anticipated yield and any shortfall of interest will not be recovered. In addition, the pass-through rate on the class IA-1 certificates is calculated based upon the value of an index (one-month LIBOR). Because the interest rates on the Group I Mortgage Loans are fixed, the weighted average net mortgage rate of the Group I Mortgage Loans will not increase based upon increases in LIBOR. Any increases in the pass-through rate of the class IA-1 certificates will be limited by the weighted average net mortgage rate on the Group I Mortgage Loans, as adjusted to reflect the length of the relevant Accrual Period and investors in the class IA-1 certificates may experience a lower than anticipated yield and any shortfall of interest will not be recovered.

   The extent to which the yield to maturity of the Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans in the related loan group. In particular, in the case of an Offered Certificate purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans in the related loan group could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans in the related loan group could result in an actual yield to such investor that is lower than the anticipated yield.

   The Last Scheduled Distribution Date for each class of Offered Certificates is set forth in the table appearing on page S-3. The actual final Distribution Date with respect to each class of Offered Certificates could occur significantly earlier than its Last Scheduled Distribution Date because:

     (1) prepayments are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof;

     (2) excess interest to the extent available will be applied as an accelerated payment of principal on the Offered Certificates as described herein;

     (3) the Servicer may purchase any mortgage loan which is delinquent in payment by 91 days or more; and

     (4) the Servicer may purchase all the mortgage loans in a loan group when the Stated Principal Balance of the mortgage loans and REO Properties in such loan group at the time of repurchase is less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans in such loan group, as of the Cut-off Date.

   Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the mortgage loans in each loan group. For the Group I Mortgage Loans, the prepayment model used in this prospectus supplement is HEP. For the Group II Mortgage Loans, the prepayment model used in this prospectus supplement is PPC.

   As used in the following tables, "0% of the prepayment model" assumes no prepayments on the mortgage loans; "80% of the prepayment model" assumes the mortgage loans will prepay at rates equal to 80% of the related prepayment model; "100% of the prepayment model" assumes the mortgage loans will prepay at rates equal to 100% of the related prepayment model; "150% of the prepayment model" assumes the mortgage loans will prepay at rates equal to 150% of the related prepayment model; and "200% of the prepayment model" assumes the mortgage loans will prepay at rates equal to 200% of the related prepayment model's assumed prepayment rates.

   There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers, unemployment, the solicitation of mortgagors to refinance their mortgage loans and the existence of prepayment penalties. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

   The weighted average lives of the Offered Certificates set forth on the following tables are determined by (1) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the certificates to the related Distribution Date, (2) summing the results and (3) dividing the sum by the total principal distribution on the Offered Certificates.

   The following tables have been prepared on the basis of the Modeling Assumptions, including the assumption that each loan group consists of mortgage loans having the approximate characteristics described below:

                             Group I Mortgage Loans

                                                                                                      Number of
                                                                         Original                     Months to
                                                                       Amortization     Remaining    Prepayment
                           Mortgage    Net Mortgage   Original Term        Term           Term         Penalty
  Current Balance            Rate          Rate         (in months)     (in months)    (in months)   Expiration
------------------         --------    ------------   -------------    ------------    -----------   ----------
$  9,861,981.41              7.505%       6.995%           180              360            178            0
$  6,858,496.65              7.040%       6.530%           180              360            178           10
$    110,081.88              6.625%       6.115%           180              360            178           22
$ 28,155,820.62              6.857%       6.347%           180              360            178           34
$ 28,807,203.21              6.734%       6.224%           180              360            178           58
$    793,308.90              7.830%       7.320%           120              120            118            0
$    199,582.54              6.999%       6.489%           120              120            117            9
$    510,441.23              7.519%       7.009%           120              120            118           34
$  4,026,196.40              7.411%       6.901%           114              114            112           58
$ 10,756,982.73              7.490%       6.980%           180              180            178            0
$  7,883,643.82              6.585%       6.075%           180              180            178           10
$     72,768.83              8.375%       7.865%           180              180            176           20
$ 19,254,940.02              6.296%       5.786%           180              180            178           34
$ 37,787,268.88              6.799%       6.289%           179              179            177           58
$ 14,113,446.81              7.602%       7.092%           240              240            238            0
$  4,937,762.42              5.899%       5.389%           240              240            238           10
$  6,165,047.60              5.918%       5.408%           240              240            238           34
$ 80,979,154.24              6.882%       6.372%           240              240            238           58
$ 70,773,557.27              7.032%       6.522%           360              360            358            0
$ 83,832,218.83              6.395%       5.885%           360              360            357           10
$  3,697,411.24              6.078%       5.568%           360              360            358           22
$265,310,439.90              5.964%       5.454%           360              360            358           34
$275,112,244.57              6.497%       5.987%           359              359            357           58

                            Group II Mortgage Loans

                                           Net       Original      Remaining
   Current                   Mortgage   Mortgage       Term           Term       Gross    Periodic    Maximum   Minimum
   Balance                     Rate       Rate      (in months)   (in months)    Margin      Cap       Rate       Rate
 -----------                 --------   --------    -----------   -----------    ------   --------    -------   -------
$101,816,281.64               7.690%      7.180%        360           358        4.656%     1.500%    14.690%    7.690%
$  1,421,747.60               7.668%      7.158%        360           358        4.004%     1.500%    14.668%    7.668%
$ 26,818,528.03               7.165%      6.655%        360           358        5.136%     1.500%    14.165%    7.165%
$ 32,785,497.44               7.176%      6.666%        360           358        5.248%     1.500%    14.176%    7.177%
$  4,986,023.85               7.780%      7.270%        360           358        5.286%     1.500%    14.780%    7.780%
$ 19,210,155.33               7.480%      6.970%        358           356        4.451%     1.334%    14.480%    7.480%
$     51,360.67               9.000%      8.490%        360           359        6.750%     1.500%    16.000%    9.000%
$ 86,061,537.82               6.948%      6.438%        360           358        4.998%     1.471%    13.948%    6.955%
$  5,315,783.14               7.126%      6.616%        351           349        3.735%     1.058%    14.126%    7.126%
$ 63,917,682.14               7.237%      6.727%        359           357        4.565%     1.416%    14.237%    7.237%
$    316,558.47               7.000%      6.490%        360           358        3.500%     1.500%    14.000%    7.000%
$ 35,467,468.97               6.369%      5.859%        360           358        4.842%     1.448%    13.369%    6.408%
$ 61,831,374.90               7.096%      6.586%        354           353        4.151%     1.144%    14.096%    7.099%

                                             Number of
                             Months Until    Months to
                               Next Rate     Prepayment
   Current                    Adjustment      Penalty
   Balance                       Date       Expiration
 -----------                 ------------   ----------
$101,816,281.64                   22             0
$  1,421,747.60                   22            10
$ 26,818,528.03                   22            22
$ 32,785,497.44                   22            34
$  4,986,023.85                   22            58
$ 19,210,155.33                   34             0
$     51,360.67                   35            23
$ 86,061,537.82                   34            34
$  5,315,783.14                   35            59
$ 63,917,682.14                   58             0
$    316,558.47                   58            10
$ 35,467,468.97                   58            34
$ 61,831,374.90                   58            58

* For all Group II Mortgage Loans, the Initial Rate Change Cap is 3.00% and the Rate Change Frequency is 6 months.

              Percentage of Initial Principal Balance Outstanding
                at the Respective Percentages of the Prepayment
                             Model Set Forth Below

                                                                      Class IA-1                             Class IA-2
                                                          ----------------------------------    -----------------------------------
Distribution Date                                          0%     80%    100%    150%   200%     0%      80%    100%    150%   200%
-----------------                                         ----    ----   ----    ----   ----    -----   ----    ----    ----   ----
Initial ...............................................    100     100    100     100    100      100    100     100     100    100
December 25, 2004 .....................................     94      51     40      13      0      100    100     100     100     56
December 25, 2005 .....................................     88       0      0       0      0      100     94      36       0      0
December 25, 2006 .....................................     82       0      0       0      0      100      0       0       0      0
December 25, 2007 .....................................     76       0      0       0      0      100      0       0       0      0
December 25, 2008 .....................................     69       0      0       0      0      100      0       0       0      0
December 25, 2009 .....................................     62       0      0       0      0      100      0       0       0      0
December 25, 2010 .....................................     54       0      0       0      0      100      0       0       0      0
December 25, 2011 .....................................     48       0      0       0      0      100      0       0       0      0
December 25, 2012 .....................................     42       0      0       0      0      100      0       0       0      0
December 25, 2013 .....................................     42       0      0       0      0      100      0       0       0      0
December 25, 2014 .....................................     42       0      0       0      0      100      0       0       0      0
December 25, 2015 .....................................     35       0      0       0      0      100      0       0       0      0
December 25, 2016 .....................................     23       0      0       0      0      100      0       0       0      0
December 25, 2017 .....................................     11       0      0       0      0      100      0       0       0      0
December 25, 2018 .....................................      0       0      0       0      0       37      0       0       0      0
December 25, 2019 .....................................      0       0      0       0      0        7      0       0       0      0
December 25, 2020 .....................................      0       0      0       0      0        0      0       0       0      0
December 25, 2021 .....................................      0       0      0       0      0        0      0       0       0      0
December 25, 2022 .....................................      0       0      0       0      0        0      0       0       0      0
December 25, 2023 .....................................      0       0      0       0      0        0      0       0       0      0
December 25, 2024 .....................................      0       0      0       0      0        0      0       0       0      0
December 25, 2025 .....................................      0       0      0       0      0        0      0       0       0      0
December 25, 2026 .....................................      0       0      0       0      0        0      0       0       0      0
December 25, 2027 .....................................      0       0      0       0      0        0      0       0       0      0
December 25, 2028 .....................................      0       0      0       0      0        0      0       0       0      0
December 25, 2029 .....................................      0       0      0       0      0        0      0       0       0      0
December 25, 2030 .....................................      0       0      0       0      0        0      0       0       0      0
December 25, 2031 .....................................      0       0      0       0      0        0      0       0       0      0
December 25, 2032 .....................................      0       0      0       0      0        0      0       0       0      0
December 25, 2033 .....................................      0       0      0       0      0        0      0       0       0      0
Weighted Average Life in years ........................   8.28    1.11   0.95    0.72   0.60    15.19   2.42    2.00    1.41   1.10

              Percentage of Initial Principal Balance Outstanding
                at the Respective Percentages of the Prepayment
                             Model Set Forth Below

                                                                      Class IA-3                             Class IA-4
                                                         -----------------------------------    -----------------------------------
Distribution Date                                          0%     80%    100%    150%   200%     0%      80%    100%    150%   200%
-----------------                                        -----    ----   ----    ----   ----    -----   ----    ----    ----   ----
Initial ..............................................     100     100    100     100    100      100    100     100     100    100
December 25, 2004 ....................................     100     100    100     100    100      100    100     100     100    100
December 25, 2005 ....................................     100     100    100      43      0      100    100     100     100     66
December 25, 2006 ....................................     100      82     40       0      0      100    100     100      36      0
December 25, 2007 ....................................     100      29      0       0      0      100    100      89       0      0
December 25, 2008 ....................................     100       0      0       0      0      100     91      42       0      0
December 25, 2009 ....................................     100       0      0       0      0      100     55      10       0      0
December 25, 2010 ....................................     100       0      0       0      0      100     28       0       0      0
December 25, 2011 ....................................     100       0      0       0      0      100     16       0       0      0
December 25, 2012 ....................................     100       0      0       0      0      100      1       0       0      0
December 25, 2013 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2014 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2015 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2016 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2017 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2018 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2019 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2020 ....................................      86       0      0       0      0      100      0       0       0      0
December 25, 2021 ....................................      70       0      0       0      0      100      0       0       0      0
December 25, 2022 ....................................      53       0      0       0      0      100      0       0       0      0
December 25, 2023 ....................................      36       0      0       0      0      100      0       0       0      0
December 25, 2024 ....................................      21       0      0       0      0      100      0       0       0      0
December 25, 2025 ....................................       6       0      0       0      0      100      0       0       0      0
December 25, 2026 ....................................       0       0      0       0      0       87      0       0       0      0
December 25, 2027 ....................................       0       0      0       0      0       65      0       0       0      0
December 25, 2028 ....................................       0       0      0       0      0       41      0       0       0      0
December 25, 2029 ....................................       0       0      0       0      0       16      0       0       0      0
December 25, 2030 ....................................       0       0      0       0      0        0      0       0       0      0
December 25, 2031 ....................................       0       0      0       0      0        0      0       0       0      0
December 25, 2032 ....................................       0       0      0       0      0        0      0       0       0      0
December 25, 2033 ....................................       0       0      0       0      0        0      0       0       0      0
Weighted Average Life in years .......................   19.30    3.72   3.00    2.03   1.55    24.68   6.53    5.00    3.09   2.20

              Percentage of Initial Principal Balance Outstanding
                at the Respective Percentages of the Prepayment
                             Model Set Forth Below

                                                                      Class IA-5                             Class IA-6
                                                         ------------------------------------    ----------------------------------
Distribution Date                                          0%      80%    100%    150%   200%     0%     80%    100%    150%   200%
-----------------                                        -----    -----   ----    ----   ----    ----   ----    ----    ----   ----
Initial ..............................................     100      100    100     100    100     100    100     100     100    100
December 25, 2004 ....................................     100      100    100     100    100     100    100     100     100    100
December 25, 2005 ....................................     100      100    100     100    100     100    100     100     100    100
December 25, 2006 ....................................     100      100    100     100     43     100    100     100     100    100
December 25, 2007 ....................................     100      100    100      94     25      99     90      89      88     89
December 25, 2008 ....................................     100      100    100      54      0      98     83      80      74      0
December 25, 2009 ....................................     100      100    100      34      0      96     71      66      55      0
December 25, 2010 ....................................     100      100     86       0      0      93     58      51       0      0
December 25, 2011 ....................................     100      100     78       0      0      84     31      24       0      0
December 25, 2012 ....................................     100      100     66       0      0      76     17      11       0      0
December 25, 2013 ....................................     100       92      0       0      0      45      0       0       0      0
December 25, 2014 ....................................     100       74      0       0      0      13      0       0       0      0
December 25, 2015 ....................................     100        0      0       0      0       0      0       0       0      0
December 25, 2016 ....................................     100        0      0       0      0       0      0       0       0      0
December 25, 2017 ....................................     100        0      0       0      0       0      0       0       0      0
December 25, 2018 ....................................     100        0      0       0      0       0      0       0       0      0
December 25, 2019 ....................................     100        0      0       0      0       0      0       0       0      0
December 25, 2020 ....................................     100        0      0       0      0       0      0       0       0      0
December 25, 2021 ....................................     100        0      0       0      0       0      0       0       0      0
December 25, 2022 ....................................     100        0      0       0      0       0      0       0       0      0
December 25, 2023 ....................................     100        0      0       0      0       0      0       0       0      0
December 25, 2024 ....................................     100        0      0       0      0       0      0       0       0      0
December 25, 2025 ....................................     100        0      0       0      0       0      0       0       0      0
December 25, 2026 ....................................     100        0      0       0      0       0      0       0       0      0
December 25, 2027 ....................................     100        0      0       0      0       0      0       0       0      0
December 25, 2028 ....................................     100        0      0       0      0       0      0       0       0      0
December 25, 2029 ....................................     100        0      0       0      0       0      0       0       0      0
December 25, 2030 ....................................      89        0      0       0      0       0      0       0       0      0
December 25, 2031 ....................................       0        0      0       0      0       0      0       0       0      0
December 25, 2032 ....................................       0        0      0       0      0       0      0       0       0      0
December 25, 2033 ....................................       0        0      0       0      0       0      0       0       0      0
Weighted Average Life in years .......................   27.67    11.38   8.95    5.37   3.42    9.59   7.01    6.73    5.68   4.58

              Percentage of Initial Principal Balance Outstanding
                at the Respective Percentages of the Prepayment
                             Model Set Forth Below

                                                                      Class IA-7                             Class IM-1
                                                         -----------------------------------    -----------------------------------
Distribution Date                                          0%     80%    100%    150%   200%     0%      80%    100%    150%   200%
-----------------                                        -----    ----   ----    ----   ----    -----   ----    ----    ----   ----
Initial ..............................................     100     100    100     100    100      100    100     100     100    100
December 25, 2004 ....................................      98      85     81      73     64      100    100     100     100    100
December 25, 2005 ....................................      96      68     62      47     34      100    100     100     100    100
December 25, 2006 ....................................      94      55     47      29     16      100    100     100     100    100
December 25, 2007 ....................................      92      44     36      22     12      100     97      80      49     28
December 25, 2008 ....................................      90      36     28      15      0      100     79      63      33      0
December 25, 2009 ....................................      88      29     22      10      0      100     65      49      23      0
December 25, 2010 ....................................      85      24     17       0      0      100     53      38       0      0
December 25, 2011 ....................................      82      20     13       0      0      100     43      30       0      0
December 25, 2012 ....................................      80      16     10       0      0      100     35      23       0      0
December 25, 2013 ....................................      77      13      0       0      0      100     29       0       0      0
December 25, 2014 ....................................      73      10      0       0      0      100     23       0       0      0
December 25, 2015 ....................................      70       0      0       0      0      100      0       0       0      0
December 25, 2016 ....................................      66       0      0       0      0      100      0       0       0      0
December 25, 2017 ....................................      62       0      0       0      0      100      0       0       0      0
December 25, 2018 ....................................      52       0      0       0      0      100      0       0       0      0
December 25, 2019 ....................................      49       0      0       0      0      100      0       0       0      0
December 25, 2020 ....................................      45       0      0       0      0      100      0       0       0      0
December 25, 2021 ....................................      42       0      0       0      0       94      0       0       0      0
December 25, 2022 ....................................      39       0      0       0      0       87      0       0       0      0
December 25, 2023 ....................................      36       0      0       0      0       79      0       0       0      0
December 25, 2024 ....................................      33       0      0       0      0       73      0       0       0      0
December 25, 2025 ....................................      30       0      0       0      0       67      0       0       0      0
December 25, 2026 ....................................      27       0      0       0      0       60      0       0       0      0
December 25, 2027 ....................................      24       0      0       0      0       53      0       0       0      0
December 25, 2028 ....................................      20       0      0       0      0       45      0       0       0      0
December 25, 2029 ....................................      17       0      0       0      0       37      0       0       0      0
December 25, 2030 ....................................      13       0      0       0      0       28      0       0       0      0
December 25, 2031 ....................................       0       0      0       0      0        0      0       0       0      0
December 25, 2032 ....................................       0       0      0       0      0        0      0       0       0      0
December 25, 2033 ....................................       0       0      0       0      0        0      0       0       0      0
Weighted Average Life in years .......................   16.45    4.60   3.77    2.55   1.87    23.85   7.87    6.42    4.50   3.83

              Percentage of Initial Principal Balance Outstanding
                at the Respective Percentages of the Prepayment
                             Model Set Forth Below

                                                                      Class IM-2                              Class IB
                                                         -----------------------------------    -----------------------------------
Distribution Date                                          0%     80%    100%    150%   200%     0%      80%    100%    150%   200%
-----------------                                        -----    ----   ----    ----   ----    -----   ----    ----    ----   ----
Initial ..............................................     100     100    100     100    100      100    100     100     100    100
December 25, 2004 ....................................     100     100    100     100    100      100    100     100     100    100
December 25, 2005 ....................................     100     100    100     100    100      100    100     100     100    100
December 25, 2006 ....................................     100     100    100     100    100      100    100     100     100    100
December 25, 2007 ....................................     100      97     80      49     28      100     97      80      49     22
December 25, 2008 ....................................     100      79     63      33      0      100     79      63      32      0
December 25, 2009 ....................................     100      65     49      23      0      100     65      49      14      0
December 25, 2010 ....................................     100      53     38       0      0      100     53      38       0      0
December 25, 2011 ....................................     100      43     30       0      0      100     43      26       0      0
December 25, 2012 ....................................     100      35     23       0      0      100     35      15       0      0
December 25, 2013 ....................................     100      29      0       0      0      100     24       0       0      0
December 25, 2014 ....................................     100      23      0       0      0      100     15       0       0      0
December 25, 2015 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2016 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2017 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2018 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2019 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2020 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2021 ....................................      94       0      0       0      0       94      0       0       0      0
December 25, 2022 ....................................      87       0      0       0      0       87      0       0       0      0
December 25, 2023 ....................................      79       0      0       0      0       79      0       0       0      0
December 25, 2024 ....................................      73       0      0       0      0       73      0       0       0      0
December 25, 2025 ....................................      67       0      0       0      0       67      0       0       0      0
December 25, 2026 ....................................      60       0      0       0      0       60      0       0       0      0
December 25, 2027 ....................................      53       0      0       0      0       53      0       0       0      0
December 25, 2028 ....................................      45       0      0       0      0       45      0       0       0      0
December 25, 2029 ....................................      37       0      0       0      0       37      0       0       0      0
December 25, 2030 ....................................      28       0      0       0      0       22      0       0       0      0
December 25, 2031 ....................................       0       0      0       0      0        0      0       0       0      0
December 25, 2032 ....................................       0       0      0       0      0        0      0       0       0      0
December 25, 2033 ....................................       0       0      0       0      0        0      0       0       0      0
Weighted Average Life in years .......................   23.85    7.87   6.42    4.48   3.73    23.77   7.71    6.29    4.37   3.59

              Percentage of Initial Principal Balance Outstanding
                at the Respective Percentages of the Prepayment
                             Model Set Forth Below

                                                                     Class IIA-1                            Class IIA-2
                                                         -----------------------------------    -----------------------------------
Distribution Date                                          0%     80%    100%    150%   200%     0%      80%    100%    150%   200%
-----------------                                        -----    ----   ----    ----   ----    -----   ----    ----    ----   ----
Initial ..............................................     100     100    100     100    100      100    100     100     100    100
December 25, 2004 ....................................      97      51     40      10      0      100    100     100     100     87
December 25, 2005 ....................................      94       0      0       0      0      100     85      68      26      0
December 25, 2006 ....................................      90       0      0       0      0      100     51      33       0      0
December 25, 2007 ....................................      87       0      0       0      0      100     40      27       0      0
December 25, 2008 ....................................      83       0      0       0      0      100     28      17       0      0
December 25, 2009 ....................................      78       0      0       0      0      100     20       0       0      0
December 25, 2010 ....................................      74       0      0       0      0      100     14       0       0      0
December 25, 2011 ....................................      69       0      0       0      0      100      0       0       0      0
December 25, 2012 ....................................      63       0      0       0      0      100      0       0       0      0
December 25, 2013 ....................................      58       0      0       0      0      100      0       0       0      0
December 25, 2014 ....................................      52       0      0       0      0      100      0       0       0      0
December 25, 2015 ....................................      45       0      0       0      0      100      0       0       0      0
December 25, 2016 ....................................      38       0      0       0      0      100      0       0       0      0
December 25, 2017 ....................................      30       0      0       0      0      100      0       0       0      0
December 25, 2018 ....................................      22       0      0       0      0      100      0       0       0      0
December 25, 2019 ....................................      13       0      0       0      0      100      0       0       0      0
December 25, 2020 ....................................       4       0      0       0      0      100      0       0       0      0
December 25, 2021 ....................................       0       0      0       0      0       96      0       0       0      0
December 25, 2022 ....................................       0       0      0       0      0       89      0       0       0      0
December 25, 2023 ....................................       0       0      0       0      0       82      0       0       0      0
December 25, 2024 ....................................       0       0      0       0      0       74      0       0       0      0
December 25, 2025 ....................................       0       0      0       0      0       67      0       0       0      0
December 25, 2026 ....................................       0       0      0       0      0       60      0       0       0      0
December 25, 2027 ....................................       0       0      0       0      0       53      0       0       0      0
December 25, 2028 ....................................       0       0      0       0      0       45      0       0       0      0
December 25, 2029 ....................................       0       0      0       0      0       37      0       0       0      0
December 25, 2030 ....................................       0       0      0       0      0       28      0       0       0      0
December 25, 2031 ....................................       0       0      0       0      0       18      0       0       0      0
December 25, 2032 ....................................       0       0      0       0      0        0      0       0       0      0
December 25, 2033 ....................................       0       0      0       0      0        0      0       0       0      0
Weighted Average Life in years .......................   10.54    1.11   0.95    0.73   0.62    24.09   3.95    3.11    1.88   1.54

              Percentage of Initial Principal Balance Outstanding
                at the Respective Percentages of the Prepayment
                             Model Set Forth Below

                                                                     Class IIM-1                            Class IIM-2
                                                         -----------------------------------    -----------------------------------
Distribution Date                                          0%     80%    100%    150%   200%     0%      80%    100%    150%   200%
-----------------                                        -----    ----   ----    ----   ----    -----   ----    ----    ----   ----
Initial ..............................................     100     100    100     100    100      100    100     100     100    100
December 25, 2004 ....................................     100     100    100     100    100      100    100     100     100    100
December 25, 2005 ....................................     100     100    100     100      0      100    100     100     100      0
December 25, 2006 ....................................     100     100    100      66      0      100    100     100     100      0
December 25, 2007 ....................................     100      57     39       0      0      100     57      39       0      0
December 25, 2008 ....................................     100      41     25       0      0      100     41      25       0      0
December 25, 2009 ....................................     100      29      0       0      0      100     29       0       0      0
December 25, 2010 ....................................     100      20      0       0      0      100     20       0       0      0
December 25, 2011 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2012 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2013 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2014 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2015 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2016 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2017 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2018 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2019 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2020 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2021 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2022 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2023 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2024 ....................................     100       0      0       0      0      100      0       0       0      0
December 25, 2025 ....................................      97       0      0       0      0       97      0       0       0      0
December 25, 2026 ....................................      87       0      0       0      0       87      0       0       0      0
December 25, 2027 ....................................      77       0      0       0      0       77      0       0       0      0
December 25, 2028 ....................................      66       0      0       0      0       66      0       0       0      0
December 25, 2029 ....................................      54       0      0       0      0       54      0       0       0      0
December 25, 2030 ....................................      41       0      0       0      0       41      0       0       0      0
December 25, 2031 ....................................      27       0      0       0      0       27      0       0       0      0
December 25, 2032 ....................................       0       0      0       0      0        0      0       0       0      0
December 25, 2033 ....................................       0       0      0       0      0        0      0       0       0      0
Weighted Average Life in years .......................   26.04    4.89   4.17    3.13   1.88    26.04   4.87    4.07    3.21   1.88

              Percentage of Initial Principal Balance Outstanding
                at the Respective Percentages of the Prepayment
                             Model Set Forth Below

                                                                                         Class IIB
                                                                            -----------------------------------
Distribution Date                                                            0%      80%    100%    150%   200%
-----------------                                                           -----   ----    ----    ----   ----
Initial.................................................................      100    100     100     100    100
December 25, 2004.......................................................      100    100     100     100    100
December 25, 2005.......................................................      100    100     100     100      0
December 25, 2006.......................................................      100    100     100     100      0
December 25, 2007.......................................................      100     57      34       0      0
December 25, 2008.......................................................      100     36      14       0      0
December 25, 2009.......................................................      100     20       0       0      0
December 25, 2010.......................................................      100      8       0       0      0
December 25, 2011.......................................................      100      0       0       0      0
December 25, 2012.......................................................      100      0       0       0      0
December 25, 2013.......................................................      100      0       0       0      0
December 25, 2014.......................................................      100      0       0       0      0
December 25, 2015.......................................................      100      0       0       0      0
December 25, 2016.......................................................      100      0       0       0      0
December 25, 2017.......................................................      100      0       0       0      0
December 25, 2018.......................................................      100      0       0       0      0
December 25, 2019.......................................................      100      0       0       0      0
December 25, 2020.......................................................      100      0       0       0      0
December 25, 2021.......................................................      100      0       0       0      0
December 25, 2022.......................................................      100      0       0       0      0
December 25, 2023.......................................................      100      0       0       0      0
December 25, 2024.......................................................      100      0       0       0      0
December 25, 2025.......................................................       97      0       0       0      0
December 25, 2026.......................................................       87      0       0       0      0
December 25, 2027.......................................................       77      0       0       0      0
December 25, 2028.......................................................       66      0       0       0      0
December 25, 2029.......................................................       54      0       0       0      0
December 25, 2030.......................................................       36      0       0       0      0
December 25, 2031.......................................................       17      0       0       0      0
December 25, 2032.......................................................        0      0       0       0      0
December 25, 2033.......................................................        0      0       0       0      0
Weighted Average Life in years..........................................    25.90   4.66    3.87    3.20   1.88

Group II Certificates: Hypothetical Available Funds Cap Table

   Based upon the Modeling Assumptions and assuming further that the Group II Mortgage Loans prepay at a constant rate of 100% PPC with respect to the Group II Mortgage Loans, the following table indicates the Group II Available Funds Cap that would result on each Distribution Date under such an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the Group II Mortgage Loans will occur at a constant rate of 100% PPC or at any other constant rate. There is no assurance, therefore, of whether or to what extent the actual Net Mortgage Rate of the Group II Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for such Distribution Date in the following table.

                     Hypothetical Available Funds Cap Table

                                       Available Funds   Available Funds                          Available Funds   Available Funds
Payment Date                             Cap (1)(2)         Cap (1)(3)      Payment Date            Cap (1)(2)         Cap (1)(3)
---------------                        ---------------   ---------------    ------------------    ---------------   ---------------
January 25, 2004                            6.758%            6.758%        October 25, 2006           6.887%             8.653%
February 25, 2004                           6.758%            6.758%        November 25, 2006          6.895%             9.987%
March 25, 2004                              6.759%            6.759%        December 25, 2006          6.903%            10.036%
April 25, 2004                              6.759%            6.759%        January 25, 2007           6.911%            10.049%
May 25, 2004                                6.760%            6.760%        February 25, 2007          6.825%             9.925%
June 25, 2004                               6.761%            6.761%        March 25, 2007             6.825%             9.926%
July 25, 2004                               6.762%            6.762%        April 25, 2007             6.825%             9.927%
August 25, 2004                             6.764%            6.764%        May 25, 2007               6.826%            10.668%
September 25, 2004                          6.765%            6.765%        June 25, 2007              6.831%            10.690%
October 25, 2004                            6.767%            6.767%        July 25, 2007              6.836%            10.699%
November 25, 2004                           6.769%            6.769%        August 25, 2007            6.841%            10.709%
December 25, 2004                           6.771%            6.771%        September 25, 2007         6.847%            10.719%
January 25, 2005                            6.774%            6.774%        October 25, 2007           6.853%            10.729%
February 25, 2005                           6.776%            6.776%        November 25, 2007          6.859%            11.092%
March 25, 2005                              6.779%            6.779%        December 25, 2007          6.865%            11.116%
April 25, 2005                              6.781%            6.781%        January 25, 2008           6.872%            11.128%
May 25, 2005                                6.784%            6.784%        February 25, 2008          6.879%            11.140%
June 25, 2005                               6.786%            6.786%        March 25, 2008             6.886%            11.153%
July 25, 2005                               6.789%            6.789%        April 25, 2008             6.893%            11.166%
August 25, 2005                             6.792%            6.792%        May 25, 2008               6.901%            11.451%
September 25, 2005                          6.795%            6.795%        June 25, 2008              6.909%            11.479%
October 25, 2005                            6.798%            6.798%        July 25, 2008              6.917%            11.494%
November 25, 2005                           6.805%            7.957%        August 25, 2008            6.926%            11.510%
December 25, 2005                           6.814%            7.968%        September 25, 2008         6.935%            11.526%
January 25, 2006                            6.824%            7.980%        October 25, 2008           6.944%            11.543%
February 25, 2006                           6.835%            7.993%        November 25, 2008          6.958%            12.695%
March 25, 2006                              6.842%            8.009%        December 25, 2008          6.968%            12.723%
April 25, 2006                              6.847%            8.016%        January 25, 2009           6.979%            12.743%
May 25, 2006                                6.853%            8.608%        February 25, 2009          6.990%            12.762%
June 25, 2006                               6.859%            8.616%        March 25, 2009             7.001%            12.783%
July 25, 2006                               6.866%            8.625%        April 25, 2009             7.013%            12.805%
August 25, 2006                             6.872%            8.634%        May 25, 2009               7.026%            13.329%
September 25, 2006                          6.879%            8.643%        June 25, 2009              7.039%            13.353%

---------------
(1) Available Funds Cap means a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Group II Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date divided by
     (y) the aggregate principal balance of the Group II Offered Certificates as of the first day of the applicable Accrual Period. The percentages set forth above are not adjusted to reflect Accrual Periods exceeding or less than 30 days.

(2) Assumes no losses, 10% cleanup call, 100% PPC and the Six-Month LIBOR remains constant at 1.24%.

(3) Assumes no losses, 10% cleanup call, 100% PPC and the Six-Month LIBOR remains constant at 20.00%.

Additional Information

   The Depositor has filed additional yield tables and other computational materials with respect to the certificates with the Securities and Exchange Commission in a report on Form 8-K. Those tables and materials were prepared by the underwriters for prospective investors who made requests for that additional information. Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                        Federal Income Tax Consequences

   For federal income tax purposes, the trust fund will include three segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. The trust fund will also include a grantor trust which will hold the Class C Certificates and be subject to certain obligations with respect to "Excess Interest Payments" (as defined below). The assets of the lowest-tier REMIC will consist of the mortgage loans and all other property in the trust fund except for (i) interests issued by any of the three REMICs, (ii) prepayment penalties or late payment charges received with respect to the mortgage loans and (iii) the interests in the grantor trust described above. The assets of each REMIC other than the lowest-tier REMIC will be the regular interests issued by the next-lowest-tier REMIC. Each class of the Offered Certificates will represent the beneficial ownership of the corresponding regular interest of the highest-tier REMIC (the "Upper-Tier REMIC"). The Class R Certificate will represent the beneficial ownership of the residual interest in each of the three REMICs.

   For federal income tax purposes, each of the regular interests in the Upper-Tier REMIC that corresponds to a Group II Offered Certificate will be subject to a cap equal to the weighted average Net Mortgage Rate for the Group II Mortgage Loans, as adjusted to reflect the length of the relevant Accrual Period. In addition to representing the beneficial ownership of the corresponding regular interest of the Upper-Tier REMIC, each of the Group II Offered Certificates will also represent, for federal income tax purposes, the beneficial ownership of any excess of the interest actually distributable on such class over the interest that would have accrued on the corresponding class of regular interest had each of the Group II Offered Certificates been subject to a cap equal to the weighted average Net Mortgage Rate for the Group II Mortgage Loans, as adjusted to reflect the length of the relevant Accrual Period (such excess, "Excess Interest Payments").

   Upon the issuance of the Offered Certificates, Morgan, Lewis & Bockius LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Code, and the grantor trusts will qualify as such under subpart E, Part I of subchapter J of the Code.

   Holders of Subordinated Certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related mortgage loans. See "Federal Income Tax Consequences" in the prospectus.

   The current backup withholding rate is 28%. This rate is scheduled to adjust for tax years after 2010.

Taxation of the Basis Risk Arrangements

   General. Each holder of a Group II Offered Certificate will be treated for federal income tax purposes as having entered into, on the date it purchases its Certificates, one or more notional principal contracts whereby it has the right to receive payments with respect to Excess Interest Payments. The Internal Revenue Service (the "IRS") has issued final regulations under
Section 446 of the Code relating to notional principal contracts (the "Swap Regulations").

   In general, the holders of the Group II Offered Certificates must allocate the price they pay for their certificates between their regular interest in the Upper-Tier REMIC and their rights to receive Excess Interest Payments based on their relative fair market values. To the extent rights to receive such payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid by the holders of the Group II Offered Certificates. A holder of a Group II Offered Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the right to receive Excess Interest Payments (adjusted to take into account decreases in notional principal amount) discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of the Group II Offered Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Swap Regulations.

   Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received in connection with the right to receive Excess Interest Payments must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend that the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Group II Offered Certificates.

   Any amount of proceeds from the sale, redemption or retirement of a Group II Offered Certificate that is considered to be allocated to rights to receive Excess Interest Payments would be considered a "termination payment" under the Swap Regulations. It is anticipated that the Servicer will account for any termination payments for reporting purposes in accordance with the Swap Regulations as described below.

   Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner's rights to receive Excess Interest Payments in connection with the sale or exchange of a Group II Offered Certificate would be considered a "termination payment" under the Swap Regulations allocable to that Certificate. A holder of a Group II Offered Certificate will have gain or loss from such a termination of the right to receive Excess Interest Payments equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its right to receive Excess Interest Payments.

   Gain or loss realized upon the termination of a right to receive Excess Interest Payments generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

   Application of the Straddle Rules. The Group II Offered Certificates, representing beneficial ownership of the corresponding regular interest and the right to receive Excess Interest Payments may constitute positions in a straddle, in which case, the straddle rules of Code Section 1092 would apply. A selling beneficial owner's capital gain or loss with respect to such corresponding regular interest would be short-term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the right to receive Excess Interest Payments would be short-term. If the holder of a Group II Offered Certificate incurred or continued indebtedness to acquire or hold such Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the right to receive Excess Interest Payments.

Original Issue Discount

   Classes of the Offered Certificates may be treated as being issued with original issue discount. For purposes of determining the amount and rate of accrual of original issue discount and market discount, it will be assumed that prepayments on the mortgage loans in each loan group will occur at a rate equal to 100% of the applicable prepayment model, as described above. No representation is made as to whether the mortgage loans will prepay at that rate or any other rate. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.

   Other classes of the Offered Certificates may be treated as being issued at a premium. If this occurs, the holders of the Offered Certificates may elect under Section 171 of the Code to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on the certificates. This election, however, applies to all the certificateholder's debt instruments held during or after the first taxable year in which the election is first made, and should only be made after consulting with a tax advisor.

   If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, such certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from such certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in such certificate exceeds the maximum amount of future payments to which such holder is entitled, assuming no further principal prepayments on the mortgage loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

Special Tax Attributes of the Offered Certificates

   As is described more fully under "Federal Income Tax Consequences" in the prospectus, the Offered Certificates, other than any portion of an Offered Certificate representing a right to receive Excess Interest Payments, will represent qualifying assets under Sections 856(c)(5)(B) or 7701(a)(19)(C)(iv) of the Code, to the extent the assets of the REMICs (treated as a single REMIC for this purpose) are assets described in such sections; provided that if at least 95% of the assets of the REMICs (treated as a single REMIC) are assets described in one of such provisions, then the Offered Certificates, other than any portion of an Offered Certificate representing a right to receive Excess Interest Payments, will be treated entirely as qualifying assets for purposes of such provision. Income on the Offered Certificates, other than income attributable to any portion of an Offered Certificate representing a right to receive Excess Interest Payments, will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code to the extent that the income of the REMICs (treated as a single REMIC) so qualifies; provided, however, that if at least 95% of the assets of the REMICs (treated as a single REMIC) are "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Code, then all of the income on the Offered Certificates, other than income attributable to any portion of an Offered Certificate representing a right to receive Excess Interest Payments, will be treated as "interest on obligations secured by mortgages on real property." The Offered Certificates, other than any portion of an Offered Certificate representing a right to receive Excess Interest Payments, will represent qualifying assets under Section 860G(a)(3) of the Code if acquired by a REMIC within the prescribed time periods of the Code. The portion of any Offered Certificate representing a right to receive Excess Interest Payments will not be treated as a "real estate asset" under Section 856(c)(5)(B) of the Code or as a qualifying asset under Section 860G(a)(3) or Section 7701(a)(19)(C)(v) of the Code and income with respect to such portion will not be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

Prohibited Transactions Tax and Other Taxes

   The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

   In addition, contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property. The trust fund will not accept contributions that would subject it to such tax.

   In addition, a trust fund that elects to be treated as a REMIC may be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate investment trust. It is not anticipated that the trust fund will recognize net income from foreclosure property subject to federal income tax.

   Where the above-referenced prohibited transactions tax, tax on contributions to a trust fund, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the Servicer's or the trustee's obligations, as the case may be, under the pooling and servicing agreement and in respect of compliance with then applicable law, such tax will be borne by the Servicer or the trustee, in either case out of its own funds. In the event that either the Servicer or the trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the trust fund first with amounts that might otherwise be distributable to the holders of certificates in the manner provided in the pooling and servicing agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the trust fund.

   For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences-- REMIC Certificates" in the prospectus.

Tax Return Disclosure Requirements

   Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Taxpayers are required to report certain information on Internal Revenue Service Form 8886 if they participate in a "reportable transaction." Holders that recognize a loss on a sale or exchange of an Offered Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file a Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

                                  State Taxes

   The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

   All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA Considerations

   Section 406 of ERISA prohibits "parties in interest" with respect to a Plan subject to ERISA and Section 4975 of the Code prohibits "disqualified persons" with respect to a Plan subject to the Code from engaging in transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes and other penalties on prohibited transactions involving Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans covered by Title I of ERISA. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and holding of the Offered Certificates. See "ERISA Considerations" in the prospectus.

   Certain Plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such Plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal, state or local law materially similar to the provisions of ERISA and the Code discussed under this heading. Any such Plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

   Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

   The DOL has granted the Exemption to J.P. Morgan Chase & Company and its affiliates from certain of the prohibited transaction rules of ERISA and the related provisions of Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to certificates such as the Offered Certificates.

   Among the general conditions that must be satisfied for the Exemption to apply are the following:

     (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund, other than in the case of Designated Transactions;

     (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three (or in the case of Designated Transactions, four) highest generic rating categories of S&P, Moody's or Fitch;

     (4) the trustee must not be an affiliate of any other member of the Restricted Group other than an underwriter;

     (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller for the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement in which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

     (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

   The trust fund must also meet the following requirements:

     (1) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     (2) certificates in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest rating categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of certificates; and

     (3) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

   Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group) to acquire certificates in a trust and the fiduciary (or its affiliate) is an obligor on the receivables held in the trust, provided that, among other requirements:

     (1) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent (50%) of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

     (2) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

     (3) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

     (4) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

   It is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. However, the Exemption would not apply to the acquisition and holding of the Offered Certificates by Plans sponsored by members of the Restricted Group. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) or more of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

   Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the prospectus and the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of ERISA an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                            Legal Investment Matters

   The Class A and Class M-1 Certificates offered hereby will constitute "mortgage related securities" for purposes of SMMEA, for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as a result, will be legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or federal or state banking, insurance or other regulatory authorities should review applicable rules, supervisory policies and guidelines, since certain restrictions may apply to investments in the Class A and Class M-1 Certificates. It should also be noted that some states have enacted legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether, and to what extent the Class A and Class M-1 Certificates constitute legal investments for the investors. See "Legal Investment Matters" in the prospectus.

   The Class M-2 and Class B Certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Class M-2 and Class B Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class M-2 and Class B Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class M-2 and Class B Certificates will constitute legal investments for them.

   Except as to the status of the Class A and Class M-1 Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "Legal Investment Matters" in the prospectus.

                                Use of Proceeds

   Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Depositor to the purchase price of the mortgage loans.

                             Method of Distribution

   Subject to the terms and conditions of the underwriting agreement dated December 16, 1998 and the terms agreement dated November 21, 2003 between the Depositor and J.P. Morgan Securities Inc., as underwriter, and as representative of Lehman Brothers Inc., as underwriter, and Goldman, Sachs & Co., as underwriter, the Offered Certificates are being purchased from the Depositor by the underwriters in the respective initial Certificate Principal Balance of each class of Offered Certificates set forth below, in each case upon issuance of each class.

                                                                                       J.P. Morgan         Lehman         Goldman,
Class of Certificates                                                                Securities Inc.    Brothers Inc.   Sachs & Co.
---------------------                                                                ---------------    -------------   -----------
Class IA-1 Certificates..........................................................     $  202,320,000     $11,240,000    $11,240,000
Class IA-2 Certificates..........................................................     $   71,280,000     $ 3,960,000    $ 3,960,000
Class IA-3 Certificates..........................................................     $  125,010,000     $ 6,945,000    $ 6,945,000
Class IA-4 Certificates..........................................................     $   97,110,000     $ 5,395,000    $ 5,395,000
Class IA-5 Certificates..........................................................     $   92,340,000     $ 5,130,000    $ 5,130,000
Class IA-6 Certificates..........................................................     $   65,340,000     $ 3,630,000    $ 3,630,000
Class IA-7 Certificates..........................................................     $  135,000,000     $ 7,500,000    $ 7,500,000
Class IM-1 Certificates..........................................................     $   25,920,000     $ 1,440,000    $ 1,440,000
Class IM-2 Certificates..........................................................     $   19,440,000     $ 1,080,000    $ 1,080,000
Class IB Certificates............................................................     $   18,144,000     $ 1,008,000    $ 1,008,000
Class IIA-1 Certificates.........................................................     $  131,760,000     $ 7,320,000    $ 7,320,000
Class IIA-2 Certificates.........................................................     $  214,740,000     $11,930,000    $11,930,000
Class IIM-1 Certificates.........................................................     $   20,988,000     $ 1,166,000    $ 1,166,000
Class IIM-2 Certificates.........................................................     $   14,850,000     $   825,000    $   825,000
Class IIB Certificates...........................................................     $    9,900,000     $   550,000    $   550,000
                                                                                      --------------     -----------    -----------
    Total........................................................................     $1,244,142,000     $69,119,000    $69,119,000
                                                                                      ==============     ===========    ===========

   The Depositor has been advised that the underwriters propose initially to offer the Offered Certificates to the public at the offering prices set forth below. The Depositor has been advised that the underwriters propose initially to offer the Offered Certificates to certain dealers at such offering prices less a selling concession not to exceed the percentage of the certificate denomination set forth below, and that the underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the certificate denomination set forth below:

                                                                               Price to    Underwriting     Selling     Reallowance
Class of Certificates                                                           Public       Discount      Concession     Discount
---------------------                                                         ---------    ------------    ----------   -----------
Class IA-1 Certificates ...................................................   100.00000        0.150%        0.090%        0.045%
Class IA-2 Certificates ...................................................    99.99839        0.175%        0.105%        0.053%
Class IA-3 Certificates ...................................................    99.99793        0.200%        0.120%        0.060%
Class IA-4 Certificates ...................................................    99.99616        0.250%        0.150%        0.075%
Class IA-5 Certificates ...................................................    98.19547        0.300%        0.180%        0.090%
Class IA-6 Certificates ...................................................    99.99928        0.350%        0.210%        0.105%
Class IA-7 Certificates ...................................................    99.99801        0.400%        0.240%        0.120%
Class IM-1 Certificates ...................................................    99.99485        0.450%        0.270%        0.135%
Class IM-2 Certificates ...................................................    99.99712        0.500%        0.300%        0.150%
Class IB Certificates .....................................................    97.75090        0.550%        0.330%        0.165%
Class IIA-1 Certificates ..................................................   100.00000        0.150%        0.090%        0.045%
Class IIA-2 Certificates ..................................................   100.00000        0.205%        0.123%        0.061%
Class IIM-1 Certificates ..................................................   100.00000        0.350%        0.210%        0.105%
Class IIM-2 Certificates ..................................................   100.00000        0.450%        0.270%        0.135%
Class IIB Certificates ....................................................   100.00000        0.530%        0.318%        0.159%

   After the initial public offering, the public offering price, selling concessions and reallowance discounts may be changed.

   The Depositor has been advised by each underwriter that it intends to make a market in the Offered Certificates, but no underwriter has any obligation to do so. There can be no assurance that a secondary market for the Offered Certificates, or any particular class of Offered Certificates, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to certificateholders.

   Until the distribution of the Offered Certificates is complete, rules of the Securities and Exchange Commission may limit the ability of the underwriters and some selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the Offered Certificates. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

   In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

   Neither the Depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

   The Depositor has agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   The underwriters have agreed to reimburse the Depositor for certain expenses, if applicable, incurred in connection with the issuance of the certificates.

   J.P. Morgan Securities Inc. is an affiliate of the Depositor, JPMorgan Chase Bank and the Servicer.

                                 Legal Matters

   Certain legal matters will be passed upon for the Depositor by Morgan, Lewis & Bockius LLP, New York, New York and for the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York. The material federal income tax consequences of the certificates will be passed upon for the Depositor by Morgan, Lewis & Bockius LLP.

                                    Ratings

   It is a condition of the issuance of the Offered Certificates that they be assigned the ratings designated below by Moody's, S&P and Fitch.

Class                                                                              Moody's    S&P    Fitch
-----                                                                              -------   ----    -----
IA-1...........................................................................      Aaa      AAA     AAA
IA-2...........................................................................      Aaa      AAA     AAA
IA-3...........................................................................      Aaa      AAA     AAA
IA-4...........................................................................      Aaa      AAA     AAA
IA-5...........................................................................      Aaa      AAA     AAA
IA-6...........................................................................      Aaa      AAA     AAA
IA-7...........................................................................      Aaa      AAA     AAA
IM-1...........................................................................      Aa2      AA+     AA
IM-2...........................................................................      A2       A+      A+
IB.............................................................................     Baa2     BBB+     BBB
IIA-1..........................................................................      Aaa      AAA     AAA
IIA-2..........................................................................      Aaa      AAA     AAA
IIM-1..........................................................................      Aa2      AA      AA
IIM-2..........................................................................      A2        A       A
IIB............................................................................     Baa2      BBB     BBB

   The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Adjustable Rate Certificate Carryover or the anticipated yields in light of prepayments.

   The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. The rating opinions of Moody's address the structural and legal issues associated with the Offered Certificates, including the nature of the underlying mortgage loans. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated nor do they address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

   S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payments required under the Offered Certificates. S&P's ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P's ratings do not address the possibility that investors may suffer a lower than anticipated yield.

   The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Fitch's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. Fitch's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans or address the likelihood of receipt of interest carryover amounts.

   The Depositor has not requested a rating of the Offered Certificates by any rating agency other than Moody's, S&P and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the rating agencies.

                           Glossary of Defined Terms

2/28 LIBOR Loans                   means Mortgage Loans which bear interest at a
                                   fixed rate for a period of approximately two years after origination and thereafter have semi-annual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans.

3/27 LIBOR Loans                   means Mortgage Loans which bear interest at a
                                   fixed rate for a period of approximately three years after origination and thereafter have semi-annual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans.

5/25 LIBOR Loans                   means Mortgage Loans which bear interest at a
                                   fixed rate for a period of approximately five years after origination and thereafter have semi-annual interest rate and payment adjustments in substantially the same manner as Six-Month LIBOR Loans.

Accounts means one or more accounts maintained by the trustee, any paying agent or the Servicer pursuant to the pooling and servicing agreement.

Accrual Period                     means, with respect to the Group I
                                   Certificates (other than the class IA-1
                                   certificates) and with respect to a
                                   Distribution Date, the calendar month
                                   immediately preceding the calendar month in which such Distribution Date occurs, and with respect to the class IA-1 certificates and the Group II Certificates and with respect to a Distribution Date, means the period from and including the preceding Distribution Date
                                   (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to such Distribution Date.

Adjustable Rate Certificate        means, with respect to a Distribution Date,
Carryover                          in the event that the Pass-Through Rate for a
                                   class of Group II Certificates is based upon its Group II Available Funds Cap, the excess of (1) the amount of interest that such class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that class not been calculated based on the Group II Available Funds Cap, up to but not exceeding the Group II Maximum Rate Cap over (2) the amount of interest such class was entitled to receive on such Distribution
                                   Date based on the Group II Available Funds
                                   Cap, up to but not exceeding the Group II
                                   Maximum Rate Cap, together with the unpaid portion of any such excess from prior
                                   Distribution Dates (and interest accrued thereon at the then applicable Pass-Through
                                   Rate, without giving effect to the Group II
                                   Available Funds Cap).

Adjustable Rate Mortgage Loan      means a Mortgage Loan with an adjustable
                                   interest rate.

Adjustment Date                    means, with respect to an Adjustable Rate
                                   Mortgage Loan, generally the first day of the month or months specified in the related mortgage note.

Advance means, with respect to a Servicer Remittance Date, an advance of the Servicer's own funds, or funds in the Collection Account that are not required to be distributed on the related Distribution Date, in an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance Date, together with an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan as to which there is REO Property, such latter amount to be calculated after taking into account any rental income.

Applied Realized Loss Amount       means, with respect to any class of
                                   Subordinated Certificates and as to any
                                   Distribution Date, the sum of the Realized
                                   Losses with respect to mortgage loans which have been applied in reduction of the Certificate Principal Balance of such class.

B&C                                means sub-prime quality mortgage loans.

B&C Underwriting Guidelines        means the underwriting procedures with
                                   respect to B&C quality mortgage loans and further described under "Chase Manhattan
                                   Mortgage Corporation-Underwriting Standards."

Balloon Amount                     means the balloon payment of the remaining
                                   outstanding principal balance of a Mortgage
                                   Loan.

Balloon Loan                       means a Mortgage Loan having an original term
                                   to stated maturity of approximately 15 years and providing for level monthly payments generally based on a 30- year amortization schedule with a payment of a Balloon Amount due on such Mortgage Loan at its stated maturity.

Book-Entry Certificates            means the Offered Certificates other than any
                                   Definitive Certificates.

Business Day                       means any day other than (i) a Saturday or a
                                   Sunday, or (ii) a day on which banking
                                   institutions in the State of California and in the City of New York or the city in which the Servicer is located are authorized or obligated by law or executive order to be closed.

Certificate Group                  means either the Group I Certificates or the
                                   Group II Certificates, as the context
                                   requires.

Certificate Owners                 means persons acquiring beneficial ownership
                                   interests in the Offered Certificates.

Certificate Principal Balances     means the principal balances of the
                                   certificates.

Chase Subprime Securitized         means the servicing portfolio consisting of
Servicing Portfolio                fixed rate and adjustable rate mortgage loans
                                   which were originated or purchased by Chase
                                   Manhattan Mortgage Corporation and
                                   subsequently securitized in asset-backed transactions.

Class A Certificates               means, collectively, the Class A Group I
                                   Certificates and the Class A Group II
                                   Certificates.

Class A Group I Certificates       means, collectively, the class IA- 1, class
                                   IA-2, class IA-3, class IA-4, class IA-5, class IA-6 and class IA-7 certificates.

Class A Group II Certificates      means, collectively, the class IIA- 1 and
                                   class IIA-2 certificates.

Class A Principal Distribution     means for a Certificate Group (1) with
Amount                             respect to any Distribution Date prior to the
                                   related Stepdown Date or as to which a
                                   Trigger Event exists, 100% of the Principal
                                   Distribution Amount for such Certificate
                                   Group for such Distribution Date and (2) with respect to any Distribution Date on or after the Stepdown Date and as to which a Trigger
                                   Event does not exist, the excess of (A) the Certificate Principal Balance of the Class A
                                   Certificates for such Certificate Group
                                   immediately prior to such Distribution Date over (B) the lesser of (x) approximately
                                   82.50% for the Group I Mortgage Loans
                                   and approximately 75.00% for the Group II
                                   Mortgage Loans, of the Stated Principal
                                   Balances of the Mortgage Loans in such loan group as of the end of the immediately preceding Due Period, and (y) the excess of the Stated Principal Balances of the Mortgage
                                   Loans in such loan group as of the end of the immediately preceding Due Period over approximately $4,800,000 for the Group I
                                   Mortgage Loans and approximately $2,200,000 for the Group II Mortgage Loans; provided, however, that in no event will the Class A
                                   Principal Distribution Amount for a
                                   Certificate Group with respect to any
                                   Distribution Date exceed the Certificate
                                   Principal Balance of the related Class A
                                   Certificates.

Class B Certificates               means, collectively, the class IB and class
                                   IIB certificates.

Class B Principal Distribution     means, for a Certificate Group and with
Amount                             respect to any Distribution Date on or after
                                   the related Stepdown Date and as long as a Trigger Event does not exist for such Certificate Group, the excess of (1) the sum for such Certificate Group of (A) the Certificate Principal Balance of the related
                                   Class A Certificates (after taking into
                                   account distributions of the Class A
                                   Principal Distribution Amount to such Class A
                                   Certificates for such Distribution Date), (B) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1
                                   Principal Distribution Amount to such Class
                                   M-1 Certificates for such Distribution Date),
                                   (C) the Certificate Principal Balance of the related Class M-2 Certificates (after taking into account distributions of the Class M-2
                                   Principal Distribution Amount to such Class
                                   M-2 Certificates for such Distribution Date) and (D) the Certificate Principal Balance of the related Class B Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately 97.20% for the Group I Mortgage Loans and approximately
                                   98.10% for the Group II Mortgage Loans of the
                                   Stated Principal Balances of the Mortgage
                                   Loans in such loan group as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans in such loan group as of the end of the immediately preceding Due
                                   Period over approximately $4,800,000 for the Group I Mortgage Loans and approximately
                                   $2,200,000 for the Group II Mortgage Loans;
                                   provided, however, that after the Certificate
                                   Principal Balances of the Class A, Class M-1 and Class M-2 Certificates for such Certificate Group are reduced to zero, the Class B Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount for the related loan group remaining after any distributions on such Class A, Class M-1 and Class M-2
                                   Certificates; and provided, further, however, that in no event will the Class B Principal
                                   Distribution Amount for a Certificate Group with respect to any Distribution Date exceed the Certificate Principal Balance of the related Class B Certificates.

Class IA-6 Principal Distribution  means, for any Distribution Date prior to the
Amount Distribution Date in January 2013, the product of (1) a fraction, the numerator of which is the Certificate Principal Balance of the class IA-6 certificates and the denominator of which is the aggregate Certificate Principal Balance of the Class IA-1 through Class IA-6 Certificates, in each case immediately prior to such Distribution Date, (2) approximately 82.876712% of the Class A Principal Distribution Amount with respect to the Group I Mortgage Loans for such Distribution Date and (3) the applicable percentage for such Distribution Date set forth in the following table:

                                   Distribution Date Occurring In     Percentage
                                   ------------------------------     ----------
                                   January 2004 through December 2006:     0%
                                   January 2007 through December 2008:    45%
                                   January 2009 through December 2009:    80%
                                   January 2010 through December 2010:   100%
                                   January 2011 through December 2012:   300%

                                   With respect to the Distribution Date
                                   occurring in January 2013 and each
                                   Distribution Date thereafter until the
                                   Certificate Principal Balance of the class
                                   IA-6 certificates has been reduced to zero, the Class IA-6 Principal Distribution Amount will equal approximately 82.876712% of the Class A Principal Distribution Amount with respect to the Group I Mortgage Loans for such Distribution Date.

Class L Certificates               means, collectively, the class IL and class
                                   IIL certificates.

Class M-1 Certificates             means, collectively, the class IM-1 and class
                                   IIM-1 certificates.

Class M-1 Principal Distribution   means, for a Certificate Group and with
Amount                             respect to any Distribution Date on or after
                                   the related Stepdown Date, 100% of the
                                   Principal Distribution Amount for the related
                                   Certificate Group if the Certificate
                                   Principal Balance of each class of Class A
                                   Certificates for such Certificate Group has been reduced to zero and a Trigger Event exists, or, as long as a Trigger Event does not exist for such Certificate Group, the excess of (1) the sum for such Certificate
                                   Group of (A) the Certificate Principal
                                   Balance of the related Class A Certificates
                                   (after taking into account distributions of the Class A Principal Distribution Amount to such Class A Certificates for such Distribution Date) and (B) the Certificate
                                   Principal Balance of the related Class M-1
                                   Certificates immediately prior to such
                                   Distribution Date over (2) the lesser of (A) approximately 88.50% for the Group I Mortgage
                                   Loans and approximately 85.60% for the Group
                                   II Mortgage Loans of the Stated Principal
                                   Balances of the mortgage loans in such loan group as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage
                                   Loans in such loan group as of the end of the immediately preceding Due Period over approximately $4,800,000 for the Group I
                                   Mortgage Loans and approximately $2,200,000 for the Group II Mortgage Loans.
                                   Notwithstanding the above, (1) on any
                                   Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each class of Class A Certificates for a Certificate Group has been reduced to zero, the Class M-1 Principal Distribution Amount for such Certificate Group will equal the lesser of (A) the outstanding Certificate
                                   Principal Balance of the related Class M-1
                                   Certificates and (B) 100% of the Principal
                                   Distribution Amount for such Certificate
                                   Group remaining after any distributions on such Class A Certificates and (2) in no event will the Class M-1 Principal Distribution
                                   Amount for a Certificate Group with respect to any Distribution Date exceed the Certificate Principal Balance of the related
                                   Class M-1 Certificates.

Class M-2 Certificates             means, collectively, the class IM-2 and class
                                   IIM-2 certificates.

Class M-2 Principal Distribution   means, for a Certificate Group and with
Amount                             respect to any Distribution Date on or after
                                   the related Stepdown Date, 100% of the
                                   Principal Distribution Amount for the related
                                   Certificate Group if the Certificate
                                   Principal Balance of each class of Class A and Class M-1 Certificates for such Certificate Group has been reduced to zero and a Trigger Event exists, or, as long as a Trigger Event does not exist for such Certificate Group, the excess of (1) the sum for such Certificate Group of (A) the Certificate Principal Balance of the Class A
                                   Certificates (after taking into account
                                   distributions of the Class A Principal
                                   Distribution Amount to such Class A
                                   Certificates for such Distribution Date), (B) the Certificate Principal Balance of the related Class M-1 Certificates (after taking into account distributions of the Class M-1
                                   Principal Distribution Amount to such Class
                                   M-1 Certificates for such Distribution Date) and (C) the Certificate Principal Balance of the related Class M-2 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately
                                   93.00% for the Group I Mortgage Loans and approximately 93.10% for the Group II
                                   Mortgage Loans of the aggregate Stated
                                   Principal Balances of the Mortgage Loans in such loan group as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans in such loan group as of the end of the immediately preceding Due
                                   Period over approximately $4,800,000 for the Group I Mortgage Loans and approximately
                                   $2,200,000 for the Group II Mortgage Loans.
                                   Notwithstanding the above, (1) on any
                                   Distribution Date prior to the Stepdown Date on which the aggregate Certificate Principal
                                   Balance of each class of Class A Certificates and Class M-1 Certificates for a Certificate
                                   Group has been reduced to zero, the Class M-2
                                   Principal Distribution Amount for such
                                   Certificate Group will equal the lesser of
                                   (A) the outstanding Certificate Principal
                                   Balance of the related Class M-2 Certificates and (B) 100% of the Principal Distribution
                                   Amount for such Certificate Group remaining after any distributions on such Class A and Class M-1 Certificates and (2) in no event will the Class M-2 Principal Distribution
                                   Amount for a Certificate Group with respect to any Distribution Date exceed the Certificate Principal Balance of the related
                                   Class M-2 Certificates.

Class P Certificates               means, collectively, the class IP and class
                                   IIP certificates.

Clearstream Luxembourg             means Clearstream Banking, societe anonyme.

Closing Date                       means on or about December 9, 2003.

CMMC                               means Chase Manhattan Mortgage Corporation.

Code means the Internal Revenue Code of 1986, as amended.

Collateral Value                   means, with respect to a Mortgage Loan the
                                   proceeds of which were used to purchase the related mortgaged property, the lesser of (x) the appraised value of such mortgaged property based on an appraisal made for the originator by an independent fee appraiser at the time of the origination of the related
                                   Mortgage Loan and (y) the sales price of such mortgaged property at such time of origination, and means, with respect to a Mortgage Loan the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

Compensating Interest              means, for any Distribution Date, the amount
                                   of the Servicing Fee otherwise payable to the Servicer for the related month, which the Servicer is obligated to deposit into the Collection Account for distribution to certificateholders on that Distribution Date, in an amount up to the amount of any shortfall in interest payments resulting from prepayments received during the prior
                                   Prepayment Period; provided that any such deposit in reduction of the Servicing Fee otherwise payable with respect to that Distribution Date will be limited to the product of (1) one- twelfth of 0.35% and (2) the aggregate Stated Principal Balance of the mortgage loans with respect to the related
                                   Distribution Date.

Co-op Loan                         means a Mortgage Loan secured by the stock
                                   allocated to a cooperative unit in a
                                   residential cooperative housing corporation.

Credit Scores                      means statistical credit scores obtained by
                                   many mortgage lenders in connection with the loan application.

Current Interest                   means, with respect to each class of the
                                   Offered Certificates and each Distribution
                                   Date, the interest accrued at the applicable
                                   Pass-Through Rate for the applicable Accrual
                                   Period on the Certificate Principal Balance of such class as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy less any Prepayment Interest
                                   Shortfalls allocated to such class on such Distribution Date.

Cut-off Date                       means December 1, 2003.

Definitive Certificate             means a physical certificate representing an
                                   Offered Certificate.

Depositor                          means Chase Funding, Inc.

Designated Transaction             means a transaction in which the assets
                                   underlying the certificates consist of
                                   single-family residential, multi-family
                                   residential, home equity, manufactured
                                   housing and/or commercial mortgage
                                   obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

Determination Date                 means, with respect to a Distribution Date,
                                   the fifteenth day of the month of such
                                   Distribution Date (or, if not a Business Day, the immediately preceding Business Day).

Distribution Date                  means the 25th day of each month, or if such
                                   day is not a Business Day, the first Business
                                   Day thereafter.

Due Date means a scheduled monthly payment date for any Mortgage Loan.

Due Period                         means, with respect to any Distribution Date,
                                   the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, on the Cut-off Date) and ending on the first day of the month in which such Distribution
                                   Date occurs.

ERISA                              means the Employee Retirement Income Security
                                   Act of 1974, as amended.

Euroclear                          means the Euroclear system owned by Euroclear
                                   plc.

Euroclear Operator                 means Euroclear Bank S.A./N.V., a bank
                                   incorporated under the laws of the Kingdom of Belgium.

European Depositories              means Citibank, N.A., as depository for
                                   Clearstream Luxembourg, and JPMorgan Chase
                                   Bank, as depository for Euroclear,
                                   collectively.

Exemption                          means the administrative exemption,
                                   Prohibited Transaction Exemption 2002-19, 67
                                   Fed. Reg. 14979 (March 28, 2002), granted by the U.S. Department of Labor to J.P. Morgan
                                   Chase & Company and its affiliates.

Extra Principal Distribution       means, for a loan group and with respect to
Amount                             any Distribution Date, (1) prior to the
                                   Stepdown Date, the excess of (A) the sum of
                                   (x) the aggregate Certificate Principal
                                   Balances of the certificates of the related
                                   Certificate Group and (y) approximately
                                   $13,440,000 for the Group I Mortgage Loans and approximately $4,180,000 for the Group II
                                   Mortgage Loans over (B) the Stated Principal
                                   Balances of the Mortgage Loans in such loan group as of such Distribution Date, and (2) on and after the Stepdown Date, (A) the sum of (x) the aggregate Certificate Principal
                                   Balances of the certificates of such
                                   Certificate Group and (y) the greater of (a)
                                   2.80% for the Group I Mortgage Loans and
                                   1.90% for the Group II Mortgage Loans of the
                                   Stated Principal Balances of the Mortgage
                                   Loans in the related loan group and (b)
                                   approximately $4,800,000 for the Group I
                                   Mortgage Loans and approximately $2,200,000 for the Group II Mortgage Loans less (B) the
                                   Stated Principal Balances of the Mortgage
                                   Loans in the related loan group as of the end of the immediately preceding Due Period;
                                   provided, however, that if on any
                                   Distribution Date a Trigger Event is in
                                   effect, the Extra Principal Distribution
                                   Amount for the related loan group will not be reduced to the applicable percentage of the then current Stated Principal Balance of such loan group (and will remain fixed at the applicable percentage of the Stated Principal
                                   Balance of the Mortgage Loans in the related loan group as of the Due Date immediately prior to the occurrence of the Trigger Event) until the next Distribution Date on which the Trigger Event is not in effect.

FHLMC                              means the Federal Home Loan Mortgage
                                   Corporation.

Financial Intermediary             means a bank, brokerage firm, thrift
                                   institution or other financial intermediary.

Fitch                              means Fitch Ratings or any successor.

Fixed Rate Mortgage Loan           means a Mortgage Loan with a fixed interest
                                   rate.

FNMA                               means the Federal National Mortgage
                                   Association.

Georgia Fair Lending Act           means the Georgia Fair Lending Act of 2002.

Gross Margin                       means a fixed percentage amount specified in
                                   the related mortgage note.

Group I Certificates               means the Class A Group I Certificates, the
                                   Subordinated Group I Certificates, the class
                                   IP certificates, and the class IL
                                   certificates.

Group I Mortgage Loans             means those Mortgage Loans in Group I.

Group I Required Loss Percentage   means, for any Distribution Date, the
                                   applicable percentage for such Distribution
                                   Date set forth in the following table:

                         Distribution Date Occurring In              Group I Required Loss Percentage
                         ------------------------------              --------------------------------
                         January 2007 - December 2007                1.90% with respect to January 2007,
                                                                     plus an additional 1/12 of 0.60 for
                                                                     each month thereafter
                         January 2008 - December 2008                2.50% with respect to January 2008,
                                                                     plus an additional 1/12 of 0.45% for
                                                                     each month thereafter
                         January 2009 - December 2009                2.95% with respect to January 2009,
                                                                     plus an additional 1/12 of 0.20% for
                                                                     each month thereafter
                         January 2010 - December 2010                3.15% with respect to January 2010,
                                                                     plus an additional 1/12 of 0.10% for
                                                                     each month thereafter
                         January 2011 and thereafter                 3.25%

Group II Available Funds Cap       means a per annum rate equal to 12 times the
                                   quotient of (x) the total scheduled interest on the Group II Mortgage Loans based on the Net Mortgage Rates in effect on the related
                                   Due Date divided by (y) the aggregate
                                   principal balance of the Group II Offered
                                   Certificates as of the first day of the
                                   applicable Accrual Period multiplied by 30 and divided by the actual number of days in the related Accrual Period.

Group II Certificates              means the Class A Group II Certificates, the
                                   Subordinated Group II Certificates, the class
                                   IIP certificates, and the class IIL
                                   certificates.

Group II Maximum Rate Cap          means a per annum rate equal to the weighted
                                   average of the maximum lifetime Mortgage
                                   Rates on the Group II Mortgage Loans, less the Servicing Fee Rate, multiplied by 30 and divided by the actual number of days in the related Accrual Period.

Group II Mortgage Loans            means those Mortgage Loans in Group II.

Group II Offered Certificates      means the Group II Certificates, excluding
                                   the class IIP certificates and class IIL certificates.

Group II Required Loss Percentage  means, for any Distribution Date, the applicable percentage for such Distribution
                                   Date set forth in the following table:

                         Distribution Date Occurring In              Group II Required Loss Percentage
                         ------------------------------              ---------------------------------
                         January 2007 - December 2007                4.00% with respect to January 2007,
                                                                     plus an additional 1/12 of 1.25 for
                                                                     each month thereafter
                         January 2008 - December 2008                5.25% with respect to January 2008,
                                                                     plus an additional 1/12 of 0.50% for
                                                                     each month thereafter
                         January 2009 and thereafter                 5.75%

HEP or Home Equity Prepayment      means a prepayment model which uses a
                                   prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 20% HEP, which represents 100% of the prepayment model for the Fixed Rate Mortgage Loans, assumes prepayment rates of 2.0% per annum of the then outstanding principal balance of the related mortgage loans in the first month of the life of such mortgage loans and an additional 2.0% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, 20% HEP assumes a constant prepayment rate of 20% per annum.

Indirect Participants              means participants and organizations which
                                   have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

Interest Carry Forward Amount      means, with respect to each class of the
                                   Offered Certificates and each Distribution
                                   Date, the sum of (1) the excess of (A)
                                   Current Interest for such class with respect to prior Distribution Dates (excluding any Adjustable Rate Certificate Carryover for such class, if applicable) over (B) the amount actually distributed to such class with respect to interest on such prior
                                   Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the applicable Pass-Through Rate for the related Accrual Period.

Interest Determination Date        means, with respect to the Group II
                                   Certificates and the class IA-1 certificates,
                                   (i) for any Accrual Period other than the first Accrual Period each date which is the second LIBOR Business Day preceding the commencement of such Accrual Period and (ii) for the first Accrual Period, December 5,
                                   2003.

Interest Funds                     means, with respect to each loan group and
                                   any Distribution Date, the sum, without
                                   duplication, of the following, for the
                                   Mortgage Loans in such loan group: (1) all scheduled interest due during the related Due
                                   Period that is received before the related
                                   Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee, (2) all Advances relating to interest, (3) all Compensating
                                   Interest, (4) Liquidation Proceeds (to the extent such Liquidation Proceeds relate to interest), (5) proceeds of any Mortgage Loan repurchased by the Depositor for document defects, breach of a representation or warranty, realization upon default or optional termination (to the extent such proceeds relate to interest) and (6) prepayment penalties and late payment fees received with respect to the related Mortgage
                                   Loans, less all nonrecoverable Advances
                                   relating to interest and certain expenses reimbursed during the related Due Period.

Last Scheduled Distribution Date   means, for each class of the Offered
                                   Certificates, the date on which the
                                   Certificate Principal Balance thereof would be reduced to zero assuming, among other things, that no prepayments are received on the Mortgage Loans in the related loan group and that scheduled monthly payments of principal of and interest on each of such Mortgage Loans are timely received and that excess interest is not used to make accelerated payments of principal.

Latest Possible Maturity Date      means the first Distribution Date following
                                   the anniversary of the scheduled maturity date of the Mortgage Loan in the trust fund having the latest scheduled maturity date as of the Cut-off Date which shall be the Distribution Date in November 2034.

LIBOR Business Day                 means a day on which banks are open for
                                   dealing in foreign currency and exchange in London and New York City.

Maximum Mortgage Rate              means the rate which the Mortgage Rate on the
                                   related Adjustable Rate Mortgage Loan will never exceed.

Mezzanine Certificates             means, collectively, the Mezzanine Group I
                                   Certificates and the Mezzanine Group II
                                   Certificates.

Mezzanine Group I Certificates     means, collectively, the class IM-1 and the
                                   class IM-2 certificates.

Mezzanine Group II Certificates    means, collectively, the class IIM- 1 and the
                                   class IIM-2 certificates.

Minimum Mortgage Rate              means the rate which the Mortgage Rate on the
                                   related Adjustable Rate Mortgage Loan will never be less than.

Modeling Assumptions               means the following assumptions:

                                   o the Mortgage Loans of the related loan
                                     group prepay at the indicated percentage of the related prepayment model;

                                   o distributions on the Offered Certificates
                                     are received, in cash, on the 25th day of each month, commencing in January 2004, in accordance with the payment priorities defined in this prospectus supplement;

                                   o no defaults or delinquencies in, or
                                     modifications, waivers or amendments
                                     respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

                                   o scheduled payments are received on the
                                     related Due Date commencing on January 1,
                                     2004, and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month, commencing in December 2003, and include accrued interest thereon;

                                   o the level of Six-Month LIBOR remains
                                     constant at 1.240%, and the level of
                                     One-Month LIBOR remains constant at 1.120%;

                                   o the Pass-Through Rates for the Group II
                                     Certificates remain constant at the rates applicable prior to the related Optional Termination Date;

                                   o the Closing Date for the certificates is
                                     December 9, 2003;

                                   o the Mortgage Rate for each Adjustable Rate
                                     Mortgage Loan is adjusted on its next
                                     Mortgage Rate Adjustment Date (and on any subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors);

                                   o overcollateralization levels are initially
                                     set as specified in the pooling and
                                     servicing agreement, and thereafter
                                     decrease in accordance with the provisions of the pooling and servicing agreement;

                                   o the Mortgage Loans in Group I are purchased
                                     on the first applicable Optional
                                     Termination Date and the Mortgage Loans in
                                     Group II are purchased on the first
                                     applicable Optional Termination Date;

                                   o the Mortgage Rate for each Adjustable Rate
                                     Mortgage Loan adjusts once every six
                                     months;

                                   o the index used for obtaining the Mortgage
                                     Rate for each Adjustable Rate Mortgage Loan is Six-Month LIBOR; and

                                   o each loan group consists of Mortgage Loans
                                     having the approximate characteristics
                                     described in the tables on page S-29 and S-35.

Moody's means Moody's Investors Service, Inc. or any successor.

Mortgage Index                     means, with respect to the Adjustment Date of
                                   a Six-Month LIBOR Loan, the average of the London interbank offered rates for six-month
                                   U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if such rate ceases to be published in The Wall
                                   Street Journal or becomes unavailable for any reason, then based upon a new index selected by the trustee, as holder of the related mortgage note, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date.

Mortgage Loans                     means the mortgage loans included in the
                                   trust fund as of the Closing Date.

Mortgage Loan Schedule             means the schedule of Mortgage Loans
                                   appearing as an exhibit to the pooling and servicing agreement from time to time.

Mortgage Rate                      means the per annum interest rate borne by a
                                   Mortgage Loan.

Net Excess Cashflow                means Interest Funds and Principal Funds with
                                   respect to a Certificate Group not otherwise required to be distributed with respect to principal of and interest on the certificates of such Certificate Group.

Net Mortgage Rate                  means, with respect to any Mortgage Loan, the
                                   Mortgage Rate with respect to such Mortgage
                                   Loan less the Servicing Fee Rate.

Offered Certificates               means the Group I Certificates and the Group
                                   II Certificates, excluding the class IP, class IIP, class IL and class IIL certificates.

One-Month LIBOR                    means the London interbank offered rate for
                                   one-month United States dollar deposits.

Optional Termination Amount        means, with respect to either loan group, the
                                   Repurchase Price paid by the Servicer in connection with any repurchase of all of the mortgage loans in such loan group.

Optional Termination Date          means the date on which the Stated Principal
                                   Balance of the Mortgage Loans and REO
                                   Properties in such loan group at the time of repurchase is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans in such loan group as of the Cut-off Date.

Original Loan-to-Value Ratio       means, for any Mortgage Loan, (1) the
                                   principal balance of such Mortgage Loan at the date of origination, divided by (2) the Collateral Value of the related mortgaged property.

Participants                       means participating organizations that
                                   utilize the services of DTC, including
                                   securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

Pass-Through Margin                means for the class IA-1 certificates and
                                   each class of Group II Certificates, for any Distribution Date on or before the applicable
                                   Optional Termination Date: class IA-1,
                                   0.180%; class IIA-1, 0.170%; class IIA-2,
                                   0.290%; class IIM-1, 0.500%; class IIM-2,
                                   1.100%; and class IIB, 2.250%; and for any Distribution Date after the Optional Termination Date: class IIA-2,
                                   0.580%; class IIM-1, 0.750%; class IIM-2,
                                   1.650%; and class IIB, 3.375%.

Pass-Through Rate                  means:

                                   o with respect to the class IA-1 certificates
                                     on any Distribution Date, the lesser of (1)
                                     One-Month LIBOR plus the Pass-Through
                                     Margin for such class and (2) the weighted average Net Mortgage Rate on the Group I Mortgage Loans, as adjusted to reflect the length of the relevant Accrual Period;

                                   o with respect to the class IA-2 certificates
                                     on any Distribution Date, 2.727%; class
                                     IA-3 certificates on any Distribution Date, 3.340%; class IA-4 certificates on any Distribution Date, 4.499%; and class IA-6 certificates on any Distribution Date, 4.585%;

                                   o with respect to the class IA-5 certificates
                                     on any Distribution Date, the lesser of (1)
                                     5.350%, or on any Distribution Date after the Optional Termination Date, 5.850% and
                                     (2) the weighted average Net Mortgage Rate on the Group I Mortgage Loans;

                                   o with respect to the class IA-7 certificates
                                     on any Distribution Date, the lesser of (1)
                                     4.277%, or on any Distribution Date after the Optional Termination Date, 5.277% and
                                     (2) the weighted average Net Mortgage Rate on the Group I Mortgage Loans;

                                   o with respect to the class IM-1 certificates
                                     on any Distribution Date, the lesser of (1)
                                     5.082% and (2) the weighted average Net
                                     Mortgage Rate on the Group I Mortgage
                                     Loans;

                                   o with respect to the class IM-2 certificates
                                     on any Distribution Date, the lesser of (1)
                                     5.430% and (2) the weighted average Net
                                     Mortgage Rate on the Group I Mortgage
                                     Loans;

                                   o with respect to the class IB certificates
                                     on any Distribution Date, the lesser of (1)
                                     5.750% and (2) the weighted average Net
                                     Mortgage Rate on the Group I Mortgage
                                     Loans; and

                                   o with respect to the Group II Certificates
                                     on any Distribution Date, the least of (1)
                                     One-Month LIBOR plus the Pass-Through
                                     Margin for such class, (2) the Group II
                                     Maximum Rate Cap, and (3) the Group II
                                     Available Funds Cap for the Group II
                                     Certificates.

Percentage Interest                means, with respect to any certificate, the
                                   percentage derived by dividing the
                                   denomination of such certificate by the
                                   aggregate denominations of all certificates of the applicable class.

Periodic Rate Cap                  means the maximum amount by which the
                                   Mortgage Rate on any Adjustable Rate Mortgage
                                   Loan may increase or decrease on an
                                   Adjustment Date.

Plan means a plan or other arrangement subject to Title I of ERISA, the prohibited transaction provisions set forth under Section 4975 of the Code or any provision of applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code.

PPC means a prepayment model which uses a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% PPC, which represents 100% of the prepayment model for the Adjustable Rate Mortgage

                                   Loans, assumes prepayment rates at a constant prepayment rate of 2% per annum in month one, plus an additional 1/11 of a constant prepayment rate of 26% per annum for each month thereafter, building to a constant prepayment rate of 28% per annum in month 12 and remaining constant at a constant prepayment rate of 28% per annum until month 23, remaining constant at a constant prepayment rate of 60% per annum at month 24 until month 27 and remaining constant at a constant prepayment rate of 35% per annum at month 28 and thereafter.

Prepayment Interest Shortfall      means a shortfall in interest distributions
                                   to certificateholders in excess of
                                   Compensating Interest.

Prepayment Period                  means, with respect to any Distribution Date,
                                   the calendar month preceding the month in which such Distribution Date occurs.

Principal Distribution Amount      means, with respect to each Distribution Date
                                   and a Certificate Group, the sum of (1) the Principal Funds for such Distribution Date for such Certificate Group and (2) any Extra
                                   Principal Distribution Amount for such
                                   Distribution Date for the related Certificate
                                   Group.

Principal Funds                    means, with respect to each loan group and
                                   any Distribution Date, the sum, without
                                   duplication, of (1) the scheduled principal due during the related Due Period and received before the related Servicer
                                   Remittance Date or advanced on or before the related Servicer Remittance Date, (2) prepayments collected in the related
                                   Prepayment Period, (3) the Stated Principal
                                   Balance of each Mortgage Loan that was
                                   repurchased by the Depositor or Servicer during the related Prepayment Period or, in the case of a repurchase in connection with an optional termination, on the Business Day prior to such Distribution Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage
                                   Loans is less than the aggregate unpaid
                                   principal balance of any Mortgage Loans
                                   delivered by the Depositor in connection with a substitution of a Mortgage Loan and (5) all Liquidation Proceeds collected during the related Due Period (to the extent such Liquidation Proceeds related to principal) less all nonrecoverable Advances relating to principal and all nonrecoverable servicing advances reimbursed during the related Due
                                   Period.

Realized Loss                      means the excess of the Stated Principal
                                   Balance of a defaulted Mortgage Loan plus accrued interest over the net liquidation proceeds of a defaulted Mortgage Loan that are allocated to principal.

Record Date                        means, for a Distribution Date, the last
                                   Business Day of the month preceding the month of such Distribution Date.

Reference Banks                    means leading banks selected by the Servicer
                                   and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question, (3) which have been designated as such by the Servicer and (4) that are not controlling, controlled by, or under common control with, the Depositor, the Servicer, the Sellers or any successor Servicer.

Relevant Depository                means Citibank, N.A., as depository for
                                   Clearstream Luxembourg, and JPMorgan Chase
                                   Bank, as depository for Euroclear,
                                   individually.

REMIC means a "real estate mortgage investment conduit," as such term is defined in the Code. References to "the REMICs" shall be references to the REMICs included in the trust fund, as described herein.

REO Property                       means mortgaged property which has been
                                   acquired by the Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

Repurchase Price                   means the sum of (1) 100% of the Stated
                                   Principal Balance of each Mortgage Loan in the related loan group (other than in respect of REO Property) plus accrued interest thereon at the applicable Mortgage Rate, (2) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan) and (3) any reimbursable unreimbursed out-of-pocket costs and expenses and the principal portion of any reimbursable unreimbursed Advances, in each case previously incurred by the Servicer in the performance of its servicing obligations with respect to such Mortgage Loans.

Required Percentage                means, with respect to each Certificate Group
                                   and a Distribution Date after the Stepdown
                                   Date, the quotient of (x) the excess of (1) the Stated Principal Balances of the Mortgage
                                   Loans in the related loan group over (2) the Certificate Principal Balance of the most senior class of certificates of such Certificate Group outstanding as of such Distribution Date, prior to giving effect to distributions to be made on such Distribution
                                   Date, and (y) the Stated Principal Balances of the Mortgage Loans in the related loan group. As used herein, the Certificate
                                   Principal Balance of the most senior class of certificates of the Group I Certificates will equal the aggregate Certificate Principal
                                   Balance of the Class A Group I Certificates for such date of calculation.

Reserve Interest Rate              means the rate per annum that the Servicer
                                   determines to be either (1) the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Servicer are quoting on the relevant Interest
                                   Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Servicer can determine no such arithmetic mean, (2) the lowest one-month United States dollar lending rate which New York City banks selected by the Servicer are quoting on such Interest Determination Date to leading
                                   European banks.

Residual Certificate               means the Class R Certificate.

Restricted Group                   means the underwriters, the trustee, the
                                   Depositor, the Servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties.

Reuters Screen LIBO Page           means the display designated as page "LIBO"
                                   on the Reuters Monitor Money Rates Service
                                   (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

Rules means the rules, regulations and procedures creating and affecting DTC and its operations.

S&P means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor.

Scheduled Payments                 means scheduled monthly payments made by
                                   mortgagors on the mortgage loans.

Sellers means Chase Manhattan Mortgage Corporation, Chase Manhattan Bank USA, N.A. and JPMorgan Chase Bank.

Servicer                           means Chase Manhattan Mortgage Corporation.

Servicer Advance Date              means, with respect to any Distribution Date,
                                   the related Servicer Remittance Date.

Servicer Remittance Date           means, with respect to any Distribution Date,
                                   the second Business Day preceding the related
                                   Distribution Date.

Servicing Fee                      means a monthly fee paid to the Servicer from
                                   interest collected with respect to each
                                   mortgage loan (as well as from any
                                   liquidation proceeds from a liquidated
                                   mortgage loan that are applied to accrued and unpaid interest) generally equal to the product of one-twelfth of the Servicing Fee
                                   Rate and the Stated Principal Balance of such mortgage loan. The Servicer is also entitled to receive, as additional servicing compensation, all assumption fees and other similar charges (other than prepayment penalties and late payment fees) and all investment income earned on amounts on deposit in the Collection Account.

Servicing Fee Rate                 means 0.5065% per annum for each Mortgage
                                   Loan.

Six-Month LIBOR                    means the rate determined in accordance with
                                   clause (1) of the definition of Mortgage
                                   Index in this prospectus supplement.

Six-Month LIBOR Loans              means Adjustable Rate Mortgage Loans having a
                                   Mortgage Rate which is generally subject to semi-annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest
                                   0.125%, of (1) the Mortgage Index and (2) the
                                   Gross Margin.

SMMEA                              means the Secondary Mortgage Market
                                   Enhancement Act of 1984, as amended.

Stated Principal Balance           means, with respect to a Mortgage Loan, after
                                   giving effect to any Advances made with
                                   respect to that Mortgage Loan, the unpaid principal balance of the Mortgage Loan.

Statistical Mortgage Pool          means the mortgage pool described in this
                                   prospectus supplement which consists of
                                   certain Mortgage Loans as of the Cut-off Date and which is subject to the addition or deletion of Mortgage Loans prior to the Closing Date.

Stepdown Date                      means, with respect to each Certificate
                                   Group, the later to occur of (1) the
                                   Distribution Date in January 2007 or (2) the first Distribution Date on which (A) the Certificate Principal Balance of the Class A

                                   Certificates in such Certificate Group is less than or equal to (B) 82.50% for the Group I Mortgage Loans and 75.00% for the Group II Mortgage Loans of the Stated Principal Balances of the Mortgage Loans in the related loan group.

Subordinated Certificates          means, collectively, the Subordinated Group I
                                   Certificates and the Subordinated Group II
                                   Certificates.

Subordinated Group I Certificates  means, collectively, the class IB and the
                                   Mezzanine Group I Certificates.

Subordinated Group II Certificates means, collectively, the class IIB and the
                                   Mezzanine Group II Certificates.

Terms and Conditions               means the Terms and Conditions Governing Use
                                   of Euroclear and the related Operating
                                   Procedures of the Euroclear System and
                                   applicable Belgian law.

Trigger Event                      means the situation that exists with respect
                                   to each Certificate Group and a Distribution
                                   Date after the Stepdown Date, if either (a) the product of (1) 2.0, for the Group I
                                   Mortgage Loans, and 2.5, for the Group II
                                   Mortgage Loans, and (2) the quotient of (A) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent for each loan group (including mortgage loans in foreclosure and REO Properties) and (B) the Stated Principal Balance of that loan group, in each case as of the preceding Servicer
                                   Advance Date, exceeds the Required Percentage or (b) the quotient (expressed as a percentage) of (A) the aggregate Realized
                                   Losses incurred with respect to the
                                   applicable loan group from the Cut- off Date through the last day of the calendar month preceding such Distribution Date and (B) the aggregate principal balance of the Mortgage
                                   Loans in that loan group as of the Cut-off
                                   Date, exceeds the Group I Required Loss
                                   Percentage or the Group II Required Loss
                                   Percentage, as applicable.

Unpaid Realized Loss Amount        means, with respect to any class of the
                                   Subordinated Certificates and as to any
                                   Distribution Date, the excess of (1) Applied
                                   Realized Loss Amounts with respect to such class over (2) the sum of all distributions in reduction of the Applied Realized Loss
                                   Amounts on all previous Distribution Dates.
                                   Any amounts distributed to a class of
                                   Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal
                                   Balance of such class.

Upper-Tier REMIC                   means the REMIC described as such under
                                   "Federal Income Tax Consequences" in this prospectus supplement.

                                    Annex 1

         Global Clearance, Settlement and Tax Documentation Procedures

   Except in limited circumstances, the globally offered Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2003-6, known as "Global Securities," will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven-calendar-day settlement).

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

   Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the European Depositories of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

   Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

   All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositories, which in turn will hold such positions in accounts as DTC Participants.

   Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

   Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

   Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream

Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

   Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the Relevant Depository for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to DTC Participants a cross- market transaction will settle no differently than a trade between two DTC Participants.

   Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the Relevant Depository, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the Relevant Depository, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

   Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (1) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

      (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

   A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

   Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

   Exemption for Non-U.S. Persons with Effectively Connected Income (Form W-
8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   The term "U.S. Person" means:

      (1) a citizen or resident of the United States,

      (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury Regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

      (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or

      (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person.

   This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                     Chase Manhattan Acceptance Corporation
                              Chase Funding, Inc.

          Depositor, as specified in the related Prospectus Supplement

                            Asset Backed Securities
                              (Issuable in Series)

                               ------------------

|-----------------------------------|     Chase Manhattan Acceptance Corporation or Chase Funding,
|                                   |     Inc. from time to time will establish trusts which will
|  You should carefully consider    |     offer asset backed securities. We will offer the
|  the risk factors beginning on    |     securities through this prospectus and a separate
|  page 4 of this prospectus.       |     prospectus supplement for each series. The securities may
|                                   |     be in the form of asset-backed certificates or asset-
|  The securities will not          |     backed notes. Each issue of securities will have its own
|  represent interests in or        |     series designation. The certificates of a series will
|  obligations of Chase Manhattan   |     evidence beneficial ownership interests in the trust
|  Acceptance Corporation or Chase  |     fund. The notes of a series will evidence indebtedness of
|  Funding, Inc. or any of their    |     the trust fund.
|  respective affiliates.           |
|                                   |     Each trust will consist of one or more of the following--
|  This prospectus may be used to   |     o   mortgage loans secured by senior or junior liens on
|  offer and sell any series of     |         one- to four-family residential properties;
|  securities only if accompanied   |     o   closed-end and/or revolving home equity loans secured
|  by the prospectus supplement     |         by senior or junior liens on one- to four-family
|  for that series.                 |         residential properties;
|                                   |     o   home improvement installment sales contracts and
|-----------------------------------|         installment loan agreements unsecured or secured by
                                              senior or junior liens on one- to
                                              four-family residential properties or by purchase
                                              money security interests in home improvements;
                                          o   manufactured housing installment sales contracts and
                                              installment loan agreements secured by senior or
                                              junior liens on manufactured homes or by mortgages on
                                              real estate on which the manufactured homes are
                                              located;
                                          o   mortgage-backed securities issued or guaranteed by
                                              Ginnie Mae, Freddie  Mac or Fannie Mae; and
                                          o   privately issued mortgage-backed securities
                                              representing interests in any of the above asset
                                              types.

                                          Assets of Each Trust Fund--
                                          o   will be sold to the related trust by Chase Manhattan
                                              Acceptance Corporation or Chase Funding, Inc.; and
                                          o   will be serviced by the entity that is identified in
                                              the prospectus supplement as the servicer,
                                              individually or together with other servicers.

                                          Each Series of Securities--
                                          o   may provide credit support for certain classes by
                                              subordinating certain classes to other classes of
                                              certificates or notes; any subordinated classes will
                                              be entitled to payment subject to the payment of more
                                              senior classes and may bear losses before more senior
                                              classes;
                                          o   may be entitled to one or more of the other types of
                                              credit support described in this prospectus; and
                                          o   will be paid only from the assets of the related
                                              trust

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered securities or passed upon the adequacy or accuracy of this prospectus or the accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is July 11, 2003

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


   Information is provided to you about the offered securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of offered securities, including your series, and (2) the accompanying prospectus supplement, which will describe the specific terms of your series of offered securities, including, among other things:

   o the principal balances and/or interest rates of each class and/or subclass of offered securities;

   o the timing and priority of payments of interest and principal for each class of offered securities;

   o statistical and other information about the assets of the trust;

   o information about credit enhancement, if any, for each class or subclass of offered securities; and

   o the ratings for each class or subclass of offered securities.

   If the terms of a particular series of offered securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

   You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. No one has been authorized to provide you with different information. The securities are not being offered in any state where the offer is not permitted. The Depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

   In this prospectus, the terms "depositor," "we," "us" and "our" refer to Chase Manhattan Acceptance Corporation or Chase Funding, Inc. as specified in the related prospectus supplement.

   This prospectus and the accompanying prospectus supplement include cross-references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the accompanying prospectus supplement identify the pages where those sections are located.

   If you require additional information, Chase Manhattan Acceptance Corporation's and Chase Funding, Inc.'s principal executive offices are both located at 343 Thornall Street, Edison, New Jersey 08837, and the telephone number for both is (732) 205-0600.

                               TABLE OF CONTENTS


SUMMARY INFORMATION.................................................           1
 The Trust Fund ....................................................           1
 Principal Parties. ................................................           1
 Assets of the Trust Fund ..........................................           1
 Distributions on the Securities. ..................................           1
 Credit Support ....................................................           2
 Pre-Funding Account. ..............................................           2
 ERISA Considerations ..............................................           3
 Tax Status ........................................................           3
 Legal Investment ..................................................           3
RISK FACTORS........................................................           4
GLOSSARY............................................................           5
DESCRIPTION OF THE SECURITIES.......................................           6
 General. ..........................................................           6
 Classes of Securities .............................................           7
 Distributions of Principal and Interest ...........................           9
 Reports to Securityholders ........................................          10
 Categories of Classes of Securities ...............................          11
 Interest Types ....................................................          12
THE TRUST FUND......................................................          13
 General ...........................................................          13
 Loans .............................................................          15
 Agency Securities .................................................          19
 Private Mortgage-Backed Securities. ...............................          24
CREDIT SUPPORT......................................................          25
 General ...........................................................          25
 Limited Guarantee of the Guarantor. ...............................          26
 Subordination .....................................................          26
 Letter of Credit. .................................................          27
 Insurance Policies; Surety Bond ...................................          27
 Overcollateralization .............................................          27
 Spread Account. ...................................................          27
 Cross-Support .....................................................          28
 Pool Insurance. ...................................................          28
 Special Hazard Insurance. .........................................          29
 Bankruptcy Bond ...................................................          30
 Repurchase Bond ...................................................          30
 Guaranteed Investment Contracts ...................................          30
 Reserve Accounts. .................................................          31
 Other Insurance and Guarantees. ...................................          31
 Derivative Products ...............................................          31
YIELD, MATURITY AND WEIGHTED AVERAGE LIFE CONSIDERATIONS............          32
CHASE MANHATTAN ACCEPTANCE CORPORATION..............................          35
CHASE FUNDING, INC..................................................          35
SERVICING...........................................................          36
 Collection and Other Servicing
   Procedures.......................................................          36
 Private Mortgage Insurance. .......................................          37

 Hazard Insurance. .................................................          38
 Advances. .........................................................          39
 Servicing and Other Compensation and Payment of Expenses. .........          40
 Resignation, Succession and Indemnification of the Servicer. ......          40
THE AGREEMENTS......................................................          41
 Assignment of the Trust Fund Assets ...............................          41
 Payments on Loans; Collection Account .............................          43
 Repurchase or Substitution. .......................................          43
 Certain Modifications and Refinancings. ...........................          44
 Forward Commitments; Pre-Funding. .................................          45
 Evidence as to Compliance .........................................          45
 The Trustee .......................................................          45
 Events of Default .................................................          46
 Amendment .........................................................          48
 Termination; Purchase of Trust Fund Assets. .......................          49
MATERIAL LEGAL ASPECTS OF THE LOANS.................................          50
 General ...........................................................          50
 Foreclosure .......................................................          51
 Right of Redemption ...............................................          53
 Anti-Deficiency Legislation and Other Limitations on Lenders. .....          53
 Consumer Protection Laws. .........................................          54
 Enforceability of Due-on-Sale Clauses .............................          54
 Applicability of Usury Laws .......................................          55
 Soldiers' and Sailors' Civil Relief Act ...........................          55
 Late Charges, Default Interest and Limitations on Prepayment ......          56
 Environmental Considerations. .....................................          56
 Forfeiture for Drug, RICO and Money Laundering Violations .........          57
 The Contracts .....................................................          57
 Installment Contracts .............................................          59
 Junior Mortgages; Rights of Senior Mortgagees .....................          60
 The Title I Program ...............................................          61
LEGAL INVESTMENT MATTERS............................................          64
ERISA CONSIDERATIONS................................................          65
FEDERAL INCOME TAX CONSEQUENCES.....................................          71
 General ...........................................................          71
 Taxation of Debt Securities .......................................          72
 Tax Status as a REMIC .............................................          77
 Tax Status as a Grantor Trust .....................................          82
 Sale or Exchange ..................................................          85
 Miscellaneous Tax Aspects .........................................          85
 Tax Treatment of Foreign Investors ................................          85

 Tax Characterization of the Trust Fund as a Partnership ...........          86
 Taxation of Trust as a FASIT ......................................          92
STATE TAX CONSEQUENCES..............................................          96
PLAN OF DISTRIBUTION................................................          96
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................          97
USE OF PROCEEDS.....................................................          98
LEGAL MATTERS.......................................................          98
FINANCIAL INFORMATION...............................................          98
GLOSSARY OF PROSPECTUS DEFINITIONS..................................          99

                              SUMMARY INFORMATION



This section briefly summarizes some of the information from this prospectus. It does not contain all of the information that you need to consider in making your investment decision. To fully understand the terms of a series of securities, you should read both this prospectus and the accompanying prospectus supplement in their entirety.


The Trust Fund

For each series of securities, we will form a trust to own a pool of assets. The certificates will represent beneficial ownership interests in the underlying trust fund assets. All payments to you will come only from the amounts received in connection with those assets. The trust fund will issue the certificates under a pooling and servicing agreement among the depositor, the servicer and the trustee and/or other entities specified in the prospectus supplement, or the trust fund will enter into an indenture in order to issue notes representing indebtedness of the trust fund. See "The Agreements" and "Description of the Securities."

Principal Parties

   Issuer: With respect to each series of certificates, the issuer will be the trust created for that series.

   Depositor: Chase Manhattan Acceptance Corporation, a Delaware corporation, Chase Funding, Inc., a New York corporation, as specified in the prospectus supplement.

   Servicer/Master Servicer: Chase Manhattan Mortgage Corporation, a New Jersey corporation, or any other entity or entities specified in the prospectus supplement, will service, and may act as master servicer with respect to, the assets included in the trust fund.

Assets of the Trust Fund

Each trust will own the related assets and certain other related property, as specified in the applicable prospectus supplement.

The assets in each trust fund:

o will be either mortgage loans secured by senior or junior liens, closed-end and/or revolving home equity loans secured by senior or junior liens, home improvement installment sales contracts and installment loan agreements, manufactured housing installment sales contracts and installment loan agreements, mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae, or privately issued mortgage-backed securities representing interests in any of the above asset types;

o will have been acquired by the depositor or the issuer from Chase Manhattan Mortgage Corporation and/or any other entity or entities specified in the prospectus supplement; and

o will have been originated by Chase Manhattan Mortgage Corporation or an affiliate or will have been acquired by Chase Manhattan Mortgage Corporation directly or indirectly from other originators.

You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the assets and a description of the other property, if any, included in a particular trust fund.

Distributions on the Securities

The servicer, master servicer or another entity specified as paying agent in the prospectus supplement will make distributions on the securities entitled to distributions on the 25th day (or, if the 25th day is not a business day, the business day immediately following the 25th day) of each month or on another date specified in the prospectus supplement solely out of the payments received in respect of the assets of the related trust fund. The servicer, master servicer or another entity specified as paying agent in the prospectus supplement will determine the amount allocable to payments of principal and interest on any distribution date as specified in the prospectus supplement. All distributions will be made pro rata to securityholders of the class entitled to distributions or by another method as may be specified in the prospectus supplement. See "Description of the Securities."

The aggregate original principal balance of the securities will equal the aggregate distributions allocable to principal that the securities will be entitled to receive. If specified in the prospectus supplement, the securities of a series will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the related assets as of the first day of the month of creation of the trust fund and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying assets, net of servicing fees payable to the servicer and any primary or subservicer of the loans and any other amounts (including fees payable to the servicer as master servicer, if applicable) specified in the prospectus supplement. See "Description of the Securities-Distributions of Principal and Interest."

The rate at which interest will be passed through to holders of securities entitled to interest distributions may be a fixed rate or a rate that is subject to change from time to time, in each case as specified in the prospectus supplement. Any of these rates may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the prospectus supplement. See "Description of the Securities-Distributions of Principal and Interest."

Credit Support

Subordination: A series of securities may include one or more classes of senior securities and one or more classes of subordinated securities. The rights of the holders of subordinated securities of a series to receive distributions will be subordinated to the rights of the holders of the senior securities of the same series to receive distributions to the extent and in the manner specified in the applicable prospectus supplement.

Subordination is intended to enhance the likelihood of the timely receipt by the senior securityholders of their proportionate share of principal and interest payments on the related loans and to protect them from losses. Subordination affords this protection by:

o granting to the senior securityholders the right to receive, prior to any distribution being made to the related subordinated securities on each distribution date, current distributions on the related loans of principal and interest due them on each distribution date out of the funds available for distributions on each distribution date;

o granting to the senior securityholders the right to receive future distributions on the loans that would otherwise have been payable to the holders of subordinated securities; and/or

o allocating to the subordinated securities all or a portion of losses realized on the underlying loans.

Other Types of Credit Support: If we so specify in the applicable prospectus supplement, the securities of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

o    overcollateralization

o    limited guarantee

o    pool insurance

o    special hazard insurance

o    mortgagor bankruptcy bond

o    repurchase bond

o    guaranteed investment contracts

o    reserve fund

o    cross-support

o    letter of credit

o    other insurance, guarantees and similar instruments or agreements

We will describe any credit enhancement in the applicable prospectus supplement. See "Credit Support."

Pre-Funding Account

Each trust fund may enter into an agreement with the related depositor whereby the depositor agrees to transfer additional loans to the trust fund after the date on which the trust fund is established and the related series of securities is issued. If the trust fund enters into an agreement for the subsequent transfer of loans, the related trustee will be required to deposit all or a portion of the proceeds received from the sale of one or more classes of securities from the related series in a segregated pre-funding account. The depositor must make the subsequent transfer of loans to the trust within a time period specified in the pre-funding agreement, not to exceed 90 days from the date of the pre-funding agreement. Upon the subsequent transfer of loans to the trust by the depositor, the trustee will release the funds deposited in the pre-funding account to the depositor. If the depositor does not transfer additional loans to the trust in the time specified in the pre-funding agreement, the money held in the pre-funding account will be used to prepay all or a portion of one or more classes of securities in the related series. See "The Agreements-Forward Commitments; Pre-Funding Account."

ERISA Considerations

If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of ERISA, the Code or Similar Law, you should carefully review with your own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA, the Code or Similar Law. See "ERISA
Considerations."

Tax Status

The treatment of the securities for federal income tax purposes will depend upon a number of factors, including:

o whether a REMIC or FASIT election is made with respect to a series of securities;

o if a REMIC election is made, whether the securities are regular interests or residual interests; and

o if a FASIT election is made, whether the securities are regular interests or ownership interests.

See "Federal Income Tax Consequences."


Legal Investment

The applicable prospectus supplement will specify whether the class or classes of securities offered will constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions, you should consult your own legal advisors to determine whether and to what extent those securities constitute legal investments for you. See "Legal Investment Matters" in this prospectus and in the applicable prospectus supplement.

                                  RISK FACTORS


You should consider, among other things, the following factors in connection with the purchase of the certificates:

   1. Securityholders bear the risk of losses on the pool of assets. An investment in securities evidencing interests in loans may be affected by a decline in real estate values or changes in market rates. If the residential real estate market in the locale of properties securing the loans should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the properties in a particular pool become equal to or greater than the value of properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the lending industry. To the extent that those losses are not covered by any subordination feature, applicable insurance policies or other credit enhancement, holders of the securities of a series evidencing interests in that pool of assets will bear all risk of loss resulting from default by obligors and will have to look primarily to the value of the properties for recovery of the outstanding principal and unpaid interest of the defaulted loans. See "The Trust Fund."

   2. Limited assets are available for the payment of securities.

          o The securities will not represent an interest in or obligation of the depositor.

          o The securities will not be insured or guaranteed by any governmental agency or instrumentality, nor, unless expressly provided in the related prospectus supplement, by the JPMorgan Chase Bank, Chase Manhattan Mortgage Corporation, Chase Funding, Inc. or Chase Manhattan Acceptance Corporation or any of their affiliates.

   3. Protection against losses is limited since securities will receive payments only from specified sources. The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the servicer, a credit enhancement provider or other person. Once released, those assets will no longer be available to make payments to securityholders. The securities will not represent an interest in the seller, the depositor or the servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The seller of loans or mortgage-backed securities to the depositor for inclusion in a trust will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset. There will be no recourse against the seller, the depositor or the servicer if any required distribution on the securities is not made. Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities. If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

   Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third-party providers of credit enhancement like insurance policies could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party. Credit enhancement may therefore be limited in coverage and in amount. It may also include the credit risk of a third party like an insurer. The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

   You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

   4. The liquidity for your securities may be limited. You should consider that:

          o a secondary market for the securities of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the securities of any series; and

          o  the securities will not be listed on any securities exchange.

   5. The rate of prepayment on the loans in the pool may adversely affect the average lives and yields of your securities. The prepayment experience on the loans will affect the average lives of the securities or the average life of each class of securities. Prepayments on the loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the loans and prevailing interest rates when giving consideration to the cost of refinancing. In general, if prevailing interest rates fall below the interest rates on the loans, the rate of prepayment would be expected to increase, and the yields at which you may be able to reinvest amounts received as payments on your securities may be lower than the yield on your securities. Conversely, if prevailing interest rates rise above the interest rates on the loans, the rate of prepayment would be expected to decrease, and the amount of payments available to you for reinvestment may be relatively low. Other factors affecting prepayment of loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Yield, Maturity and Weighted Average Life Considerations."

   6. You should be aware of the following risks concerned with the yield on your securities:

          o The yield of the securities of each series will depend in part on the rate of principal payment on the loans, including prepayments, liquidations due to defaults and mortgage loan repurchases. Your yield may be adversely affected, depending upon whether you purchased a particular security at a premium or discount price or by a higher or lower than anticipated rate of prepayments on the related loans. In particular, if you own securities entitled primarily or exclusively to payments of interest or principal, your yield will be extremely sensitive to the rate of prepayments on the related loans.

          o The yield on your securities may be relatively more sensitive to the rate of prepayment of specified loans than other classes of securities. Your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that those interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement.

          o Your yield on a particular class of securities will be adversely affected to the extent that losses on the loans in the related trust fund are allocated to a particular class and may be adversely affected to the extent of unadvanced delinquencies on the loans in the related trust fund.

          o Classes of securities identified in the applicable prospectus supplement as subordinated securities are more likely to be affected by delinquencies and losses than other classes of securities. See "Yield, Maturity and Weighted Average Life Considerations."

   7. The protection afforded by subordination is limited. With respect to securities of a series having one or more classes of subordinated securities, while the subordination feature is intended to enhance the likelihood of timely payment of principal and interest to senior securityholders, the subordination will be limited as specified in the prospectus supplement, any reserve fund could be depleted under certain circumstances, and payments applied to the senior securities which are otherwise due to the subordinated securities may be less than losses.

   8. Junior liens satisfied after senior liens. The trust may contain loans that are in a junior lien position. Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

                                    Glossary


   A glossary of defined terms can be found beginning on page 99 of this prospectus.

                         DESCRIPTION OF THE SECURITIES


   We will is sue each series of certificates pursuant to separate pooling and servicing agreements or trust agreements among the Depositor and the entities named in the related prospectus supplement as Servicer and trustee. A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee, and the related loans will be serviced by the Servicer pursuant to a master servicing agreement or a sale and servicing agreement. A form of indenture and a form of sale and servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in any of the above agreements. The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreements for each series of securities and the applicable prospectus supplement. The Depositor will provide any securityholder, without charge, on written request, a copy of the pooling and servicing agreement or indenture, as applicable, for any series. Requests should be addressed to the Depositor c/o Chase Manhattan Mortgage Corporation, 343 Thornall Street, Edison, New Jersey 08837, Attention:
Structured Finance. The pooling and servicing agreement or indenture relating to a series of securities will be filed with the Securities and Exchange Commission in a report on Form 8-K within 15 days after the Delivery Date.

   The securities of a series will be entitled to payment only from the assets included in the trust fund related to that series and will not be entitled to payments in respect of the assets included in any other trust fund established by the Depositor. The certificates will not represent obligations of the Depositor or the Servicer or any of their affiliates. The Depositor's only obligations with respect to the securities will consist of its obligations related to those representations and warranties made by it in the pooling and servicing agreement or sale and servicing agreement. The Servicer's only obligations with respect to the certificates will consist of its contractual servicing and/or master servicing obligations, including any obligation to make advances under limited circumstances specified herein of delinquent installments of principal and interest (adjusted to the applicable Remittance
Rate), and its obligations related to those representations and warranties made by it in the pooling and servicing agreement or sale and servicing agreement.

   The loans will not be insured or guaranteed by any governmental entity or, except as specified in the prospectus supplement, by any other person. To the extent that delinquent payments on or losses in respect of defaulted mortgage loans are not advanced by the Servicer or any other entity or paid from any applicable credit support arrangement, such delinquencies may result in delays in the distribution of payments to the holders of one or more classes of securities, and such losses will be borne by the holders of one or more classes of securities.

   The securities of a series will be transferable and exchangeable on a security register to be maintained at the corporate trust office of the trustee for the related series or at another office or agency maintained for those purposes by the trustee in New York City or at the office of the security registrar specified in the related prospectus supplement. No service charge will be made for any registration of transfer or exchange of securities, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

General

   The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement. If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related trust fund. The original certificate principal balance of each certificate will equal the aggregate distributions allocable to principal to which such certificate is entitled. Distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such certificate. The notional principal balance of a certificate will not evidence an interest in or entitlement to distributions allocable to principal, but will be used solely for convenience in expressing the calculation of interest and for certain other purposes. If the securities are notes, they will be debt obligations secured by the assets of the related trust fund. The securities generally will not be entitled to payments in respect of the assets included in any other trust fund established by the Depositor. However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the assets of other trust funds established by the Depositor. In general, the securities will not represent obligations of the Depositor or any affiliate of the Depositor. A trust fund may include loans that are guaranteed or insured as set forth in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

     (1) the trust fund assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the trust fund assets to the extent not applied in computing the principal balance of the loans as of the cut-off date;

     (2) the assets that from time to time have been deposited in the related security account, as described in this prospectus under "The Agreements - Payments on Loans; Collection Account";

     (3) property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

     (4) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

   If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

Classes of Securities

   Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest and principal payments on the related trust fund assets. A class of certificates may represent different specified percentages or portions of interest and principal payments on the related trust fund assets. In each case, that percentage or portion may be zero or may represent any other specified interest to and including 100%, as specified in the related prospectus supplement. Each class of notes of a series will be secured by the related trust fund assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal or interest or any combination of principal and interest. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

   Distributions of principal and interest or of principal only or interest-only, as applicable, on the related securities will be made by the party designated as paying agent in the prospectus supplement on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement. Distributions of principal and interest or of principal only or interest-only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

   Under current law, the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA, the Code or Similar Law, could result in prohibited transactions, within the meaning of ERISA, the Code or Similar Law. See "ERISA Considerations." Each prospectus supplement may identify one or more classes of securities that are restricted from purchases by Plans. The transfer of securities of a restricted class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the Depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the Servicer or the Depositor to any obligation or liability in addition to those undertaken in the agreements. If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee's acceptance of the security.

   As to each series, an election may be made to treat the related trust fund or designated portions of the trust fund as a REMIC or FASIT as defined in the Code. The related prospectus supplement will specify whether a REMIC or FASIT election is to be made. Alternatively, the agreement for a series may provide that a REMIC or FASIT election may be made at the discretion of the Depositor or the Servicer and may only be made if specified conditions are satisfied. As to any of those series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Code. If a FASIT election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "ownership interests" in the related FASIT , as defined in the Code. Other classes of securities in that series will constitute "regular interests" in the related FASIT, as defined in the Code. As to each series with respect to which a REMIC or FASIT election is to be made, the trustee, the Servicer or a holder of the related residual certificate or ownership security will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee or the Servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.

   A series of securities may include one or more classes entitled to only the following type of distributions:

     o  allocable to interest;

     o allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below); or

     o allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest.

   A series of securities may consist of one or more classes as to which distributions will be allocated as follows:

     o on the basis of collections from designated portions of the assets of the trust fund;

     o  in accordance with a schedule or formula;

     o  in relation to the occurrence of events; or

     o  otherwise, in each case as specified in the prospectus supplement.

   The timing and amounts of distributions may vary among classes, over time or otherwise, in each case as specified in the prospectus supplement.

   The taking of action with respect to various matters under the pooling and servicing agreement or indenture, including some types of amendments to the pooling and servicing agreement or indenture, will require the consent of the holders of the securities. The prospectus supplement will specify voting rights allocated to each class of securities. Votes may be allocated in different proportions among classes of securities depending on whether the securities of a class have a notional principal balance or a principal balance.

Distributions of Principal and Interest

   In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Support." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

   Distributions allocable to principal and interest on the securities will be made by the paying agent out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

   Available Funds. All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement. Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that security account for distribution on future distribution dates.

   Distributions of Interest. Interest will accrue on each class of securities entitled to interest at the pass-through rate or interest rate, as applicable, specified in the related prospectus supplement. In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement. The indices applicable to any floating rate or inverse floating rate security will be described in the applicable prospectus supplement. To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal, but will be used solely for convenience in expressing the calculation of interest and for other specified purposes. Distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Prior to such time, the beneficial ownership interest of such class of accrual securities in the trust fund, as reflected in the aggregate class security balance of such class of accrual securities, will increase on each Distribution Date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of accrual securities will thereafter accrue interest on its outstanding class security balance as so adjusted.

   Interest payable on the securities of a series on a Distribution Date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

   Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each Distribution Date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that class of securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable-rate securities, reduced by the effect of negative amortization, if applicable.

   If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Support-Subordination."

   Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement. If applicable, the paying agent will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including Principal Prepayments, on the trust fund assets, the trustee or the Servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related Distribution Date. Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next Distribution Date; however, if so specified in the related prospectus supplement, it may. The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

Reports to Securityholders

   On each Distribution Date, the Servicer, the trustee or the paying agent will mail to securityholders a statement prepared by it and generally setting forth, to the extent applicable to any series, among other things:

     o The aggregate amount of the related distribution allocable to principal, separately identifying the amount allocable to each class;

     o The amount of the related distribution allocable to interest separately identifying the amount allocable to each class;

     o The amount of servicing compensation received by the Servicer in respect of the loans during the month preceding the month of the Distribution Date;

     o The aggregate principal balance or notional principal balance of each class of securities after giving effect to distributions and allocations, if any, of losses on the loans on the related Distribution Date;

     o The aggregate principal balance of any class of accrual securities after giving effect to any increase in such principal balance that results from the accrual of interest that is not yet distributable thereon;

     o The aggregate amount of any advances made by the Servicer included in the amounts distributed to securityholders on the related Distribution Date;

     o If any class of securities has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the loans; and

     o The aggregate principal balance of loans which were delinquent as to a total of one, two or three or more installments of principal and interest or were in foreclosure.

   The Servicer will provide securityholders that are federally insured savings and loan associations with certain reports and with access to information and documentation regarding the mortgage loans included in the trust fund sufficient to permit those federally insured savings and loan associations to comply with applicable regulations of the Office of Thrift Supervision. The Servicer will file with the Securities and Exchange Commission those reports with respect to the trust fund for a series of securities as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder until the completion of the reporting period required by Rule 15d-1 under the Securities Exchange Act of 1934, as amended.

Categories of Classes of Securities

   The securities of any series may be comprised of one or more classes. Classes of securities, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.


Principal Types
----------------
Accretion Directed .......................  A class that receives principal payments from the accreted interest from specified accrual classes. An accretion-directed class also may receive principal payments from principal paid on the underlying trust fund assets for the related series.

Component Securities .....................  A class consisting of components. The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Notional Amount Securities ...............  A class having no principal balance and bearing interest on a notional amount.
                                            The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs ..........  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying trust fund assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of securities may be subdivided into different
                                            categories-e.g., primary planned principal classes, secondary planned principal classes and so forth-having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of that series.

Scheduled Principal Class ................  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying trust fund assets.
                                            These two rates are the endpoints for the "structuring range" for the scheduled principal class.




Principal Types
---------------
Sequential Pay Class .....................  Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip ....................................  A class that receives a constant proportion, or "strip," of the principal payments on the underlying trust fund assets.

Support Class or Companion Class .........  A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes and/or scheduled principal classes on that distribution date.

Targeted Principal Class or TACs .........  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying trust fund assets.


Interest Types
--------------
Fixed Rate ...............................  A class with an interest rate that is fixed throughout the life of that class.

Floating Rate ............................  A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in that index as specified in the related prospectus supplement. Interest payable to a floating-rate class on a distribution date may be subject to a cap based on the amount of funds available to pay interest on that distribution date.

Inverse Floating Rate ....................  A class with an interest rate that resets periodically based upon a designated index as specified in the related prospectus supplement and that varies inversely with changes in that index.

Variable Rate ............................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or
                                            instruments-e.g., the loan rates borne by the underlying loans.

Auction Rate .............................  A class with an interest rate that resets periodically to an auction rate that is calculated on the basis of auction procedures described in the related prospectus supplement.


Interest Types
--------------
Interest-only ............................  A class that receives some or all of the interest payments made on the underlying trust fund assets or other assets of the trust fund and little or no principal. Interest-only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest-
                                            only class that is not entitled to any distributions in respect of principal.

Principal Only ...........................  A class that does not bear interest and is entitled to receive distributions in respect of principal only.

Partial Accrual ..........................  A class that accretes a portion of the amount of accrued interest with respect to that class. The accreted interest will not be distributed but will instead be added to the principal balance of that class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on that class. This partial accrual without distribution may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual ..................................  A class that accretes the full amount of accrued interest with respect to that class. The accreted interest will not be distributed but will instead be added as principal to the principal balance of that class on each applicable distribution date. This accrual without distribution may continue until some specified event has occurred or until the accrual class is retired.


                                 THE TRUST FUND


General

   The certificates of each series will represent interests in the assets of a trust fund established by the Depositor, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. The assets of each trust fund will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following:

   (a)  single-family mortgage loans, including:

          (1) mortgage loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

          (2) closed-end and/or revolving home equity loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

          (3) home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by first, second and/or more subordinate liens on one- to four-family residential properties, or by purchase money security interests in the financed home improvements, including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and

          (4) manufactured housing installment sales contracts and installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are located;

   (c) mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

   (d) privately issued mortgage-backed securities representing interests in any of the above asset types; and

   (e) all monies due under each of the loans or securities held in the trust fund, net, if and as provided in the related prospectus supplement, of required amounts payable to the Servicer of the loans, agency securities or private mortgage-backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case as specified in the related prospectus supplement.

   The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. Some classes of securities evidencing interests in a trust fund may not form part of the offering made by this prospectus and the related prospectus supplement.

   The trust fund assets will be acquired by the Depositor, either directly or through affiliates, from sellers. The sellers may be affiliates of the Depositor as described in the prospectus supplement. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria described in the related prospectus supplement. The Depositor will cause the trust fund assets to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The Servicer named in the related prospectus supplement will service the trust fund assets, either directly or through other servicing institutions as subservicers, pursuant to a pooling and servicing agreement among the Depositor, the Servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the Servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services. See "The Agreements." With respect to loans serviced by the Servicer through a subservicer, the Servicer will remain liable for its servicing obligations under the related agreement as if the Servicer alone were servicing those loans.

   Any mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933.

   As used in this prospectus, agreement means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the sale and servicing agreement, as the context requires.

   If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the Depositor and the trustee of the related trust fund.

   With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related trust fund assets and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

   In general, the only obligations of the Depositor with respect to a series of securities will be to obtain representations and warranties from the sellers or the originators regarding the assets to the Depositor for inclusion in the related trust fund. The Depositor will also assign to the trustee for the related series the assets to be included in the related trust fund and the Depositor's rights with respect to those representations and warranties. See "The Agreements--Assignment of the Trust Fund Assets." A prospectus supplement, however, may describe additional obligations of the Depositor for the related trust fund. The obligations of the Servicer with respect to the loans included in a trust fund will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "The Agreements--Assignment of the Trust Fund Assets", and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans. Any obligation of the Servicer to make advances will be limited in the manner described in this prospectus under "Servicing-Advances."

   The applicable prospectus supplement will contain information concerning the originators of the assets in the trust fund and the underwriting standards employed by those originators.

   The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within 15 days after the initial issuance of those securities. A copy of the agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities. If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement. However, in no event will more than 5% of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.

Loans

   General. Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts. If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

   In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

     o interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of those limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

     o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity - a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

     o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfer of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

   A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. See "Yield, Maturity and Weighted Average Life Considerations." The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

   The real property which secures repayment of the loans is referred to as the mortgaged properties. Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties. The properties relating to loans will consist primarily of detached or semi detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments, and other dwelling units-single-family properties or mixed-use properties. Any mixed-use property will not exceed three stories and will be predominantly one- to four-family residential in that its primary use will be for dwelling, with the remainder of its space for retail, professional or other commercial uses. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states or the District of Columbia.

   Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement. Each mortgage loan will also be covered by a Standard Hazard Insurance Policy as described under "Servicing-Hazard Insurance."

   In addition, other credit enhancements acceptable to the rating agency (or agencies) rating the securities may be provided for coverage of the risks of defaults or losses. See "Credit Support."

   The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. Typically, the basis for a representation that a given percentage of the loans is secured by single-family properties that are owner-occupied will be either
(1) the making of a representation by the borrower at the loan's origination either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence or (2) a finding that the address of the underlying property is the borrower's mailing address.

   The prospectus supplement for a series of securities may specify that the related trust fund contains Cash-Out Refinance Loans.

   Home Equity Loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan. Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The related prospectus supplement will indicate the extent, if any, to which the trust fund will include any amounts borrowed under a revolving credit line loan after the cut-off date.

   The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months. Under limited circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest-only payment option and will be obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

   Home Improvement Contracts. The trust fund assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar-heating panels. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on single-family properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements. The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement. The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

   Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

   The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

   Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

   Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the Depositor, with respect to the loans contained in the related pool, including:

     (1) the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

     (2) the type of property securing the loan - e.g., single-family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, home improvements or manufactured homes,

     (3)  the original terms to maturity of the loans,

     (4) the largest principal balance and the smallest principal balance of any of the loans,

     (5) the earliest origination date and latest maturity date of any of the loans,

     (6) the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

     (7) the loan interest rates or range of loan interest rates borne by the loans,

     (8)  the maximum and minimum per annum loan interest rates, and

     (9)  the geographical location of the loans.

   If specific information about the loans is not known to the Depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on Form 8-K filed within 15 days of the closing date.

   No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and of interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

   Underwriting Standards. The loans will be acquired by the Depositor, either directly or through affiliates, from the sellers. The Depositor does not originate loans and has not identified specific originators or sellers of loans from whom the Depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund. The originator of the loans may be an affiliate of the Depositor. The underwriting standards for loans of a particular series will be described in the related prospectus supplement. Each seller or originator will represent and warrant that all loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

   Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.


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
   The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

   Modification of Loans. The Servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement. However, those agreements will require that the modification, waiver or amendment not affect the tax status of the trust fund or cause any tax to be imposed on the trust fund or materially impair the security for the related loan.

Agency Securities

   Ginnie Mae. Ginnie Mae is a wholly owned corporate instrumentality of HUD.
Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

   Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306(g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

   Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA Loans and/or VA Loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

   The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee, which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any of the related FHA Loans or VA Loans.

   If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request,

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
Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

   All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

   Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

   Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a Ginnie Mae certificate.

   Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrower's monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect to graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

   Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States governmental agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

   Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

   Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to

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
both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate included in the trust fund for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

     (1)  fixed-rate level installment conventional mortgage loans;

     (2) fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA;

     (3)  adjustable-rate conventional mortgage loans; or

     (4) adjustable-rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

   Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. Each of those mortgage loans will be secured by a first lien on a one- to four-family residential property.

   Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed-rate level payment FHA Loans or VA Loans are expected to be 30 years.

   Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

   Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

   Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

   Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

   Freddie Mac. Freddie Mac is a publicly held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first-lien conventional mortgage loans, FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as is practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

   Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first-lien conventional loans, FHA Loans or VA Loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the Guarantor Program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

   Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following the foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

   Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying

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
mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

   Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie
Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

   Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

   Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

   Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

   Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other governmental agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another governmental agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another governmental agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

   Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other

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
governmental agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other governmental agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of agency securities may be held in a trust fund.

Private Mortgage-Backed Securities.

   Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in an asset pool, or (b) collateralized mortgage obligations secured by an asset pool. Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as trust assets under this prospectus. Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement. That agreement will have appointed a trustee to act for the benefit of the PMBS holders. The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more subservicers under the supervision of the PMBS servicer.

   The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts. If so specified in the prospectus supplement, the PMBS issuer may be an affiliate of the Depositor. If the PMBS issuer is not an affiliate of the Depositor:

     (1) the related private mortgage-backed security will be acquired in the secondary market and not pursuant to an initial offering of the securities,

     (2) the related PMBS issuer will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences, and

     (3) the related private mortgage-backed security will have previously been registered under the Securities Act of 1933 or will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

   The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the PMBS. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

   Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

   Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed-rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable-rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans. As described in the prospectus supplement,

     (1) no mortgage loan underlying the private mortgage-backed securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

     (2) the underlying mortgage loan may have had an original term to stated maturity of not less than five years and not more than 40 years or any other term specified in the related prospectus supplement,


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
     (3) the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

     (4) the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a title insurance policy.

   Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

   Additional Information. The prospectus supplement for a series for which the related trust fund includes private mortgage-backed securities will specify:

     (1) the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

     (2) characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     (3) the maximum original term to stated maturity of the private mortgage-backed securities;

     (4) the weighted average term to stated maturity of the private mortgage-backed securities;

     (5) the pass-through or certificate rate of the private mortgage-backed securities;

     (6) the weighted average pass-through or certificate rate of the private mortgage-backed securities;

     (7) the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

     (8) characteristics of credit support, if any, like reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

     (9) the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

     (10) the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

                                 CREDIT SUPPORT
General

   Credit support may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund. Credit support may be in the form of a Limited Guarantee issued by a Guarantor, the subordination of one or more classes of the securities of such series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, the use of a pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, repurchase bond, surety bond, guaranteed investment contract, letter of credit, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit support described in the related prospectus supplement, or any combination of forms of credit support. Any credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of the resulting deficiencies.

Limited Guarantee of the Guarantor

   If specified in the prospectus supplement, some obligations of the Servicer under the related agreement may be covered by a Limited Guarantee, limited in scope and amount, issued by the Guarantor. If so specified, the Guarantor may be obligated, in the event the Servicer fails to do so, to provide a Deposit Guarantee or an . Any Limited Guarantee will be limited in amount and a portion of the coverage of any Limited Guarantee may be separately allocated to particular events. The scope, the amount and, if applicable, the allocation of any Limited Guarantee will be described in the related prospectus supplement.

Subordination

   If so specified in the prospectus supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to subordinated securities will instead be payable to holders of the senior securities under the circumstances and to the extent specified in the prospectus supplement. If specified in the prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any Distribution Date may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of such loans were to exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, were to exceed the specified maximum amount, holders of senior securities could experience losses on the securities.

   In addition to or in lieu of the above, if so specified in the prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any Distribution Date may instead be deposited into a Reserve Account. If so specified in the prospectus supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of senior securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the prospectus supplement. If so specified in the prospectus supplement, amounts on deposit in the Reserve Account may be released to the Servicer or the holders of any class of securities at the times and under the circumstances specified in the prospectus supplement.

   If specified in the prospectus supplement, one or more classes of securities may bear the risk of certain losses on defaulted loans not covered by other forms of credit support prior to other classes of securities. Such subordination might be effected by reducing the principal balance of the subordinated securities on account of such losses, thereby decreasing the proportionate share of distributions allocable to such securities, or by another means specified in the prospectus supplement.

   If specified in the prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-support mechanism or otherwise.

   As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among such classes:

     (1)  in the order of their scheduled final distribution dates,

     (2)  in accordance with a schedule or formula,

     (3)  in relation to the occurrence of events, or

     (4)  otherwise, in each case as specified in the prospectus supplement.


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
   As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the prospectus supplement.

Letter of Credit

   The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the entity providing the letter of credit will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the entity providing the letter of credit under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Insurance Policies; Surety Bond

   If specified in the related prospectus supplement, one or more insurance policies and/or surety bonds will be obtained and maintained for one or more classes or series of securities. The insurer or surety will be named in the related prospectus supplement. In general, security guaranty insurance policies unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest to which the holders of the related securities are entitled under the related pooling and servicing agreement or indenture, as well as any other amounts specified in the related prospectus supplement, will be received by an agent of the trustee for distribution by the trustee to such holders.

   The specific terms of any security guaranty insurance policy will be set forth in the related prospectus supplement. Insurance policies may have limitations including, but not limited to, limitations on the obligation of the insurer to guarantee any Servicer's obligation to repurchase or substitute for any specified date. The insurer may be subrogated to the rights of the holders of the related securities to receive distributions to which they are entitled, as well as other amounts specified in the related prospectus supplement, to the extent of any payments made by such insurer under the related insurance policy.

Overcollateralization

   If specified in the related prospectus supplement, the aggregate principal balance of the loans included in a trust fund may exceed the original principal balance of the related securities. In addition, if so specified in the related prospectus supplement, classes of securities may be entitled to receive distributions, creating a limited acceleration of the payment of the principal of such securities relative to the amortization of the related loans by applying excess interest collected on the loans to distributions of principal on such classes of securities. Such acceleration feature may continue for the life of the applicable classes of securities or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to provisions specified in the related prospectus supplement, the acceleration feature will cease unless necessary to maintain the required overcollateralization level.

Spread Account

   If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the trust fund assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.

Cross-Support

   If specified in the prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In such case, credit support may be provided by a cross-support feature which may require that distributions be made with respect to securities evidencing beneficial ownership of one or more asset groups prior to distributions to subordinated securities evidencing a beneficial ownership interest in other asset groups within the same trust fund. The prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

   If specified in the prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of the coverage to the identified trust funds.

Pool Insurance

   In order to decrease the likelihood that securityholders will experience losses in respect of the mortgage loans, if specified in the prospectus supplement, the Depositor will obtain one or more pool insurance policies. Any pool insurance policies may be in lieu of or in addition to any obligations of the Depositor or the Servicer in respect of the mortgage loans. The pool insurance policy will, subject to the limitations described below and in the prospectus supplement, cover loss by reason of default in payments on the loans up to the amounts specified in the prospectus supplement and for the periods specified in the prospectus supplement. The Servicer will agree to use its best reasonable efforts to maintain in effect any pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the trustee and the certificateholders. A pool insurance policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of conditions precedent described below. The pool insurance policy, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason for the failure to pay or denial of a claim. The related prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below.

   Any pool insurance policy may provide that no claims may be validly presented thereunder unless:

     o any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled;

     o hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

     o if there has been physical loss or damage to the mortgaged property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-Off Date;

     o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens, except permitted encumbrances; and

     o  the Servicer has advanced foreclosure costs.

   Upon satisfaction of the above conditions, the pool insurer will have the option either:

     o to purchase the mortgaged property at a price equal to the principal balance of the mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of purchase and certain expenses incurred by the Servicer on behalf of the trustee and the securityholders, or

     o to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.


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
   If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the Servicer will not be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the Servicer for its expenses, and (2) that the Servicer's expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the pool insurance policy or any primary mortgage insurance policy.

   In general, no pool insurance policy will insure (and many primary mortgage insurance policies may not insure) against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a loan, including misrepresentation by the obligor or persons involved in the origination thereof, or (2) failure to construct a property in accordance with plans and specifications. If so specified in the related prospectus supplement, a failure of coverage attributable to one of those events might result in a breach of a representation of the Depositor, or another party, and in such event might give rise to an obligation on the part of the Depositor, or another party, to purchase or replace the defaulted mortgage loan if the breach materially and adversely affects the interests of certificateholders and cannot be cured.

   As specified in the prospectus supplement, the original amount of coverage under any pool insurance policy will be reduced over the life of the related series of securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Servicer as well as accrued interest on delinquent loans to the date of payment of the claim. See "Material Legal Aspects of the Mortgage Loans-Foreclosure." Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by one or more classes of securityholders unless assumed by some other entity, if and to the extent specified in the prospectus supplement.

   Since any pool insurance policy may require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the mortgage pool insurance policy may not provide coverage against hazard losses. The hazard policies concerning the loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of the losses. Even if special hazard insurance is applicable as specified in the prospectus supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of the coverage will be limited. See "Special Hazard Insurance" below. As a result, some hazard risks will not be insured against and will therefore be borne by securityholders, unless otherwise assumed by some other entity, as specified in the prospectus supplement.

Special Hazard Insurance

   In order to decrease the likelihood that securityholders will experience losses in respect of the loans, if specified in the prospectus supplement, the Depositor will obtain one or more special hazard insurance policies with respect to the loans. Subject to limitations described below and in the prospectus supplement, a special hazard insurance policy will protect holders of securities from (1) loss by reason of damage to related properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the related properties are located or under flood insurance policies, if any, covering the related properties, and (2) loss from partial damage caused by reason of the application of the co-insurance clause contained in hazard insurance policies. See "Servicing-Hazard Insurance" below. Any special hazard insurance policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each special hazard insurance policy may be limited to a specified percentage of the aggregate principal balance as of the Cut-Off Date of the loans. Any special hazard insurance policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the related property has been kept in force and other protection and preservation expenses have been paid by the Servicer.

   Subject to the limitations discussed above, any special hazard insurance policy may provide that, where there has been damage to property securing a foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the obligor or the Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to the property. If the insurer pays the unpaid principal balance plus accrued interest and certain expenses, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under clause (1) above will satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described under clause (2) above will render unnecessary presentation of a claim in respect of the mortgage loan under the related pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or replacement or the unpaid principal balance of the mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

Bankruptcy Bond

   In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then outstanding principal balance of such loan secured by such property and could reduce the secured debt to such value. In such case, the holder of such loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such loan and such reduced secured debt. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. If so provided in the related prospectus supplement, the Servicer will obtain a bankruptcy bond or similar insurance contract or insurance contract for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a mortgage loan or a reduction by a bankruptcy court of the secured principal amount of a mortgage loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

   The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement. The specified amount will be reduced by payments made under the bankruptcy bond in respect of the related mortgage loans, to the extent specified in the related prospectus supplement, and will not be restored.

   In lieu of a bankruptcy bond, the Servicer may obtain a Limited Guarantee to cover bankruptcy-related losses.

Repurchase Bond

   If so specified in the related prospectus supplement, the Servicer will be obligated to purchase any loan up to an aggregate dollar amount specified in the related prospectus supplement for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the mortgage loan. The obligation to purchase may be secured by a surety bond or other instrument or mechanism guaranteeing payment of the amount to be paid by the Servicer.

Guaranteed Investment Contracts

   If so specified in the prospectus supplement, on or prior to the Delivery Date, the trustee will enter into a guaranteed investment contract under which all amounts deposited in the Collection Account, and if so specified the Reserve Accounts, will be invested by the trustee and under which the issuer of the guaranteed investment contract will pay to the trustee interest at an agreed rate per annum with respect to the amounts so invested.

Reserve Accounts

   If specified in the prospectus supplement, the Servicer or other party specified in the prospectus supplement will deposit cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit, other instruments or obligations or a combination thereof in the aggregate amount specified in the prospectus supplement on the Delivery Date in one or more Reserve Accounts established by the trustee. The cash and the principal and interest payments on the other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the prospectus supplement, to provide additional protection against losses in respect of, the assets in the related trust fund, to pay the expenses of the trust fund or for the other purposes specified in the prospectus supplement. Whether or not the Servicer has any obligation to make a deposit, certain amounts to which the subordinated securityholders, if any, will otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the prospectus supplement. The Servicer will invest any cash in the Reserve Account and the proceeds of any other instrument upon maturity in Eligible Investments, which will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other Eligible Investments described in the pooling and servicing agreement or the indenture. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Any instrument deposited therein will name the trustee, in its capacity as trustee for the holders of the related securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities. Additional information with respect to the instruments deposited in the Reserve Accounts will be set forth in the prospectus supplement.

   Any amounts so deposited and payments on instruments so deposited are available for withdrawal from the Reserve Account for distribution to the holders of securities for the purposes, in the manner and at the times specified in the prospectus supplement.

Other Insurance and Guarantees

   If specified in the prospectus supplement, the related trust fund may also include insurance, guarantees or letters of credit for the purpose of:

     (1) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund,

     (2)  paying administrative expenses, or

     (3) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets included in the trust fund.

   The arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement. The arrangements may be in lieu of any obligation of the Servicer to advance delinquent installments in respect of the mortgage loans.

Derivative Products

   If specified in the related prospectus supplement, a trust fund may also include a derivative arrangement with respect to the securities of any series or any class or classes of a series of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement, in each case as described in the related prospectus supplement.

                   YIELD, MATURITY AND WEIGHTED AVERAGE LIFE
                                 CONSIDERATIONS


   The yields to maturity and weighted average lives of the securities will be affected primarily by the rate and timing of principal payments received on or in respect of the loans included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. Such principal payments will include scheduled payments as well as Principal Prepayments (including refinancings) and prepayments resulting from foreclosure, condemnation and other dispositions of the mortgaged properties (including amounts paid by insurers under applicable insurance policies), from purchase by the Depositor of any mortgage loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute mortgage loan), purchase by the Servicer of mortgage loans modified by it in lieu of refinancing thereof and from the repurchase by the Depositor of all of the mortgage loans in certain circumstances. See "The Agreements-Termination; Purchase of Trust Fund Assets." The related prospectus supplement will also specify the circumstances, if any, under which the loans will be subject to prepayment penalties. The yield to maturity and weighted average lives of the securities may also be affected by the amount and timing of delinquencies and losses on the loans.

   A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, delinquencies and losses. For a trust fund comprised of mortgage loans, these factors may include:

     o  the age of the mortgage loans;

     o  the geographic distribution of the mortgaged properties;

     o  the payment terms of the mortgages;

     o  the characteristics of the mortgagors;

     o  homeowner mobility;

     o economic conditions generally and in the geographic area in which the mortgaged properties are located;

     o  enforceability of due-on-sale clauses;

     o  servicing decisions;

     o prevailing mortgage market interest rates in relation to the interest rates on the mortgage loans;

     o the availability of mortgage funds, the use of second or "home equity" mortgage loans by mortgagors;

     o the availability of refinancing opportunities, including refinancing opportunities offered by Chase Manhattan Mortgage Corporation to existing borrowers or to its affiliates;

     o  the use of the properties as second or vacation homes; and

     o the extent of the mortgagors' net equity in the mortgaged properties and, where investment properties are securing the mortgage loans, tax-related considerations and the availability of other investments.

   The rate of principal payment may also be subject to seasonal variations.

   The rate of Principal Prepayments on pools of conventional housing loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the mortgage loans, the mortgage loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on the mortgage loans. Conversely, if interest rates were to rise above the interest rates on the mortgage loans, the mortgage loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below interest rates on the mortgage loans. The timing of changes in the rate of prepayments may significantly affect a securityholder's actual yield to maturity, even if the average rate of principal payments is consistent with a securityholder's expectation. In general, the earlier a prepayment of principal the greater the effect on a securityholder's yield to maturity. As a result, the effect on a securityholder's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during

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
the period immediately following the issuance of the related series of securities will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

   To the extent described in the applicable prospectus supplement, the effective yields to securityholders will be lower than the yields produced by the interest rates on the securities because, while interest will accrue on each mortgage loan from the first day of each month, the distribution of interest to securityholders will be made in the month following the month of accrual.

   The rate of prepayment on home equity loans and home improvement contracts also cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related loan. See "Material Legal Aspects of the Loans--Enforceability of Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.

   Collections on revolving credit line loans may vary because, among other things, borrowers may (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

   If specified in the related prospectus supplement, conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or transfers by the borrower of the related property. On the other hand, if specified in the related prospectus supplement, conventional loans will not contain due-on-sale provisions. FHA Loans and VA Loans are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. As described in the related prospectus supplement, the Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements" and "Material Legal Aspects of the Loans" for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.

   When a mortgage loan prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. When a partial prepayment of principal is made on a mortgage loan,

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
the borrower generally will not be required to pay interest on the amount of the partial prepayment during the month in which the prepayment is made. In addition, a full or partial prepayment will not be required to be passed through to certificateholders until the month following receipt.

   If and to the extent specified in the applicable prospectus supplement, under the agreement, if a full or partial voluntary prepayment of a mortgage loan is made and does not include the full amount of interest on the mortgage loan which would have been due but for the prepayment to and including the end of the month in which the prepayment takes place, the Servicer will be obligated to pay a Compensating Interest Payment, provided that the aggregate of the Compensating Interest Payments by the Servicer with respect to any Distribution Date will not exceed the aggregate Servicing Fee to which the Servicer is entitled in connection with the Distribution Date. The Servicer will not be entitled to reimbursement for the Compensating Interest Payments. Consequently, to the extent the Servicer is so obligated, neither partial nor full prepayments will reduce the amount of interest passed through to securityholders the following month from the amount which would have been passed through in the absence of the prepayments. If the Servicer is not obligated to make Compensating Interest Payments, or if the payments are insufficient to cover the interest shortfall, partial or full prepayments will reduce the amount of interest passed through to securityholders, as described in the applicable prospectus supplement.

   Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed. Foreclosure actions may require several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

   Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

   Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or may entitle the borrower to a refund of amounts previously paid and, in addition, could reduce interest due on the loans and subject the Servicer to damages and administrative sanctions.

   If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

   Under some circumstances, the Servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, and, in so doing, cause earlier retirement of the related series of securities. See "The Agreements--Termination; Purchase of Trust Fund Assets."

   Factors other than those identified herein and in the prospectus supplement could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the loans at any time or over the lives of the securities.

   The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the related securities.

                     CHASE MANHATTAN ACCEPTANCE CORPORATION


   Chase Manhattan Acceptance Corporation was incorporated in the State of Delaware on March 1, 1988 and is a direct wholly owned subsidiary of JPMorgan Chase Bank. The principal office of Chase Manhattan Acceptance Corporation is located at 343 Thornall Street, Edison, New Jersey 08837 and its telephone number is (732) 205-0600.

   It is not expected that Chase Manhattan Acceptance Corporation will have any business operations other than acquiring and pooling mortgage loans and other receivables and instruments, offering securities of the type described herein or other mortgage-related or asset-backed securities, and related activities.

                              CHASE FUNDING, INC.

   Chase Funding, Inc. was incorporated in the State of New York on November 17, 1987 and is a direct wholly owned subsidiary of J.P. Morgan Chase & Co. The principal office of Chase Funding, Inc. is located at 343 Thornall Street, Edison, New Jersey 08837 and its telephone number is (732) 205-0600.

   It is not expected that Chase Funding, Inc. will have any business operations other than acquiring and pooling mortgage loans and other receivables and instruments, offering securities of the type described herein or other mortgage-related or asset-backed securities, and related activities.

                                   SERVICING


   With respect to each series of securities, Chase Manhattan Mortgage Corporation or another entity identified in the prospectus supplement will service the related mortgage loans acting alone or, as master servicer, through one or more direct servicers. If Chase Manhattan Mortgage Corporation acts as master servicer with respect to a series, the related agreement will provide that Chase Manhattan Mortgage Corporation shall not be released from its obligations to the trustee and securityholders with respect to the servicing and administration of the loans, that any servicing agreement entered into between Chase Manhattan Mortgage Corporation and a direct servicer will be deemed to be between Chase Manhattan Mortgage Corporation and the direct servicer alone and that the trustee and the securityholders will have no claims, obligations, duties or liabilities with respect to any servicing agreement.

Collection and Other Servicing Procedures

   Subject to the terms of the agreement, the Servicer generally will be obligated to service and administer the loans in accordance with the specific procedures set forth in the Fannie Mae Seller's Guide and Fannie Mae Servicing Guide, as amended or supplemented from time to time, and, to the extent the procedures are unavailable or inapplicable to the assets of the particular trust fund, in accordance with the servicing practices of prudent lending institutions.

   The Servicer will be responsible for using its best reasonable efforts to collect all payments called for under the trust fund assets and shall, consistent with each agreement, follow the collection procedures as it deems necessary and advisable with respect to the loans. Consistent with the above, the Servicer, may, in its discretion, if a default on the related loan has occurred or is reasonably foreseeable, arrange with the obligor a schedule for the liquidation of a delinquency. In the event of any such arrangement, the Servicer will be responsible for distributing funds with respect to such loan during the scheduled period in accordance with the original amortization schedule thereof and without regard to the temporary modification thereof. Unless otherwise set forth in the prospectus supplement, the Servicer will waive any prepayment charge in connection with the prepayment of a mortgage loan in response to a request for such a waiver under the following circumstances: (i) a circumstance where a default by the mortgagor has occurred or is imminent and the Servicer is likely to collect more funds with respect to a mortgage loan by waiving a prepayment charge than by not waiving a prepayment charge; (ii) any potentially valid assertion by or on behalf of a mortgagor that a mortgage loan was not originated in compliance with applicable local, state and federal laws or with the originator's policies and procedures; (iii) mortgagor hardship due to any event outside the control of a mortgagor which has caused the mortgagor financial hardship or otherwise makes it necessary or advisable that the mortgagor sell the related mortgaged property, including death of the mortgagor or a family member living in the mortgaged property, medical condition, job status, acts of God, terrorism, or deterioration of the mortgagor's physical or mental health; or (iv) to avoid or resolve active, pending or threatened litigation involving the related mortgage loan.

   The Servicer will be obligated to use its best reasonable efforts to realize upon a defaulted loan in a manner which will maximize the payments to securityholders. In this regard, the Servicer may, directly or through a local assignee, sell the property at a foreclosure or trustee's sale, negotiate with the obligor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the obligor or other person, foreclose against the property and proceed for the deficiency against the appropriate person.
See "Material Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments. The amount of the ultimate net recovery, including the proceeds of any pool insurance or other guarantee, after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any defaulted loan will be distributed to the related securityholders on the next Distribution Date following the month of receipt. If specified in the prospectus supplement, if the net recovery exceeds the principal balance of the loan plus one month's interest thereon at the Remittance Rate, the excess will be paid to the Servicer as additional servicing compensation. The Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (1) that the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related loan to securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds in respect of the related loan.

   If an encumbered property has been or is about to be conveyed by the mortgagor or obligor, the Servicer will be obligated to accelerate the maturity of the loan, unless it reasonably believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or the enforcement would adversely affect or jeopardize coverage under any related primary mortgage insurance policy or pool insurance policy. If it reasonably believes it may be restricted by law, for any reason, from enforcing a "due-on-sale" clause, the Servicer, with the consent of the insurer under any insurance policy implicated thereby, may enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, under which the person becomes liable under the note. Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Material Legal Aspects of the Mortgage Loans-Enforceability of Due-on-Sale Clauses". In connection with an assumption, the interest rate borne by the related mortgage note may not be decreased.

   The Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the mortgagors. Withdrawals from the account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the loans, to refund to obligors any amounts determined to be overages and to pay interest to obligors on balances in the account or accounts to the extent required by law.

Private Mortgage Insurance

   If so specified in the related prospectus supplement, each agreement will obligate the Servicer to exercise its best reasonable efforts to maintain and keep in full force and effect a private mortgage insurance policy on all mortgage loans that have a Loan-to-Value Ratio in excess of 80%.

   A private mortgage insurance policy may provide that, as an alternative to paying a claim thereunder, the mortgage insurer will have the right to purchase the mortgage loan following the receipt of a notice of default at a purchase price equal to the sum of the principal balance of the mortgage loan, accrued interest thereon and the amount of certain advances made by the Servicer with respect to the mortgage loan. The mortgage insurer may have the purchase right after the borrower has failed to make three scheduled monthly payments (or one payment if it is the first payment due on the mortgage loan) or after any foreclosure or other proceeding affecting the mortgage loan or the mortgaged property has been commenced. The proceeds of any such purchase will be distributed to certificateholders on the applicable Distribution Date. A mortgage insurer may be more likely to exercise the purchase option when prevailing interest rates are low relative to the interest rate borne by the defaulted mortgage loan in order to reduce the aggregate amount of accrued interest that the insurer would be obligated to pay upon payment of a claim.

   FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Material Legal Aspects of the Loans--The Title I Program," some loans will be insured under various FHA programs, including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

   Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan. The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

Hazard Insurance

   Except as otherwise specified in the related prospectus supplement, the Servicer will cause to be maintained for each property securing the loans a standard hazard insurance policy. The coverage of a standard hazard insurance policy is required to be in an amount at least equal to the maximum insurable value of the improvements which are a part of the property from time to time or the principal balance owing on the mortgage loan from time to time, whichever is less. All amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of property subject to the related loan or property acquired by foreclosure or amounts released to the related mortgagor or obligor in accordance with the Servicer's normal servicing procedures) will be deposited in the Collection Account.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. The policies relating to the loans typically do not cover any physical damage resulting from the following:

     o  war,

     o  revolution,

     o  governmental actions,

     o  floods and other water-related causes,

     o  earth movement, including earthquakes, landslides and mud flow,

     o  nuclear reactions,

     o  pollution,

     o  wet or dry rot,

     o  vermin, rodents, insects or domestic animals,

     o  theft, and

     o  vandalism.

   The previous list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a loan is located in a federally designated flood area, the agreement will require that flood insurance be maintained in an amount representing coverage not less than the least of:

     o  the principal balance owing on the loan from time to time;

     o the maximum insurable value of the improvements which are a part of the property from time to time; or

     o the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

   The Depositor may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Support-Special Hazard Insurance."

   The properties securing the mortgage loans typically will be covered by homeowners' insurance policies, which, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. These homeowners' policies typically contain a "coinsurance" clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the lesser of (1) the actual cash value of the improvements damaged or destroyed, or (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Actual cash value is generally defined as replacement cost at the time and place of loss, less physical depreciation.

   Since the amount of hazard insurance the Servicer is required to cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, if the residential properties securing the mortgage loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

   The Servicer will cause to be maintained on any mortgaged property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (1) the maximum insurable value from time to time of the improvements that are a part of the property or (2) the unpaid principal balance of the related mortgage loan at the time of the foreclosure or deed in lieu of foreclosure, plus accrued interest and the Servicer's good-faith estimate of the related liquidation expenses to be incurred in connection therewith.

   The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each mortgage loan, one or more blanket insurance policies covering hazard losses on the mortgage loans. The Servicer will pay the premium for the blanket insurance policy on the basis described therein and will pay any deductible amount with respect to claims under the blanket insurance policy relating to the mortgage loans.

   In general, the Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.

Advances

   To the extent specified in the prospectus supplement, in the event that any borrower fails to make any payment of principal or interest required under the terms of a loan, the Servicer will be obligated to advance the entire amount of such payment adjusted in the case of any delinquent interest payment to the applicable net rate on the assets of the trust fund. This obligation to advance will be limited to amounts which the Servicer reasonably believes will be recoverable by it out of liquidation proceeds or otherwise in respect of such loan. The Servicer will be entitled to reimbursement for any such advance from related late payments on the loan as to which such advance was made. Furthermore, the Servicer will be entitled to reimbursement for any such advance (1) from Liquidation Proceeds or Insurance Proceeds received if such mortgage loan is foreclosed prior to any payment to certificateholders in respect of the repossession or foreclosure and (2) from receipts or recoveries on all other mortgage loans or from any other assets of the trust fund, for all or any portion of a Nonrecoverable Advance. Any Nonrecoverable Advance will be reimbursable out of the assets of the trust fund. The amount of any scheduled payment required to be advanced by the Servicer will not be affected by any agreement between the Servicer and a borrower providing for the postponement or modification of the due date or amount of such scheduled payment. If specified in the prospectus supplement, the trustee for the related series will make advances of delinquent payments of principal and interest in the event of a failure by the Servicer to perform such obligation.

   Any such obligation to make advances may be limited to amounts due holders of certain classes of securities of the related series or may be limited to specified periods or otherwise as specified in the prospectus supplement.

Servicing and Other Compensation and Payment of Expenses

   The Servicer's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on a loan, of all or a portion of the difference between the interest rate for such loan and the related Remittance Rate. In addition to its primary compensation, the Servicer will retain all assumption fees, late payment charges and other miscellaneous charges, all to the extent collected from borrowers. In the event the Servicer is acting as master servicer under the agreement, it will receive compensation with respect to the performance of its activities as master servicer as described in the prospectus supplement.

   The Servicer generally will be responsible for paying all expenses incurred in connection with the servicing of the mortgage loans (subject to limited reimbursement as described under "The Agreements-Payments on Loans; Collection Account"), including, without limitation, payment of any premium for any , Deposit Guarantee, bankruptcy bond, repurchase bond or other guarantee or surety, payment of the fees and the disbursements of the trustee and independent accountants, payment of the compensation of any direct servicers of the mortgage loans, payment of all fees and expenses in connection with the realization upon defaulted mortgage loans and payment of expenses incurred in connection with distributions and reports to certificateholders. The Servicer may assign any of its primary servicing compensation in excess of that amount customarily retained as servicing compensation for similar assets.

Resignation, Succession and Indemnification of the Servicer

   The agreement will provide that the Servicer may not resign from its obligations and duties as servicer or master servicer thereunder, except upon determination that its performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor has assumed the Servicer's servicing obligations and duties under the agreement. The Guarantor's obligations under any Advance Guarantee or Deposit Guarantee will, upon issuance thereof, be irrevocable, subject to certain limited rights of assignment as described in the prospectus supplement if applicable.

   The agreement will provide that neither the Depositor nor the Servicer nor, if applicable, the Guarantor, nor any of their respective directors, officers, employees or agents, shall be under any liability to the trust fund or the certificateholders of the related series for taking any action, or for refraining from taking any action, in good faith under the agreement, or for errors in judgment; provided, however, that neither the Servicer nor, if applicable, the Guarantor, nor any such person, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The agreement will also provide that the Depositor, the Servicer and, if applicable, the Guarantor and their respective directors, officers, employees and agents are entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each agreement will provide that neither the Depositor nor the Servicer nor, if applicable, the Guarantor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to the Servicer's servicing responsibilities under the agreement or the Guarantor's payment obligations under any Limited Guarantee, respectively, and which in its respective opinion may involve it in any expense or liability. Each of the Depositor, the Servicer and, if applicable, the Guarantor may, however, in its respective discretion undertake any action which it may deem necessary or desirable in respect of the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders under the agreement. If the Guarantor undertakes any action, the legal expenses and costs of that action and any liability resulting from that action will be expenses, costs and liabilities of the trust fund, and the Depositor, the Servicer and, if applicable, the Guarantor, will be entitled to be reimbursed for those expenses, costs and liabilities from amounts deposited in the Collection Account.

   Any corporation into which the Servicer may be merged or consolidated or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any corporation succeeding to the business of the Servicer, which assumes the obligations of the Servicer, will be the successor of the Servicer under each agreement.

                                 THE AGREEMENTS


   Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of each agreement. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements. As used in this prospectus, agreement means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the sale and servicing agreement, as the context requires.

Assignment of the Trust Fund Assets

   Except as otherwise specified in the related prospectus supplement, at the time of issuance of each series of securities, the Depositor will cause the loans in the trust fund represented by that series of securities to be assigned to the trustee, together with all principal and interest due on or with respect to such mortgage loans, other than principal and interest due on or before the Cut-Off Date and prepayments of principal received before the Cut-Off Date. The trustee, concurrently with such assignment, will execute and deliver securities to the Depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, as to each loan, information as to the outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the loan interest rate, the current scheduled monthly payment, the number of months remaining until the stated maturity date of each note and the location of the related mortgaged property.

   In addition, the Depositor will, as to each loan, deliver to the trustee:

     o the note or contract, endorsed in blank or to the order of the trustee by the holder/payee thereof without recourse;

     o  the buydown agreement (if applicable);

     o a mortgage, deed of trust or similar instrument and assignment meeting the requirements of the agreement;

     o all mortgage assignments from the original holder of the mortgage loan, through any subsequent transferees to the transferee to the trustee;

     o as to each mortgage loan, the original Lender's Title Insurance Policy, or other evidence of title, or if a policy has not been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company;

     o as to each mortgage loan, an original certificate of Primary Mortgage Insurance Policy (or copy certified to be true by the originator) to the extent required under the applicable requirements for the asset pool; and

     o any other documents, including those relating to any senior interests in the property, described in the applicable prospectus supplement.

   Except as expressly permitted by the agreement, all documents so delivered are to be original executed documents; provided, however, that in instances where the original recorded document has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Depositor may deliver a photocopy containing a certification of the appropriate judicial or other governmental authority of the jurisdiction, and the Servicer shall cause the originals of each mortgage and mortgage assignment which is so unavailable to be delivered to the trustee as soon as available.

   With respect to any loans that are cooperative loans, the Depositor will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. If so specified in the related prospectus supplement, the Depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

   If specified in the related prospectus supplement, the Depositor will, as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the Depositor or the seller will cause a UCC-1 financing statement to be executed by the Depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Contracts."

   The trustee will hold the above-listed documents for each series of securities in trust for the benefit of all securityholders of the related series. The trustee is obligated to review the documents for each loan within 270 days after the conveyance of the mortgage loan to it. If any document is found by the trustee not to have been executed or received or to be unrelated to the loan identified in the agreement, the trustee will promptly notify the Depositor. The Depositor, or another party specified in the applicable prospectus supplement, will be required to cure the defect or to repurchase the mortgage loan or to provide a substitute loan. See "--Repurchase or Substitution" below.

   In the agreement for each series, the Depositor or another party described in the agreement will make certain representations and warranties with respect to the loans. The representations and warranties in each agreement will generally include that:

     o the information set forth in the loan schedule is true and correct in all material respects at the date or dates with respect to which the information is furnished;

     o each mortgage constitutes a valid and enforceable first or second lien on the mortgaged property, including all improvements thereon (subject only to (A) the lien of current real property taxes and assessments,
        (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically referred to in the Lender's Title Insurance Policy delivered to the originator of the mortgage loan and not adversely affecting the value of the mortgaged property and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage);

     o at the date of initial issuance of the securities, no more than the percentage of the loans specified in the applicable prospectus supplement were more than 30 days delinquent in payment;

     o at the time each loan was originated and, to the best knowledge of the party making the representation, at the date of initial issuance of the certificates, there are no delinquent taxes, assessments or other outstanding charges affecting the mortgaged property;

     o each loan was originated in compliance with and complied at the time of origination in all material respects with applicable laws, including usury, equal credit opportunity and disclosure laws;

     o if applicable, each mortgage loan is covered by a lender's title insurance policy insuring the priority of the lien of the mortgage in the original principal amount of the mortgage loan (subject to exceptions acceptable in the industry, including exceptions with respect to surveys and endorsements), and each policy is in full force and effect; and

     o immediately prior to the assignment to the trust fund, the Depositor had good title to, and was the sole owner of, each loan free and clear of any lien, claim, charge, encumbrance or security interest of any kind.


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
   Upon the discovery or notice of a breach of any of the representations or warranties which materially and adversely affects the interests of the securityholders in a loan, the Depositor or the applicable party will cure the breach or repurchase the mortgage loan or will provide a substitute mortgage loan in the manner described under "--Repurchase or Substitution" below. This obligation to repurchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representations and warranties which materially and adversely affects the interests of the securityholders in a loan.

   The agreement for a series of securities may provide that the Servicer may, at its sole option, purchase from the trust fund, at the price specified in the agreement, any loan as to which the related borrower has failed to make full payments as required under the related note for three consecutive months.

Payments on Loans; Collection Account

   It is expected that the agreement for each series of securities will provide that the Servicer will establish and maintain the Collection Account in the name of the trustee for the benefit of the securityholders. The amount at any time credited to the Collection Account will be fully insured to the maximum coverage possible or shall be invested in Permitted Investments, all as described in the applicable prospectus supplement and agreement. In addition, a Certificate Account may be established for the purpose of making distributions to certificateholders if and as described in the applicable prospectus supplement.

   The Servicer will deposit in the Collection Account, as described more fully in the applicable prospectus supplement, amounts representing the following collections and payments (other than in respect of principal of or interest on the loans due on or before the Cut-Off Date and prepayments of principal received before the Cut-Off Date):

     o all installments of principal and interest on the applicable loans and any principal and/or interest required to be advanced by the Servicer that were due on the immediately preceding Due Date, net of servicing fees due the Servicer and other amounts, if any, specified in the applicable prospectus supplement;

     o all amounts received in respect of the applicable mortgage loans representing late payments of principal and interest to the extent such amounts were not previously advanced by the Servicer with respect to such mortgage loans, net of servicing fees due the Servicer;

     o all Principal Prepayments (whether full or partial) on the applicable mortgage loans received, together with interest calculated at the mortgage rate (net of servicing fees due the Servicer) to the end of the calendar month during which such Principal Prepayment shall have been received by the Servicer, to the extent received from the mortgagor or advanced by the Servicer, as described under "Servicing-Advances" herein;

     o any amounts received by the Servicer as Insurance Proceeds (to the extent not applied to the repair or restoration of the mortgaged property) or Liquidation Proceeds; and

     o all other amounts required to be deposited in the collection account pursuant to the agreement.

Repurchase or Substitution

   The trustee will review the documents delivered to it with respect to the assets of the applicable trust fund within 270 days after execution and delivery of the related agreement. If any document required to be delivered by the Depositor is not delivered or is found to be defective in any material respect, then within 90 days after notice of the defect, the Depositor will:

     o  cure the defect,

     o remove the affected loan from the trust fund and substitute one or more other mortgage loans for the affected mortgage loan, or

     o repurchase the loan from the trustee for a price equal to 100% of its principal balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which the purchase price is to be distributed to the related securityholders.


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
   This repurchase and substitution obligation constitutes the sole remedy available to certificateholders or the trustee on behalf of securityholders against the Depositor for a material defect in a document relating to a loan.

   The Depositor will agree, within 90 days of the earlier of the discovery by the Depositor or receipt by the Depositor of notice from the trustee or the Servicer of its discovery of any breach of any representation or warranty of the Depositor set forth in the related agreement with respect to the loans that materially and adversely affects the interests of the securityholders in a loan or the value of a loan, to either:

     o  cure the breach in all material respects,

     o repurchase the Defective Loan at a price equal to 100% of its principal balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which the purchase price is to be distributed, or

     o remove the affected mortgage loan from the trust fund and substitute one or more other mortgage loans or contracts for the affected mortgage loan.

   This repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee on behalf of securityholders for any such breach.

   If so specified in the prospectus supplement for a series where the Depositor has acquired the related loans, in lieu of agreeing to repurchase or substitute loans as described above, the Depositor may obtain such an agreement from the entity which sold such loans, which agreement will be assigned to the trustee for the benefit of the holders of the securities of such series. In such event, the Depositor will have no obligation to repurchase or substitute loans if such entity defaults in its obligation to do so.

   If a loan is substituted for another loan as described above, the new loan will have the following characteristics, or other characteristics specified in the prospectus supplement:

     o a principal balance (together with any other new loan so substituted), as of the first Distribution Date following the month of substitution, after deduction of all payments due in the month of substitution, not in excess of the principal balance of the removed loan as of such Distribution Date (the amount of any difference, plus one month's interest thereon at the applicable net interest rate, to be deposited in the Collection Account on the business day prior to the applicable Distribution Date);

     o an interest rate not less than, and not more than one percentage point greater than, that of the removed loan;

     o a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the removed mortgage loan;

     o a Loan-to-Value Ratio at origination not greater than that of the removed mortgage loan; and

     o in the reasonable determination of the Depositor, be of the same type, quality and character (including location of the property) as the removed loan (as if the defect or breach giving rise to the substitution had not occurred) and be, as of the substitution date, in compliance with the representations and warranties contained in the agreement.

   If a REMIC election is to be made with respect to all or a portion of a trust fund, any such substitution will occur within two years after the initial issuance of the related certificates.

Certain Modifications and Refinancings

   The agreement will permit the Servicer to modify any mortgage loan upon the request of the related mortgagor, and will also permit the Servicer to solicit requests of mortgagors by offering mortgagors the opportunity to refinance their loans, provided in either case that the Servicer purchases the loan from the trust fund immediately following the requested modification. No modification may be made unless the modification includes a change in the interest rate on the related loan to approximately a prevailing market rate. The purchase will be for a price equal to 100% of the principal balance of such loan, plus accrued and unpaid interest thereon to the date of purchase at the applicable Remittance Rate, net of any unreimbursed advances of principal and interest thereon made by the Servicer. Such purchases may occur when prevailing interest rates are below the

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
interest rates on the loans and borrowers request (and/or the Servicer offers) modifications as an alternative to refinancings through other originators. If a REMIC or FASIT election is made with respect to all or a portion of the related trust fund, the Servicer will indemnify the REMIC or FASIT against liability for any prohibited transactions taxes and any related interest, additions or penalties imposed on the REMIC or FASIT as a result of any such modification or purchase.

   The agreement will provide that if the Servicer in its individual capacity agrees to refinance any loan as described above, the loan will be assigned to the Servicer by the trustee upon certification that the principal balance of the loan and accrued and unpaid interest thereon at the Remittance Rate has been deposited in the Collection Account.

Forward Commitments; Pre-Funding

   The trustee of a trust fund may enter into a pre-funding agreement for the transfer of additional loans and contracts to the trust and following the date on which the trust is established and the related securities are issued. The trustee of a trust also may enter into pre-funding agreements to permit the acquisition of additional loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the date of issuance of the securities. Any pre-funding agreement will require that any mortgage loans so transferred to a trust conform to the requirements specified in the pre-funding agreement. If a pre-funding agreement is to be utilized, the related trustee will be required to deposit in the pre-funding account maintained by the trustee all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of securities of the related series; the additional mortgage loans will be transferred to the related trust and in exchange for money released from the related pre-funding account. Each pre-funding agreement will set a specified period during which the transfers must occur. The pre-funding agreement or the related agreement will require that, if all moneys originally deposited to the pre-funding account are not so used by the end of a specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of securities as specified in the related prospectus supplement. The specified period for the acquisition by a trust of additional loans is not expected to exceed three months from the date the trust is established.

Evidence as to Compliance

   The agreement will provide that a firm of independent public accountants will furnish to the trustee on or before April 15 of each year, beginning with April 15 in the fiscal year which begins not less than three months after the date of the initial issue of securities, a statement as to compliance by the Servicer with certain standards relating to the servicing of the mortgage loans.

   The agreement will also provide for delivery to the trustee on or before April 15 of each fiscal year, beginning with April 15 in the fiscal year which begins not less than three months after the date of the initial issue of the securities, a statement signed by an officer of the Servicer to the effect that, to the best of the officer's knowledge, the Servicer has fulfilled its obligations under the agreement throughout the preceding year or, if there has been a default in the fulfillment of any obligation under the agreement, describing each default.

The Trustee

   The trustee under each agreement will be named in the applicable prospectus supplement. Any commercial bank or trust company serving as trustee may have normal banking relationships with the Depositor and the Servicer. In addition, the Depositor and the trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the trust fund relating to a particular series of securities. In the event an appointment is made by the Depositor and the trustee, all rights, powers, duties and obligations conferred or imposed upon the trustee by the agreement shall be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee.

   The trustee will make no representations as to the validity or sufficiency of the agreement, the securities (other than the signature and countersignature of the trustee on the securities) or of any loan or related document, and will not be accountable for the use or application by the Depositor or Servicer of any funds paid to the

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
Depositor or Servicer in respect of the certificates or the related assets, or amounts deposited into the Collection Account. If no Event of Default has occurred, the trustee will be required to perform only those duties specifically required of it under the agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they conform to the requirements of the agreement.

   The trustee may resign at any time, and the Depositor may remove the trustee if the trustee ceases to be eligible to continue as the trustee under the agreement, if the trustee becomes insolvent or in any other instances as may be set forth in the agreement. Following any resignation or removal of the trustee, the Depositor will be obligated to appoint a successor trustee who must be approved by the Guarantor if so specified in the prospectus supplement in the event that the Guarantor has issued any Limited Guarantee with respect to the securities. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

Events of Default

   Pooling and Servicing Agreement; Sale and Servicing Agreement. Events of Default under the pooling and servicing agreement and sale and servicing agreement with respect to a series of securities generally will consist of:

     o any failure by the Servicer in the performance of any obligation under the pooling and servicing agreement which causes any payment required to be made under the terms of the securities or the pooling and servicing agreement not to be timely made, which failure continues unremedied for a period of three business days after the date upon which written notice of the failure, requiring the same to be remedied, shall have been given to the Servicer by the trustee or the Depositor, or to the Servicer, the Depositor and the trustee by securityholders representing not less than 25% of the Voting Rights of any class of securities;

     o any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer in the securities or in the pooling and servicing agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of the failure, requiring the same to be remedied, shall have been given to the Servicer by the trustee, or to the Servicer and the trustee by securityholders representing not less than 25% of the Voting Rights of all classes of securities;

     o the entering against the Servicer of a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

     o the consent by the Servicer to the appointment of a conservator, receiver, liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property;

     o the admission by the Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable insolvency or reorganization statute, the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations; and

     o notice by the Servicer that it is unable to make an advance required to be made under the pooling and servicing agreement.

   The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the sale and servicing agreement.

   As long as an Event of Default under the agreement remains unremedied by the Servicer, the trustee, or holders of securities evidencing interests aggregating more than 50% of all securities, may terminate all of the

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
rights and obligations of the Servicer under the agreement, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the agreement and will be entitled to similar compensation arrangements, provided that if the trustee had no obligation under the agreement to make advances of delinquent principal and interest on the mortgage loans upon the failure of the Servicer to do so, or if the trustee had the obligation but is prohibited by law or regulation from making the advances, the trustee will not be required to assume the obligation of the Servicer. The Servicer shall be entitled to payment of certain amounts payable to it under the agreement, notwithstanding the termination of its activities as servicer. No such termination will affect in any manner the Guarantor's obligations under any Limited Guarantee, except that the obligation of the Servicer to make advances of delinquent payments of principal and interest (adjusted to the applicable Remittance Rate) will become the direct obligations of the Guarantor under the Advance Guarantee until a new servicer is appointed. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution with a net worth of at least $15,000,000 that is an FNMA- or FHLMC-approved seller/servicer in good standing and, if the Guarantor has issued any Limited Guarantee with respect to the certificates, approved by the Guarantor, to act as successor to the Company, as servicer, under such agreement. In addition, if the Guarantor has issued any Limited Guarantee with respect to the related series of certificates, the Guarantor will have the right to replace any successor servicer with an institution meeting the requirements described in the preceding sentence. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under such agreement.

   No holder of securities will have any right under the agreement to institute any proceeding with respect to the agreement, unless such holder previously has given to the trustee written notice of default and unless the holders of certificates of any class evidencing, in the aggregate, 25% or more of the interests in such class have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of such notice, request and offer of indemnity has neglected or refused to institute any such proceedings. However, the trustee is under no obligation to exercise any of the trusts or powers vested in it by the agreement or to make any investigation of matters arising under the agreement or to institute, conduct or defend any litigation under or in relation to the agreement at the request, order or direction of any of the securityholders, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with those actions.

   Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

     o a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default as specified in the related prospectus supplement;

     o failure to perform in any material respect any other covenant of the Depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

     o events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the trust fund; or

     o any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

   If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of the series to be due and payable immediately. That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

   If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds

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
for the payment of principal of and interest on the notes of that series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:

     o the holders of 100% of the voting interests of the notes of that series consent to the sale;

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the voting interests of the notes of that series.

   In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

   Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.

   In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series. The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected noteholders.

Amendment

   Each agreement may be amended by the Depositor, the Servicer and the trustee, and if the Guarantor has issued any Limited Guarantee with respect to the certificates, with the consent of the Guarantor, but without securityholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to take any action necessary to maintain the REMIC or FASIT status of any trust fund as to which a REMIC or FASIT election has been made, to avoid or minimize the risk of the imposition of any tax on the trust fund under the Code or to make any other provisions with respect to matters or questions arising under the agreement which are not materially inconsistent with the provisions of the agreement; provided that the action will not, as evidenced by an opinion of counsel satisfactory to the trustee, adversely affect in any material respect the interests of any securityholders of that series. The agreement may also be amended by the Depositor, the Servicer and the trustee with the consent of holders of securities evidencing interests aggregating not less than 66 2/3% of all interests of each class affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of securityholders of that series. However, no amendment may reduce in any manner the amount of, or delay the timing of, payments received on loans which are required

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
to be distributed in respect of any security without the consent of the holder of the security or reduce the aforesaid percentage of securities the holders of which are required to consent to the amendment, without the consent of the holders of all securities of the affected class then outstanding.

Termination; Purchase of Trust Fund Assets

   Pooling and Servicing Agreement; Trust Agreement. The obligations of the parties to the pooling and servicing agreement or trust agreement for each series will terminate upon (1) the purchase of all the trust fund assets, as described in the applicable prospectus supplement or (2) the later of (a) the distribution to securityholders of that series of final payment with respect to the last outstanding trust fund assets, or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding trust fund assets and the remittance to the securityholders of all funds due under the related agreement. In no event, however, will the trust created by a pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the descendants living on the date of the pooling and servicing agreement of a specific person named in the pooling and servicing agreement. With respect to each series, the trustee will give or cause to be given written notice of termination of the pooling and servicing agreement to each securityholder, and the final distribution under the pooling and servicing agreement will be made only upon surrender and cancellation of the related certificates at an office or agency specified in the notice of termination.

   As described in the applicable prospectus supplement, the pooling and servicing agreement for each series may permit, but not require, the Depositor, the Servicer or another party to purchase from the trust fund for the series all remaining trust fund assets and all property acquired in respect of the trust fund assets, at a price described in the prospectus supplement, subject to the condition that the aggregate outstanding principal balance of the trust fund assets for the series at the time of purchase shall be less than a percentage of the aggregate principal balance at the Cut-Off Date specified in the prospectus supplement. The exercise of the right to purchase the remaining mortgage loans will result in the early retirement of the securities of that series.

   Indenture. The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

   In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the indenture and the notes of that series. In the event of that defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.


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                      MATERIAL LEGAL ASPECTS OF THE LOANS


   The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans. Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated.

General

   The mortgages will be mortgages, deeds of trust, security deeds or deeds to secure debt. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee or the trustee of an inter vivos revocable trust (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/ homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. In the case of an inter vivos revocable trust, there are three parties because title to the property is held by the trustee under the trust instrument of which the home occupant is the primary beneficiary; at origination of a mortgage loan, the primary beneficiary and the trustee execute a mortgage note and the trustee executes a mortgage or deed of trust, with the primary beneficiary agreeing to be bound by its terms. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

   Cooperatives. A portion of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

   The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership

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interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "--Foreclosure" below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

   Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

   Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary defendant parties. Judicial foreclosure proceedings are often not protested by any of the defendant parties. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

   A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. In either event, the amounts expended are added to the balance due on the junior loan, and the rights of the junior mortgagee may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an

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
amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

   In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that the lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property.

   Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

   Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

   Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders. In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method,

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
manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below. In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a noneviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Right of Redemption

   In some states, after sale involving a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, the right to redeem is an equitable right. The equity of redemption, which is a nonstatutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

   Anti-Deficiency Statutes. Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-610 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

   Bankruptcy Laws. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies in connection with the collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan of reorganization to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale

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
of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

   Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 11 or Chapter 13. These courts have suggested that these modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. If the borrower has filed a petition under Chapter 13, federal bankruptcy law and limited case law indicate that these modifications could not be applied to the terms of a loan secured solely by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees, if specifically provided for, and costs to the extent the value of the security exceeds the debt.

   Tax Liens. The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

Consumer Protection Laws

   Substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws and their implementing regulations include the federal Truth in Lending Act (and Regulation Z), Real Estate Settlement Procedures Act (and Regulation X), Equal Credit Opportunity Act (and Regulation B), Fair Credit Billing Act, Fair Credit Reporting Act, Fair Housing Act, as well as other related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with certain requirements of the federal Truth in Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors rescinding the mortgage loans against either the originators or assignees.

   For Truth in Lending violations, one of the remedies available to the borrowers under certain affected nonpurchase money mortgage loans is rescission, which, if elected by the borrower, would serve to cancel the loan and merely require the borrower to pay the principal balance of the mortgage loan, less a credit for interest paid, closing costs and prepaid finance charges.

   The Depositor or another party will represent in the agreement that all applicable laws, including the Truth in Lending Act, were complied with in connection with origination of the mortgage loans. In the event that the representation is breached in respect of any mortgage loan in a manner that materially and adversely affects securityholders, the Depositor or such other party making the representation will be obligated to repurchase the affected mortgage loan at a price equal to the unpaid principal balance thereof plus accrued interest as provided in the agreement or to substitute a new mortgage loan in place of the affected mortgage loan.

Enforceability of Due-on-Sale Clauses

   Unless the prospectus supplement indicates otherwise, all of the mortgage loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Act preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions contained in the Garn-St Germain Act and regulations promulgated by the OTS, as successor to the Federal Home Loan Bank Board. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.


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
   Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable under regulations of the OTS which preempt state law restrictions on the enforcement of due-on-sale clauses.

   The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of three years or less and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board as succeeded by the OTS also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause. If interest rates were to rise above the interest rates on the mortgage loans, then any inability of the Servicer to enforce due-on-sale clauses may result in the trust fund including a greater number of loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a mortgage loan would have a greater incentive in such circumstances to assume the transferor's mortgage loan. Any inability of the Servicer to enforce due-on-sale clauses may affect the average life of the mortgage loans and the number of mortgage loans that may be outstanding until maturity.

Applicability of Usury Laws

   Title V provides that state usury limitations shall not apply to certain types of residential first and second mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

   Under the agreement for any series of securities, the Depositor will represent and warrant to the trustee that the mortgage loans have been originated in compliance in all material respects with applicable state laws, including usury laws.

Soldiers' and Sailors' Civil Relief Act

   Under the terms of the Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service ordered to federal duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application for the Relief Act will be allocated on a pro rata basis to the securities. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter. Thus, in the event that the mortgage loan goes into default, there may be delays and losses occasioned by the default.

   Under the applicable agreement, the Servicer will not be required to make deposits to the Collection Account for a series of securities in respect of any mortgage loan as to which the Relief Act has limited the amount of interest the related borrower is required to pay each month, and securityholders will bear the loss related to the Relief Act.


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
Late Charges, Default Interest and Limitations on Prepayment

   Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and, in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Environmental Considerations

   Under CERCLA, and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

   The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

   Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs for these contaminants may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, certain federal statutes and certain states by statute impose Environmental Liens. All subsequent liens on the property generally are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

   Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to

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foreclosure or accepting a deed in lieu of foreclosure. Neither the Depositor nor any replacement Servicer will be required by any agreement to undertake any such evaluations prior to foreclosure or accepting a deed in lieu of foreclosure. The Depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any foreclosed on related real property or accept a deed in lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

   Except as otherwise specified in the applicable prospectus supplement, at the time the loans to be included in the trust fund were originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will have been conducted.

Forfeiture for Drug, RICO and Money Laundering Violations

   Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA PATRIOT Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

   In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

The Contracts

   General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

   Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the

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fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

   Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"-i.e., without breach of the peace-or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

   Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

   Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

   In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the

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manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

   Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

   Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

   Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

   Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts

   The loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower

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may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

Junior Mortgages; Rights of Senior Mortgagees

   To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor. This action would in turn cause the junior mortgagee's lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

   The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

   Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the

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recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

   General. Some of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance Program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

   The types of loans which are eligible for FHA insurance under the Title I Program include property improvement loans. A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single-family property improvement loans.

   There are two basic methods of lending or originating loans: a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may be a seller, a contractor or a supplier of goods or services.

   Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semimonthly or monthly, except that a loan may be payable quarterly or semiannually in order to correspond with the borrower's irregular flow of income. The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

   Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses. This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

   Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.


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   Requirements for Title I Loans. The maximum principal amount for Title I
Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single-family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

   Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple. The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan, and from time to time the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD-approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds, with one six-month extension if necessary, a completion certificate signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

   FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender that has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium. Under the Title I Program, the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (1) the amount of the FHA insurance claims approved for payment relating to the insured loans and (2) the amount of insurance coverage attributable to insured loans sold by the lender, and the insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loan if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so. The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in accordance with the Title I regulations,

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will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of that loan-whichever is less. However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

   Claims Procedures Under Title I. Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

   Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

   When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.

   Under the Title I Program, the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The claimable amount is equal to 90% of the sum of:

     (a) the unpaid loan obligation, net unpaid principal and the uncollected interest earned to the date of default, with adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;

     (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, but not to exceed nine months from the date of default, calculated at the rate of 7% per annum;

     (c)  the uncollected court costs;

     (d)  attorneys' fees not to exceed $500; and

     (e) the expenses for recording the assignment of the security to the United States.


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
                            LEGAL INVESTMENT MATTERS


   The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby will constitute "mortgage-related securities" for purposes of SMMEA. The appropriate characterization of Non-SMMEA Securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Securities, may be subject to interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

   Generally, only classes of securities that (1) are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations and (2) are part of a series evidencing interests in a trust fund consisting of mortgage loans, each secured by, among other things, a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain multifamily loans, originated by certain types of originators as specified in SMMEA, will be "mortgage-related securities" for purposes of SMMEA. As "mortgage-related securities," these classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered depository institutions and insurance companies, as well as trustees and state government employee retirement systems) created or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

   Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for the enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage-related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in securities qualifying as "mortgage-related securities" only to the extent provided in the legislation.

   SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage-related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage-related security" within the meaning of SMMEA. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage-related securities" under certain limited circumstances, other than stripped mortgage-related securities and residual interests in mortgage-related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities.

   All depository institutions considering an investment in the securities should review the 1998 Policy Statement of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any securities, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

   The discussion above does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and with, regard to any certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain securities as "mortgage-related securities," no representation is made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial regulatory characteristics of the securities) may adversely affect the liquidity of the securities . Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for such investors or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              ERISA CONSIDERATIONS


   ERISA and the Code impose requirements on Plans subject to ERISA or the Code and persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of a Plan subject to ERISA be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to a Plan. Under ERISA, any person who exercises any discretionary authority or control respecting the management or disposition of the assets of a Plan, or renders investment advice for a fee, generally is considered to be a fiduciary of such Plan. Accordingly, before authorizing the investment of the assets of a Plan, a fiduciary should consider (i) whether the investment is for the exclusive benefit of plan participants and beneficiaries, (ii) whether the investment satisfies the applicable diversification requirements, (iii) whether the investment is in accordance with the governing plan documents and instruments, and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries should also consider ERISA's prohibition on improper delegation of control over, or responsibility for, the assets of a Plan. In addition to the imposition by ERISA of general fiduciary standards of conduct, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

   The DOL has issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan in certain circumstances. Under the regulations, an "equity" interest is any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." In such a case, the fiduciary making such an investment for the Plan could be deemed to have delegated the fiduciary's asset management responsibility, the underlying assets and properties could be subject to the reporting and disclosure requirements of ERISA, and transactions involving the underlying assets and properties could be subject to the fiduciary responsibility requirements of ERISA and the prohibited transaction provisions of ERISA, the Code or Similar Law. Certain exceptions to the regulations may apply in the case of a Plan's investment in the certificates, but it cannot be predicted in advance whether such exceptions will apply due to the factual nature of the conditions to be met. Accordingly, because the mortgage loans may be deemed Plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan could give rise to a prohibited transaction under Section 406 or 407 of ERISA, Section 4975 of the Code or Similar Law unless a statutory or administrative exemption applies.

   The DOL has issued final regulations under section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments 60 days before the amendments take effect.

   If the trust fund issues notes that are not treated as equity interests in the trust fund, for purposes of the DOL regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed to be Plan assets. However, the Depositor, the Servicer, the trustee, or any underwriter may be the sponsor of or an investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA, the Code or Similar Law for which no exemption is available. Accordingly, a prospective investor should consult with counsel before purchasing a note using the assets of any Plan if the Depositor, the Servicer, the trustee, or any underwriter (i) has investment or discretionary authority with respect to such Plan assets, (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as the primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan, or (iii) is an employer maintaining or contributing to the Plan.

   In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as: (i) Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager" ("QPAM"); (ii) PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; (iii) PTCE 91-38, which exempts certain transactions involving bank collective investment funds; (iv) PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or (vi) PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

   There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a depository note, shall be deemed to represent) to the trustee and the note registrar, if any, that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

   PTCE 83-1 exempts from the prohibited transaction rules of ERISA and Section 4975 of the Code certain transactions relating to the servicing and operation of residential mortgage pool investment trusts and the direct or indirect sale, exchange, transfer and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTCE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by either first or second mortgages, or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

   PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

     (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of (i) one percent of the aggregate principal balance of all covered pooled mortgage loans or (ii) one percent of the principal balance of the largest covered mortgage;

     (2) the existence of a pool trustee who is not an affiliate of the pool sponsor (other than generally in the event of a default by the pool sponsor which causes the pool trustee to assume duties of the sponsor pursuant to the terms of the Pooling and Servicing Agreement); and

     (3) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

   Although the trustee for any series of certificates will be unaffiliated with the Servicer, there can be no assurance that the first or third conditions of PTCE 83-1 referred to above will be satisfied with respect to any certificates. In addition, the nature of a trust fund's assets or the characteristics of one or more classes of the related series of certificates may not be included within the scope of PTCE 83-1 or any other class exemption under ERISA.

   In the case of any Plan with respect to which the Depositor, the Servicer, the insurer or the trustee is a fiduciary, PTCE 83-1 will apply only if, in addition to the other requirements: (i) the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in certificates; (ii) the Plan pays no more for the certificates than would be paid in an arm's-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the Depositor with regard to the sale, exchange or transfer of certificates to the Plan; (iv) the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of certificates is acquired by persons independent of the Depositor, the Servicer, the insurer and the trustee. Before purchasing certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of any other prohibited transaction exemptions, the Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan in reliance on PTCE 83-1.

   The DOL has issued to each of a number of underwriters of mortgage and asset backed securities an individual prohibited transaction exemption (the "Exemption"), each of which was amended by Prohibited Transaction Exemption ("PTE") 97-34 and PTE 2000-58, and which is applicable to certificates which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets (including single and multi-family residential mortgage loans, home equity loans or receivables, and manufactured housing loans) and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

   The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder. First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the assets held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans, manufactured housing loans or receivables and home equity loans or receivables backing certain types of certificates, as described below (referred to collectively as "loans")). Third, unless the certificates are issued in Designated Transactions and are backed by fully-secured loans, they may not be subordinated. Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of Designated Transactions, four) highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc (each, a "Rating Agency"). Fifth, the trustee generally cannot be an affiliate of any member of the "Restricted Group" which consists of (i) any underwriter, (ii) the Depositor, (iii) the master servicer, (iv) each servicer, (v) the insurer, (vi) the counterparty of any "interest swap" (as described below) held as an asset of the trust fund and (vi) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates; provided, that the trustee may be an affiliate of J.P. Morgan Chase & Co. acting as underwriter. Sixth, the sum of all payments made to, and retained by, the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, the Depositor pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person's services under the agreement and reimbursement of such person's reasonable expenses in connection therewith. Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of certificates, and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

   The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date (the "DOL Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met. First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%). Second, all loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency. Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund. Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date. Fifth, either
(i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Depositor or (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date. Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement. Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency. Finally, certain disclosure requirements must be met.

   PTE 2000-58 amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets on or after November 13, 2000 eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral.

   In the case where the certificates are backed by trust fund assets which are residential, home equity, multi-family or commercial loans which are Designated Transactions, the amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and to be subordinated. In addition, one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that (a) the rights and interests evidenced by certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same trust fund, (b) such certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the trust fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

   In the event that certificates do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

   An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either that earlier of the date on which the issuer terminates or the related class of certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

   An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating Agency.

   A "qualified plan investor" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either (i) a QPAM under PTCE 84-14, (ii) an "in-house asset manager" under PTCE 96-23 or
(iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

   In "rating dependent Swaps" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year). In the event that the Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

   "Non-ratings dependent Swaps" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

   An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;
(e) it is entered into between the trust fund and an eligible counterparty and
(f) it has an Allowable Notional Amount.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that (i) the Plan is not an Excluded Plan, (ii) each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class, (iii) after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (including any underwriter).

   Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, the assets of such plans may be invested in securities without regard to the ERISA considerations described above, subject to the provisions of Similar Law. Any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

   Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold certificates must make its own determination as to whether the general and the specific

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conditions of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

   Any Plan proposing to invest in certificates should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA, the Code or Similar Law. The sale of certificates to a Plan is in no respect a representation by any party that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                        FEDERAL INCOME TAX CONSEQUENCES


General

   The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of Morgan Lewis & Bockius LLP. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change including changes which may apply retroactively.

   The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment, within the meaning of section 1221 of the Code). Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

   The federal income tax consequences to holders of securities will vary depending on whether:

     o  the securities of a series are classified as indebtedness;

     o an election is made to treat the trust fund relating to a particular series of securities as a real estate mortgage investment conduit or REMIC under the Code;

     o the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

     o the trust fund relating to a particular series of certificates is treated as a partnership; or

     o an election is made to treat the trust fund relating to a particular series of securities as a financial asset securitization investment trust or FASIT under the Code.

   For federal income tax purposes:

     o  securities issued as notes will be treated as indebtedness;

     o securities issued as certificates will be treated as one of the following:

          o  indebtedness;

          o  ownership interests in the related trust fund or in its assets;

          o  "REMIC regular interests" or "REMIC residual interests"; or

          o  "FASIT regular securities" or "FASIT ownership securities."

   The latter two treatments would occur in the event that REMIC or FASIT elections, respectively, are made with respect to the trust fund, as described under "--Tax Status as a REMIC" and "--Taxation of Trust as a FASIT". Each prospectus supplement will specify which of these treatments applies to the securities being

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issued. REMIC "regular interests" and "FASIT regular securities" will generally be treated as indebtedness issued by the REMIC or FASIT, as applicable.

   In all cases, each trust fund will be structured to generally not be subject to an entity level tax, and each trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.

   The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC or FASIT election will be made with respect to that series. Upon the issuance of each series of certificates for which a REMIC election is made, Morgan, Lewis & Bockius LLP, counsel to the Depositor, will deliver an additional opinion, dated as of the date of such issuance, that with respect to each such series of certificates, under the existing law and assuming the accuracy of such representations as may be referred to in such opinion and compliance by the Depositor, the Servicer and the trustee for such series with all of the provisions of the related pooling and servicing agreement (and such other agreements and representations as may be referred to in such opinion), each REMIC pool will be a REMIC, and the certificates of such series will be treated as either Regular Certificates or Residual Certificates.

Taxation of Debt Securities

   General. If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust fund, assuming compliance with all provisions of the related documents and applicable law, the securities will be treated as debt for United States federal income tax purposes and the trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.

   Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement:

     (1) Securities held by a domestic building and loan association will constitute "loans...secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code;

     (2) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code; and

     (3) Securities representing interests in obligations secured by manufactured housing treated as single-family residences under section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in section 860G(a)(3) of the Code.

   The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of section 593(d) of the Code to any taxable year beginning after December 31, 1995.

   Interest and Acquisition Discount. Interest and acquisition discount on securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by other issuers. Stated interest on Regular Certificates will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Certificates, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are Regular Certificates.

   Debt securities that are "compound interest securities" (i.e., debt securities that permit all or a portion of the interest to accrue for more than one year before payments of interest are scheduled to begin) will, and some of the other debt securities may, be issued with original issue discount. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address some issues relevant to prepayable securities, such as the debt securities.


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   In general, original issue discount, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include original issue discount in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, original issue discount must be included in income in advance of the receipt of the cash representing that income. The amount of original issue discount on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

   The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

   Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described below in this prospectus, provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The Servicer intends to treat interest on such debt securities as unconditionally payable and constituting qualified stated interest, not original issue discount. However, where debt securities do not provide for default remedies in the event of late payment or nonpayment of interest, the interest payments may be included in the debt security's stated redemption price at maturity and taxed as original issue discount. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those debt securities will include all distributions of interest as well as principal on those debt securities. Where the interval between the issue date and the first distribution date on a debt security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in this prospectus. In the case of a debt security with a long first period which has non-de minimis original issue discount, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have original issue discount. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

   Under the de minimis rule, original issue discount on a debt security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the debt security is held as a capital asset. However, holders may elect to accrue all de minimis original issue discount as well as market discount under a constant interest method. See "--Election to Treat All Interest as Original Issue Discount" below.

   Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

     (1) the interest is unconditionally payable at least annually at a "current value" of an index that measures the costs of newly borrowed funds;


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
     (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments;

     (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on that debt security; and

     (4)  the principal payments are not contingent.

In the case of compound interest securities, some Interest Weighted Securities, and other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

   In addition, the Internal Revenue Service has issued contingent payment regulations governing the calculation of original issue discount on instruments having contingent interest payments. These contingent payment regulations specifically do not apply for purposes of calculating original issue discount on debt instruments covered by section 1272(a)(6) of the Code, such as the debt securities. Additionally, the original issue discount regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the Servicer intends to base its computation on section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that this methodology represents the correct manner of calculating original issue discount.

   The holder of a debt security issued with original issue discount must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of that original issue discount. The amount of original issue discount includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a Regular Certificate and the principal payments on which are not subject to acceleration resulting from prepayments on the trust fund assets, the amount of original issue discount includible in income of a holder for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security on the first day of that accrual period, reduced by any payments of qualified stated interest allocable to that accrual period. The adjusted issue price of a debt security on the first day of an accrual period is the sum of the issue price of the debt security plus prior accruals of original issue discount, reduced by the total payments made with respect to that debt security on or before the first day of that accrual period, other than qualified stated interest payments.

   The amount of original issue discount to be included in income by a holder of a Pay-Through Security, like some classes of the debt securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument. The amount of original issue discount that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period, (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the prepayment assumption used in pricing the debt instrument. The effect of this method is to increase the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption used in pricing the debt instrument, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than that prepayment assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on that prepayment assumption, no representation is made to holders of Pay-Through Securities that loans will be prepaid at that rate or at any other rate.


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
   The Servicer may adjust the accrual of original issue discount on a class of Regular Certificates in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for those adjustments. If the Internal Revenue Service were to require that original issue discount be accrued without those adjustments, the rate of accrual of original issue discount for a class of Regular Certificates could increase.

   Some classes of Regular Certificates may represent more than one class of REMIC regular interests. The trustee intends, based on the OID Regulations, to calculate original issue discount on those securities as if, solely for the purposes of computing original issue discount, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.

   A subsequent holder of a debt security will also be required to include original issue discount in gross income, but a subsequent holder who purchases that debt security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a debt security's issue price, to offset the original issue discount by comparable economic accruals of portions of that excess.

   Effects of Defaults and Delinquencies. Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the trust fund assets, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income, including original issue discount, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a trust fund asset default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

   Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Certificates or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities. The Depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as original issue discount and that the amount and rate of accrual of that original issue discount should be calculated by treating the Interest Weighted Security as a compound interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Certificates, the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by that holder, as described below in this prospectus. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described in this prospectus. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

   Variable Rate Debt Securities. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (1) the yield to maturity of those debt securities and (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those debt securities, should be calculated as if the interest index remained at its value as of the issue date of those securities. Because the proper method of adjusting accruals of original issue discount on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

   Market Discount. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of "market discount" -- generally, the excess of the principal amount of the debt security over the purchaser's purchase price -- will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month


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

and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or (2) in the ratio of (a) in the case of securities, or, in the case of a Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a Pass-Through Security, as described below in this prospectus, the loans underlying that security, originally issued at a discount, original issue discount in the relevant period to total original issue discount remaining to be paid.

   Section 1277 of the Code provides that, regardless of the origination date of the debt security, or, in the case of a Pass-Through Security, the underlying loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or, in the case of a Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

   Premium. A holder who purchases a debt security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing that class. If a holder of a debt security makes an election to amortize premium on that security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

   The Internal Revenue Service has issued regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the Code like the securities. Absent further guidance from the Internal Revenue Service, the Servicer intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of these regulations.

   Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a debt security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If that election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the debt security acquires during or after the year of the election. Similarly, a holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.


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

Tax Status as a REMIC

   General. If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are complied with, and the statutory and regulatory requirements are satisfied, the arrangement by which the securities of that series are issued will be treated as a REMIC. At the time the securities are issued, Morgan, Lewis & Bockius LLP will deliver an opinion generally to that effect and to the effect that the securities designated as "regular interests" in the REMIC will be regular interests in a REMIC and will be treated as indebtedness issued by the REMIC, and that the securities designated as the sole class of "residual interests" in the REMIC will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. As a REMIC, the trust fund is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Holders of Residual Certificates," would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

   Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

   Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (1) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code, assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in section 7701(a)(19)(C) of the Code; (2) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code, assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets; and (3) Regular Certificates held by a FASIT will qualify for treatment as "permitted assets" within the meaning of section 860L(c)(1)(G) of the Code. If less than 95% of the REMIC's assets consist of assets described in (1) or (2) above, then a security will qualify for the tax treatment described in (1) or (2) in the proportion that those assets are qualifying assets.

   Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as "single-family residences" within the meaning of section 25(e)(10) of the Code may be treated as "qualified mortgages" of a REMIC.

   Under section 25(e)(10) of the Code, the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

   REMIC Expenses; Single Class REMICs. As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Certificates and the holders of the Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Certificate or Regular Certificate on that day. In the case of a holder of a Regular Certificate who is an individual or a "pass-through interest holder," including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder of a Regular Certificate, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted


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gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Certificate to a holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules. In general, the expenses of the REMIC will be allocated to holders of the related Residual Certificates. The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.

   General REMIC Taxation. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC. As described above, the regular interests are generally taxable as debt of the REMIC.

   Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Certificates, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Certificate that is an individual or a "pass-through interest holder," including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder's other miscellaneous itemized deductions for that year, do not exceed 2% of that holder's adjusted gross income. In addition, a holder's ability to claim miscellaneous itemized deductions is subject to restrictions described in the second preceding paragraph.

   For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, which generally is the day that the interests are issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

   The original issue discount provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the prepayment assumption used in pricing the securities). The REMIC will deduct original issue discount on the Regular Certificates in the same manner that the holders of the Regular Certificates include the discount in income, but without regard to the de minimis rules. See "Federal Income Tax Consequences--Taxation of Debt Securities--General" above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

   To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the prepayment assumption used in pricing the securities, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

   Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;


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     (2)  subject to a limited exception, the sale or other disposition of a cash flow investment;

     (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; and

     (4) the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of Residual Certificates will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC. To the extent not paid by those holders or otherwise, however, these taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of that REMIC.

   Taxation of Holders of Residual Certificates. The holder of a Residual Certificate will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which that holder held the Residual Certificate. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Certificates in proportion to their respective holdings on that day.

   The holder of a Residual Certificate must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Certificates, will typically increase over time as lower yielding securities are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

   In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Certificate in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Certificate may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.

   Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which that loss arises. A holder's basis in a Residual Certificate will initially equal that holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Certificates to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

   Distributions. Distributions on a Residual Certificate, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Certificate. If the amount of a payment exceeds a holder's adjusted basis in the Residual Certificate, however, the holder will recognize gain, treated as gain from the sale of the Residual Certificate, to the extent of the excess.

   Sale or Exchange. A holder of a Residual Certificate will recognize gain or loss on the sale or exchange of a Residual Certificate equal to the difference, if any, between the amount realized and that holder's adjusted basis in the Residual Certificate at the time of the sale or exchange. A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts

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


of the REMIC net loss allocated to the holder. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a Residual Certificate will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

   Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Certificate consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on that holder's federal income tax return. Further, if the holder of a Residual Certificate is an organization subject to the tax on unrelated business income imposed by section 511 of the Code, that holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Certificate, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Certificate is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to additional limitations. See "--Tax Treatment of Foreign Investors" below. The Small Business Job Protection Act of 1996 eliminated the special rule permitting section 593 institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by a section 593 institution since November 1, 1995.

   In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1995, unless a residual holder elects to have these rules apply only to tax years beginning after August 20, 1996.

   The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Certificate, over the daily accruals for a quarterly period of (1) 120% of the long term applicable federal rate on the startup day multiplied by
(2) the adjusted issue price of the Residual Certificate at the beginning of that quarterly period. The adjusted issue price of a Residual Certificate at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Certificate, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Certificate before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

   Under the REMIC Regulations, in some circumstances, transfers of Residual Certificates may be disregarded for federal income tax purposes. See "--Restrictions on Ownership and Transfer of Residual Certificates" and "--Tax Treatment of Foreign Investors" below.

   Restrictions on Ownership and Transfer of Residual Certificates. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organizations." Disqualified organizations include the United States, any state or other political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if that entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit disqualified organizations from owning a Residual Certificate. In addition, no transfer of a Residual Certificate will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.


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


   If a Residual Certificate is transferred to a disqualified organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual Certificate at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Certificate, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

   Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a "noneconomic" Residual Certificate unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. If a transfer of a noneconomic Residual Certificate is disregarded, the transferor will continue to be treated as the owner of the Residual Certificate and will continue to be subject to tax on its allocable portion of the net income of the REMIC.

   A noneconomic Residual Certificate is any Residual Certificate, including a Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the applicable prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

   A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

   The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

     o the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

     o the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

     o the transferee must represent that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

     o the transfer must satisfy either the "asset test" or the "formula test". A transfer satisfies the "asset test" if the following three conditions are satisfied:

     o for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

     o the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or cooperative) that will not hold the Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation"), the transferee agrees in writing that any subsequent transfer of the Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor


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


        and the transferor does not know, or have reason to know, that the transferee will not honor the restrictions on subsequent transfers of the Residual Certificate; and

     o a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the Residual Certificate will not be paid.

   A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee and the present value of the anticipated tax liabilities associated with holding the noneconomic Residual Certificate does not exceed the sum of: (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

   For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic Residual Certificate to pay more consideration to the transferee that would otherwise be the case.

   All transfers of Residual Certificates will be subject to certain restrictions intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that the proposed transferee provide to the trustee the representations needed to satisfy the transferee representation requirement. Prior to purchasing a Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

   Mark To Market Rules. Treasury regulations provide that a REMIC Residual Certificate cannot be marked-to-market.

   Administrative Matters. The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding.

Tax Status as a Grantor Trust

   General. If the related prospectus supplement does not specify that an election will be made to treat the assets of the trust fund as one or more REMICs and the trust fund is not structured as a partnership, then the Depositor will have structured the trust fund, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation, a publicly traded partnership or a taxable mortgage pool for United States federal income tax purposes. The securities will be treated as representing ownership interests in the related trust fund assets. In some series there will be no separation of the principal and interest payments on the loans; we refer to the securities of a series of this type as "Pass-Through Securities." In those circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of Stripped Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

   Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the Servicer and

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


similar fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct fees under section 162 or section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the Servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees payable to the trustee and the Servicer to the extent not otherwise disallowed (e.g., because they exceed reasonable compensation will be deductible in computing the holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

   Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the security. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

   The treatment of any discount will depend on whether the discount represents original issue discount or market discount. In the case of a loan with original issue discount in excess of a prescribed de minimis amount or a Stripped Security, a holder of such a security will be required to report as interest income in each taxable year its share of the amount of original issue discount that accrues during that year in the manner described above. Original issue discount with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, which is generally the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities-Market Discount" and "--Premium" above.

   In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

   Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to section 1286 of the Code, the separation of ownership of the


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


right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the original issue discount rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

   Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the Stripped Bond Rules. If the excess servicing fee is less than 100 basis points, - i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The Internal Revenue Service appears to require that reasonable servicing fees be calculated on a loan-by-loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

   The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for those securities, and it is expected that original issue discount will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through Securities, the Servicer will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The Internal Revenue Service could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

   Under certain circumstances, if the loans prepay at a rate faster than the prepayment assumption used in pricing the securities, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the prepayment assumption used in pricing the securities, in some circumstances the use of this method may decelerate a holder's recognition of income.

   In the case of a Stripped Security that is an Interest Weighted Security, the Servicer intends, absent contrary authority, to report income to holders of securities as original issue discount, in the manner described above for Interest Weighted Securities.

   Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;
(2) the non-Interest Weighted Securities are subject to the provisions of the Treasury regulations relating to contingent payments; or (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

   Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

   Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as that of the loans. The Internal Revenue Service could take the position that the loans' character is not carried over to the securities in those circumstances. Unless otherwise specified in the applicable Prospectus Supplement, Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of section 856(c)(5)(B) of the Code and "loans


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secured by an interest in real property" within the meaning of section
7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

   Subject to the discussion below with respect to a trust fund structured as a partnership, a holder's tax basis in its security is the price a holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions. In the case of a security held by a bank, thrift, or similar institution described in section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Certificate will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includible in the holder's income if the yield on a Regular Certificate had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Certificate.

Miscellaneous Tax Aspects

   Backup Withholding. Subject to the discussion below with respect to a trust fund structured as a partnership, a holder of a security, other than a holder of a REMIC Residual Certificate, may, under some circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. The current backup withholding rate is 28%. This rate is scheduled to adjust after 2010. This withholding generally applies if the holder of a security:

     (a) fails to furnish the trustee with its taxpayer identification number;

     (b)  furnishes the trustee an incorrect taxpayer identification number;

     (c) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

     (d) under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders of securities, including payments to particular exempt recipients, such as exempt organizations, and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

   The Servicer will report to the holders of securities for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

   Subject to the discussion below with respect to a trust fund structured as a partnership, under the Code, unless interest, including original issue discount, paid on a security, other than a Residual Certificate, is


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


considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, and will be exempt from federal income tax. However, this exemption will not apply where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person. For interest to qualify for this exemption, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. person. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

   Interest and original issue discount of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

   Payments to holders of Residual Certificates who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders of Residual Certificates should assume that the income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Certificate will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Certificate is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Certificates that do not have significant value. Under the REMIC Regulations, if a Residual Certificate has tax-avoidance potential, a transfer of a Residual Certificate to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a Residual Certificate to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Certificate for purposes of the withholding tax provisions of the Code. See "--Tax Status as a REMIC-Excess Inclusions" above.

Tax Characterization of the Trust Fund as a Partnership

   A trust fund structured as a partnership will not be an association taxable as a corporation, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool. This assumes that the terms of the related agreements will be complied with, and that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under a safe harbor so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

   If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.

   Treatment of the Notes as Indebtedness. In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the Depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

   Original Issue Discount on the Notes. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any original issue discount on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the original issue discount regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

   Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with original issue discount. The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of original issue discount must include the original issue discount in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

   A holder of a short-term note (i.e., a note with a fixed maturity date of not more than one year from the issue date of that note) may be subject to special rules. An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note. However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under section 1281 of the Code to accrue interest income on all non-government debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

   Sale or Other Disposition. If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular holder of a note will equal the holder's cost for the note, increased by any market discount, acquisition discount, original issue discount and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.


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


   Foreign Holders. Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a non-U.S. holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the certificate, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the certificate and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the certificates. The forms provided by the holder or its interestholders regarding status as a non-U.S. person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the non-U.S. person that owns the note should furnish such organization or institution with a Form W-8BEN or similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If the interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

   Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to withhold tax from the amount otherwise payable to the holder, and remit the withheld amount to the Internal Revenue Service as a credit against the holder's federal income tax liability. The current backup withholding rate is 28%. This rate is scheduled to adjust after 2010.

   Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the Internal Revenue Service were to successfully assert that one or more of the notes does not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, may be "unrelated business taxable income," income to non-U.S. holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

   Treatment of the Trust Fund as a Partnership. The trust fund and the Servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

   A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund. This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. Further, the following discussion assumes that all payments on the certificates are denominated in U.S. dollars, that none of the certificates are Stripped Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

   As a partnership, the trust fund will not be subject to federal income tax. Rather, each holder of a certificate will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement -- here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated the taxable income of the trust fund. Under this method of allocation, holders of certificates may be allocated income in excess of the cash distributable to them for the relevant period. Thus, holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes.

   All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, may constitute "unrelated business taxable income" generally taxable to that holder under the Code.

   An individual taxpayer's share of expenses of the trust fund, including fees to the Servicer but not interest expense, would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

   The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the Internal Revenue Service were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on holders of certificates.

   Discount and Premium. It is believed that the loans will not have been issued with original issue discount, and, therefore, the trust fund should not have original issue discount income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loans will have been acquired at a premium or market discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.

   If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.

   Section 708 Termination. Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership, and then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership, continuing the business of the partnership deemed liquidated. The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

   Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A holder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income includible in income, and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

   Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

   If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

   Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

   The use of that monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

   Section 754 Election. In the event that a holder of a certificate sells its certificates at a profit (loss) the purchasing holder of a certificate will have a higher (lower) basis in the certificates than the selling holder of a certificate had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

   Administrative Matters. The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee under a trust agreement will file a partnership information return (Internal Revenue Service Form 1065) with the Internal Revenue Service for each taxable year of the trust fund and will report each holder's allocable share of items of trust fund income and expense to holders and the Internal Revenue Service on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates.


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


Generally, a holder must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the Internal Revenue Service of all those inconsistencies.

   Under section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

   The Depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under certain circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the trust fund.

   Tax Consequences to Foreign Holders of Certificates. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 38.6% (subject to adjustment in future periods) for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may generally rely on Internal Revenue Service Form W-8BEN or a similar form, Internal Revenue Service Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

   The term U.S. person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes created in the United States or organized under the laws of the United States or any state or the District of Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and that has one or more United States persons who have authority to control all substantial decisions of the trust.

   Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the Internal Revenue Service and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the Internal Revenue Service a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or


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business. However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

   Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The current backup withholding rate is 28%. This rate is scheduled to adjust after 2010.

Taxation of Trust as a FASIT

   General. If a FASIT election is made with respect to a series of securities, the trust fund will be formed to qualify as a FASIT. The Small Business and Job Protection Act of 1996 added sections 860H through 860L to the Code, which provide for a new type of entity for federal income tax purposes known as a FASIT. On February 4, 2000, the Treasury issued proposed regulations for FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Investors should also note that the FASIT discussion contained in this prospectus constitutes only a summary of the U.S. federal income tax consequences to the holders of FASIT securities. With respect to each series of FASIT securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

   FASIT securities will be classified as either FASIT "regular securities," which generally will be treated as debt for U.S. federal income tax purposes, or FASIT "ownership securities," which generally are not treated as debt for those purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series. The prospectus supplement for each series of securities will indicate whether any FASIT election will be made for the series and which securities of that series will be designated as FASIT regular securities, and which, if any, will be designated as FASIT ownership securities.

   Qualification as a FASIT. The trust fund will qualify under the Code as a FASIT in which FASIT regular securities and FASIT ownership securities will constitute the "regular interests" and the "ownership interest," respectively, if:

     (a)  a FASIT election is in effect,

     (b) certain tests concerning (i) the composition of the FASIT's assets and (ii) the nature of the securityholders' interests in the FASIT are met on a continuing basis, and

     (c)  the trust fund is not a regulated investment company as defined in section 851(a) of the Code.

   Asset Composition. In order for the trust fund (or one or more designated pools of assets held by the trust fund) to be eligible for FASIT status, substantially all of the assets of the trust fund (or the designated pool) must consist of "permitted assets" as of, and at all times after, the close of the third month beginning after the closing date. Permitted assets include:

     (a)  cash or cash equivalents,

     (b) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC as defined in section 860D of the Code -- (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate),

     (c)  foreclosure property,

     (d) hedging instruments -- generally, interest and currency rate swaps and credit enhancement contracts - that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,


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     (e)  contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

     (f)  FASIT regular securities, and

     (g)  REMIC regular interests.

Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to that holder.

   Interest in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain additional requirements. All of the interests in a FASIT must belong to either of the following: (1) one or more classes of regular interests or (2) a single class of ownership interest that is held by a fully taxable domestic C corporation.

   A FASIT interest generally qualifies as a regular interest if:

     (a)  it is designated as a regular interest,

     (b)  it has a stated maturity no greater than thirty years,

     (c)  it entitles its holder to a specified principal amount,

     (d) the issue price of the interest does not exceed 125% of its stated principal amount,

     (e) the yield to maturity of the interest is less than the applicable Treasury rate published by the Internal Revenue Service plus 5%, and

     (f) if it pays interest, that interest is payable at either (i) a fixed rate with respect to the principal amount of the regular interest or
          (ii) a permissible variable rate with respect to that principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests -- i.e., qualified floating rates and weighted average rates.

If an interest in a FASIT fails to meet one or more of the requirements set out in clause (c), (d) or (e) of this paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of FASIT regular security known as a "high-yield interest." In addition, if an interest in a FASIT fails to meet the requirement of the sixth bullet point, but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a high-yield interest. A high-yield interest may be held only by domestic corporations that are fully subject to corporate income tax, other FASITs, and dealers in securities who acquire those interests as inventory, rather than for investment. In addition, holders of high-yield interests are subject to limitations on offset of income derived from that interest. See "Federal Income Tax Consequences-Taxation of Trust as a FASIT--Treatment of High-Yield Interests."

   Anti-Abuse Rule. Under proposed Treasury regulations, the commissioner of the Internal Revenue Service may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

   Consequences of Disqualification. If the trust fund fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, proposed regulations provide that its FASIT status would be lost for that year and the trust would be unable to elect FASIT status without approval of the Internal Revenue Service. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT would be determined under general federal income tax principles. The holder of the FASIT ownership security would be treated as exchanging the assets of the former FASIT for an amount equal to their value, and gain recognized would be treated as gain from a prohibited transaction that is subject to the 100% tax, without exception. Loss, if any, would be disallowed. In addition, the holder of the FASIT ownership security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT regular security outstanding immediately before the loss of FASIT status over its fair market value. If the holder of the FASIT ownership security has a continuing economic


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


interest in the former FASIT, the characterization of this interest is determined under general federal income tax principles. Holders of FASIT regular securities are treated as exchanging their securities for interests in the new entity classification of the former FASIT, which classification is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the new entity classification of the former FASIT equals the basis in the FASIT regular security increased by any gain recognized on the exchange.

   Treatment of FASIT Regular Securities. Payments received by holders of FASIT regular securities generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. However, holders of FASIT regular securities must report income from those securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT regular securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular security generally will be treated as ordinary income to the holder and a principal payment on that security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment. Holders of FASIT regular securities issued with original issue discount or acquired with market discount or premium generally will be required to treat interest and principal payments on the securities in the same manner described for REMIC regular interests. See "--Taxation of Debt Securities" in this prospectus. High-yield securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of high-yield securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

   If the FASIT regular security is sold or exchanged, the holder generally will recognize gain or loss upon the sale in the manner described in this prospectus for securities other than REMIC regular interest securities. See "--Sale or Exchange" in this prospectus. In addition, if a FASIT regular security becomes wholly or partially worthless as a result of losses on the underlying assets, the holder of the security should be allowed to deduct the loss sustained (or alternatively be allowed to report a lesser amount of income).

   FASIT regular securities held by a real estate investment trust will qualify as "real estate assets" within the meaning of section 856(c) (4)(A) of the Code, and interest on such securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code to the same extent that REMIC securities would be so considered. FASIT regular securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in section 7701(a)(19) of the Code to the same extent that REMIC securities would be so considered. See "Federal Income Tax Considerations--Tax Status as a REMIC" in this prospectus. In addition, FASIT regular securities held by a financial institution to which section 585 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. FASIT securities will not qualify as "government securities" for either real estate investment trust or regulated investment company qualification purposes.

   Treatment of High-Yield Interests. High-yield interests are subject to special rules regarding the eligibility of holders of that interest, and the ability of the holders to offset income derived from their FASIT securities with losses. High-yield interests only may be held by fully taxable domestic corporations, other FASITs, and dealers in securities who acquire those interests as inventory. If a securities dealer, other than a fully taxable domestic corporation, initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

   The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular security that is held by a pass-through entity, other than another FASIT, that issues debt or equity securities backed by the FASIT regular security and that have the same features as high-yield interests.


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   Tax Treatment of FASIT Ownership Securities. A FASIT ownership security represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of the income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership securities are subject to the same limitations on their ability to use losses to offset income from their FASIT regular securities as are holders of high-yield interests. See "Federal Income Tax Consequences--Taxation of Trust as a FASIT--Treatment of High-Yield Interests."

   Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT ownership securities. Accordingly, losses on dispositions of a FASIT ownership security generally will be disallowed where within six months before or after the disposition, the seller of the security acquires any other FASIT ownership security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool described in section 7701 of the Code that is economically comparable to a FASIT ownership security. In addition, special rules apply if the holder of a FASIT ownership security sells or contributes to the related FASIT a security that the holder was required to mark-to-market under the Code.

   The holder of a FASIT ownership security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include:

     (a) the receipt of income derived from assets that are not permitted assets,

     (b)  some types of dispositions of permitted assets,

     (c) the receipt of any income derived from any loan originated by a FASIT, and

     (d) in some cases, the receipt of income representing a servicing fee or other compensation.

   Any series for which a FASIT election is made generally will be structured to avoid application of the prohibited transaction tax.

   Backup Withholding, Reporting and Tax Administration. Holders of FASIT securities will be subject to backup withholding to the same extent holders of REMIC securities would be subject. See "Certain Federal Income Tax Considerations--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT securities generally will be treated in the same manner as holders of REMIC securities.

   Under proposed Treasury regulations, if a non-U.S. Person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax, such as a partnership or a trust) a FASIT regular security and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. Person FASIT regular securityholder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. Person or the United States branch of a non-U.S. Person and the non-U.S. Person FASIT regular securityholder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

   Due to the complexity of the federal income tax rules applicable to holders and the considerable uncertainty that exists with respect to many aspects of those rules, potential investors should consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the securities.

                             STATE TAX CONSEQUENCES

   In addition to the federal income tax considerations described in this prospectus under "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              PLAN OF DISTRIBUTION

   The Depositor may sell securities of each series to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell and place securities directly to other purchasers or through agents. The Depositor intends that securities will be offered through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of these methods.

   The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

   If so specified in the prospectus supplement relating to a series of securities, the Depositor or any of its affiliates may purchase some or all of one or more classes of securities of a series from the underwriter or underwriters at a price specified in the prospectus supplement. The purchaser may thereafter from time to time offer and sell, under this prospectus, some or all of the securities so purchased directly, through one or more underwriters to be designated at the time of the offering of the securities or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner specified in the prospectus supplement and may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

   In connection with the sale of the securities, underwriters may receive compensation from the Depositor or from the purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities of a series to or through dealers and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities of a series may be deemed to be underwriters and any discounts or commissions received by them from the Depositor and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions, under the Act. The underwriters or agents will be identified, and the compensation received from the Depositor will be described, in the applicable prospectus supplement.

   It is anticipated that the underwriting agreement pertaining to the sale of any series or class of securities will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the securities of a series or class if any are purchased.

   Under agreements which may be entered into by the Depositor, underwriters and agents who participate in the distribution of the securities may be entitled to indemnification by the Depositor against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   If so indicated in the prospectus supplement, the Depositor will authorize underwriters or other persons acting as the Depositor's agents to solicit offers by institutions to purchase the securities from the Depositor under contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases the institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered securities shall not at the time of delivery be prohibited, under the laws of the jurisdiction to which such purchaser is subject, from purchasing such securities. The underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

   The underwriters may, from time to time, buy and sell securities, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

   This prospectus, together with the related prospectus supplement, may be used by J.P. Morgan Securities Inc., an affiliate of the Depositors, in connection with offers and sales related to market-making transactions in the securities in which J.P. Morgan Securities Inc. acts as principal. J.P. Morgan Securities Inc. may also act as agent in market-making transactions. Sales in market-making transactions will be made at prices related to prevailing prices at the time of sale.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   All documents filed by the Depositors under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to a series of securities subsequent to the date of this prospectus and the related prospectus supplement and prior to the termination of the offering of such series of securities shall be deemed to be incorporated by reference in this prospectus as supplemented by the related prospectus supplement. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the Registration Statement of which this prospectus forms a part.

   Any statement contained herein or in a prospectus supplement for a series of securities or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus and such prospectus supplement to the extent that a statement contained herein or in such prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in such prospectus supplement modifies or supersedes such statement, except to the extent that such subsequently filed document expressly states otherwise. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the related prospectus supplement or, if applicable, the Registration Statement.

   The applicable Depositors will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus and the related prospectus supplement is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Depositor c/o Chase Manhattan Mortgage Corporation, 343 Thornall Street, Edison, New Jersey 08837,
Attention: Structured Finance. Telephone requests for such copies should be directed to the Depositor at (732) 205-0600.

   The Depositors will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, with respect to the series of securities offered hereby and by the related prospectus supplement, and in accordance therewith will file reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 233 Broadway, New York, New York 10279, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material can also be obtained from the web site that the Commission maintains at http://www.sec.gov.

   The Depositors have filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement under the rules and regulations of the Commission. The Registration Statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission as described in the preceding paragraph.

   Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the series of securities covered by such prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters of the series of securities covered by such prospectus supplement and with respect to their unsold allotments or subscriptions.

   No person has been authorized to give any information or to make any representations other than those contained in this prospectus and any prospectus supplement with respect hereto and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and any prospectus supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by such prospectus and prospectus supplement nor an offer to sell or a solicitation of an offer to buy the securities to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus or any prospectus supplement with respect hereto nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to the date of such information.

                                USE OF PROCEEDS

   Substantially all of the net proceeds from the sale of each series of securities will be applied by the Depositor to the purchase price of the trust fund assets underlying the securities of such series.

                                 LEGAL MATTERS

   Certain legal matters in connection with the securities offered hereby, including certain federal income tax matters, will be passed upon for the Depositors by Morgan, Lewis & Bockius LLP, New York, New York.

                             FINANCIAL INFORMATION

   A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, except in the case where the trust fund is formed as a statutory business trust, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. In the case where the trust fund is formed as a statutory business trust, the trust's financial statements will be included in the related prospectus supplement in reliance upon the report of the independent certified public accountants named in the prospectus supplement.


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                       GLOSSARY OF PROSPECTUS DEFINITIONS

1998 Policy Statement: The Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities.

Advance Guarantee: An advance made by a Guarantor.

Bankruptcy Bond: A bankruptcy bond or similar insurance contract.

Cash-Out Refinance Loans: Mortgage loans that have been used for refinancing for the purpose of removing equity from the related mortgaged properties.

CERCLA: The federal Comprehensive Environmental Response, Compensation and Liability Act.

Certificate Rate: The rate of interest at which interest accrues on a class of certificates, which rate will be a fixed rate or a rate that is subject to change from time to time in accordance with a schedule, in reference to an index, or otherwise.

Code: The Internal Revenue Code of 1986, as amended.

Collection Account: A separate account, established and maintained under the applicable agreement, for the benefit of holders of the securities of the related series.

Compensating Interest Payment: Payment of interest on a mortgage loan at the Remittance Rate from the date of the prepayment of such mortgage loan through the end of the month in which such prepayment occurs.

Conservation Act: The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

Current Report: A report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of a series of certificates.

Cut-Off Date: The first day of the month of the creation of a trust fund.

Defective Loan: A mortgage loan in which the interests of the securities have been materially and adversely affected as a result of a breach of any representation or warranty of the Depositor set forth in the related agreement with respect to such loans.

Delivery Date: The date of issuance of a series of securities.

Denomination: The minimum original principal balance or notional principal balance that may be represented by a security.

Deposit Guarantee: The deposit made by a Guarantor in the Collection Account.

Depositor: Either Chase Manhattan Acceptance Corporation or Chase Funding, Inc., as specified in the related prospectus supplement.

Designated Transaction: A transaction in which the assets underlying the certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real estate or leasehold interests therein.

Distribution Date: The 25th day (or if the 25th day is not a business day, on the business day next following the 25th day) of each calendar month.

DOL: The United States Department of Labor.

Environmental Liens: A lien for any cleanup costs incurred on a property that is the subject of cleanup costs.

Garn-St Germain Act: The Garn-St Germain Depository Institutions Act of 1982.

Guarantor: An entity named in the prospectus supplement which issues a Limited Guarantee.

Insurance Proceeds: Proceeds from any applicable policy of insurance.

Interest-only Certificate: A certificate which is entitled to receive distributions of some or all of the interest on the mortgage loans or other assets in a REMIC pool and that has either a notional or nominal principal amount.

Interest Weighted Security: A security that is a REMIC regular interest or a Stripped Security the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities.

Limited Guarantee: A limited financial guarantee policy, limited guarantee or another similar instrument issued by a Guarantor.

Liquidation Proceeds: Proceeds of the liquidation of a mortgage loan.

Loan-to-Value Ratio: The ratio, expressed as a percentage, of the principal amount of the mortgage loan to the lesser of (1) the sales price for such property at the time the loan is closed and (2) the appraised value at origination or, in the case of refinancings, the value set forth in the appraisal, if any, obtained by the loan originator in connection with such refinancing.

NCUA: The National Credit Union Administration.

Nonrecoverable Advance: An advance, determined by the Servicer in good faith, to not be ultimately recoverable from liquidation or insurance proceeds.

Non-SMMEA Securities: Those securities not qualifying as "mortgage-related securities."

OCC: The Office of the Comptroller of the Currency.

OID Regulations: Regulations adopted by the Internal Revenue Service applying the original issue discount rules of the Code.

OTS: The Office of Thrift Supervision.

Owner: The beneficial owner of a certificate.

Parties in Interest: Persons having certain specified relationships to a Plan.

Pass-Through Security: A security of a series that is treated for federal income tax purposes as representing ownership interests in the related trust fund.

Pay-Through Security: A debt instrument that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

Plans: Employee benefit plans (including retirement plans and arrangements, collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) subject to ERISA, the Code or applicable Similar Law.

Primary Mortgage Insurance Policy: An individual primary mortgage guaranty insurance policy.

Principal Prepayments: The payments or other recoveries of principal on a loan which are received in advance of their scheduled due dates and are not accompanied by amounts of interest representing scheduled interest due after the month of such payments.

PMBS: Private Mortgage-Backed Securities.

PTE 83-1: DOL Prohibited Transaction Class Exemption 83-1.

Ratio Strip Security: A Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

Reasonable Investigation Requirement: A reasonable investigation of the financial condition of the transferee finding that the transferee historically paid its debts as they came due and no significant evidence indicating that the transferee will not continue to pay its debts as they become due.

Regular Certificates: Certificates of any class that are "regular interests" in a REMIC within the meaning of Section 860G(a)(i) of the Code.


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Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

REMIC Regulations: The regulations that have been adopted under Code Sections 860A through 860G.

Remittance Rate: The aggregate interest rate borne by the assets in a trust fund, net of certain fees and any other amounts specified in the prospectus supplement.

Reserve Account: A reserve account established by the trustee.

Residual Certificates: Certificates of any class that are "residual interests" within the meaning of Section 860G(a)(2) of the Code.

Residual Owners: Owners of Residual Certificates in a REMIC pool.

RICO: The Racketeer Influenced and Corrupt Organizations statute.

Servicer: Chase Manhattan Mortgage Corporation or such other entity or entities specified in the prospectus supplement.

Similar Law: Any applicable federal, state or local law materially similar to the provisions of Title I of ERISA or Section 4975 of the Code.

SMMEA: The Secondary Mortgage Market Enhancement Act of 1984, as amended.

Stripped Bond Rules: The provisions of Section 1286 of the Code.

Stripped Security: A security that represents the right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.

Title V: Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, as amended.

Transferee Representation Requirement: Representation to the transferor that the transferee understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as such taxes become due.

                          $1,382,380,000 (Approximate)

                                 Chase Funding

             Mortgage Loan Asset-Backed Certificates, Series 2003-6



                                  [CHASE LOGO]


                       Chase Funding Trust, Series 2003-6
                                     Issuer

                              Chase Funding, Inc.
                                   Depositor

                      Chase Manhattan Mortgage Corporation
                              Seller and Servicer

                         Chase Manhattan Bank USA, N.A.
                                     Seller

                              JPMorgan Chase Bank
                                     Seller

                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------


                                    JPMorgan

                                Lehman Brothers

                              Goldman, Sachs & Co.

You should rely on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the prospectus only as of the dates stated on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their own unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until March 3, 2004.

                                December 4, 2003